As filed with the Securities and Exchange Commission on January 27, 1999
                                                    Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    Form S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership
        (Exact name of registrant as specified in governing instruments)

                        2221 Olympic Blvd., P.O. Box 2308
                         Walnut Creek, California 94595
                    (Address of principal executive offices)
                           ---------------------------

                                WILLIAM C. OWENS
                                    President
                           Owens Financial Group, Inc.
                        2221 Olympic Blvd., P.O. Box 2308
                         Walnut Creek, California 94595
                     (Name and address of agent for service)

The Commission is requested to send copies of all communications to:

                              David Barry Whitehead
                                 Thomas A. Latta
                         WHITEHEAD, PORTER & GORDON LLP
                        220 Montgomery Street, Suite 1850
                         San Francisco, California 94104

         Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Security Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]




                                          CALCULATION OF REGISTRATION FEE

    ===================      ===============    ================      ================    =================
          Title of             Amount Being     Proposed Maximum      Proposed Maximum        Amount of
     Securities Being           Registered       Offering Price          Aggregate        Registration Fee
       Registered                                   Per Unit           Offering Price
    ===================      ===============    =================     ================    =================

     Units of Limited           120,000,000           $1.00              $120,000,000           $35,400
     Partnership Interest
    =====================    ===============    =================      ===============    =================


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                              CROSS REFERENCE SHEET
                                -----------------

             CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                        INFORMATION REQUIRED BY FORM S-11


Item Number and Caption                                      Location in Prospectus


1.  Forepart of Registration Statement and Outside Front     Outside Front Cover Page of Prospectus
    Cover Page


2.  Inside Front and Outside Back Cover Pages of Prospectus  Inside Front and Outside Back Cover Pages


3.  Summary Information, Risk Factors and Ratio of           Summary Risk Factors
    Earnings to Fixed Charges


4.  Determination of Offering Price                          *


5.  Dilution                                                 *


6.  Selling Security Holders                                 *


7.  Plan of Distribution                                     Plan of Distribution


8.  Use of Proceeds                                          Use of Proceeds


9.  Selected Financial Data                                  Selected Financial Data


10. Management's Discussion and Analysis of  Financial       Management's Discussion and Analysis of Financial
    Condition and Results of Operations                      Condition and Results of Operations


11. General Information as to Registrant                     Front Cover Page; Summary; Risk Factors; Business;
                                                             Management; Summary of Partnership Agreement, Rights of
                                                             Limited Partners and  Description of Units


12. Policy with Respect to Certain Activities                Business; Compensation of General Partner; Summary of
                                                             Partnership Agreement, Rights of Limited Partners and
                                                             Description of Units; Reports to Limited Partners


13. Investment Policies of Registrant                        Management's Discussion and Analysis
                                                             of Financial Condition and Results of Operations;
                                                             Business; How the Partnership Protects Its Rights as
                                                             a Lender;  Summary of  Partnership  Agreement,  Rights of
                                                             Limited Partners and Description of Units

14. Description of Real Estate                               Management's Discussion and Analysis of Financial
                                                             Condition and Results of Operations; Business


15. Operating Data                                           *


16. Tax Treatment of Registrant and Its Security Holders     Risk Factors; Federal Income Tax Consequences


17. Market Price of and Dividends on the Registrant's        *
    Common Equity and Related Stockholder Matters


18. Description of Registrant's Securities                   Summary of Partnership Agreement, Rights of Limited
                                                             Partners and Description of Units


19. Legal Proceedings                                        *


20. Security Ownership of Certain Beneficial Owners and      Management
    Management


21. Directors and Executive Officers                         Management


22. Executive Compensation                                   Management; Compensation of the General Partner


23. Certain Relationships and Related Transactions           Conflicts of Interest; Management; Business


24. Selection, Management and Custody of  Registrant's       Compensation of the General  Partner; Business
    Investments


25. Policies with Respect to Certain Transactions            Risk Factors; Conflicts of Interest; Business; Summary
                                                             of Partnership Agreement, Rights of Limited Partners
                                                             and Description of Units


26. Limitations of Liability                                 Fiduciary Responsibility; Summary of Partnership
                                                             Agreement, Rights of Limited Partners and Description
                                                             of Units


27. Financial Statements and Information                     Financial Statements; Selected Financial Data;
                                                             Management's Discussion and Analysis of Financial
                                                             Condition and Results of Operations


28. Interests of Named Experts and Counsel                   Legal Matters


29.  Disclosure of Commission Position on                    Fiduciary Responsibility
     Indemnification for Securities Act Liabilities

30.  Quantitative and Qualitative Disclosures About          *
     Market Risk

* Not Applicable

                                   Prospectus

                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership

                                   120,000,000
                     Units of Limited Partnership Interests

The Partnership
--------------------

         The Partnership primarily invests in mortgage loans on real estate and leasehold interests. The Partnership began in 1984 and has offered and sold its Units at $1.00 each under four previous SEC registration statements, beginning in 1988. There are 199,373,258 Units held by 2,668 limited partners, as of December 31, 1998.

The Offering
--------------------

          Offering is 120,000,000 Units for $120,000,000.
          Price is $1.00 per Unit.
          Minimum Purchase is 2,000 Units.
          Offering is on a best-efforts basis - no sales commissions.
          Proceeds to the Limited Partnership are a maximum of $120,000,000, less expenses of the offering estimated not to exceed $140,600, and there is no minimum offering amount.

The Risk Factors
--------------------

         See "Risk Factors" at page 6 for a discussion of these and other significant risk factors associated with a purchase of Units:

          Your ability to sell or transfer Units is limited and no market exists.
          You must hold your Units for one year before the Partnership may repurchase them.
          Repurchases of Units by the Partnership are subject to other limitations.
          You must place total reliance for operating the Partnership on the General Partner.
          The General Partner is subject to conflicts of interest with limited partners.
          Investments in real estate mortgages carry risks; for example,defaults can occur in payments by the borrowers.
          The Partnership primarily concentrates its investments in Northern California commercial real estate mortgages.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Units or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is January __, 1999.

                                TABLE OF CONTENTS

COVER PAGE
SUMMARY.............................................1
SUMMARY FINANCIAL INFORMATION.......................5
RISK FACTORS........................................6
INVESTOR SUITABILITY STANDARDS.....................15
NOTICE TO CALIFORNIA RESIDENTS.....................16
HOW TO SUBSCRIBE...................................16
USE OF PROCEEDS....................................16
CAPITALIZATION OF PARTNERSHIP......................17
CAPITAL CONTRIBUTION OF THE GENERAL PARTNER........18
COMPENSATION OF THE GENERAL PARTNER................18
     Compensation and Reimbursement from
     the Partnership...............................18
     Compensation from Borrowers...................19
CONFLICTS OF INTEREST..............................20
FIDUCIARY RESPONSIBILITY...........................22
MANAGEMENT.........................................23
     Management of the Partnership.................23
     Research and Acquisition......................24
     Partnership Management........................24
     Mortgage Investments..........................25
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT...................25
SELECTED FINANCIAL DATA............................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS......27
BUSINESS...........................................35
     Delinquencies.................................37
     Real Estate Owned.............................39
     Principal Investment Objectives...............39
     Types of Mortgage Loans.......................40
     First Mortgage Loans..........................40
     Second and Wraparound Mortgage Loans..........41
     Third Mortgage Loans..........................41
     Construction Loans............................41
     Leasehold Interest Loans......................41
     Variable Rate Loans...........................41
     Interest Rate Caps............................42
     Assumability..................................42
     Prepayment Penalties..........................42
     Balloon Payment...............................42
     Equity Interests and Participation
     In Real Property..............................43
     Debt Coverage Standard for Mortgage Loans.....43
     Loan Limit Amount.............................43
     Mortgage Loans to Affiliates..................43
     Purchase of Loans from Affiliates.............43
     Borrowing.....................................43
     Repayment of Mortgages on Sales of Properties.43
     No Trust or Investment Company Activities.....44
     Miscellaneous Policies and Procedures.........44
     Competition and General Economic Conditions...44
     Available Information.........................44
HOW THE PARTNERSHIP PROTECTS ITS RIGHTS
AS A LENDER........................................45
     Introduction..................................45
     General.......................................45
     Parties to a Deed of Trust....................45
     Foreclosure...................................45
     Provisions in Deeds of Trust..................46
     California Usury Law Not Applicable to
     Partnership Mortgage Loans....................47
FEDERAL INCOME TAX CONSEQUENCES....................48
SUMMARY OF PARTNERSHIP AGREEMENT, RIGHTS OF
LIMITED PARTNERS AND DESCRIPTION OF UNITS..........60
     Nature of the Partnership.....................60
     The Responsibilities of the General Partner...60
     Limitations of the General Partner............61
     Liabilities of Limited
     Partners-Nonassessability.....................61
     Term and Dissolution..........................61
     General Partner's Interest Upon Removal,
     Withdrawal or Termination.....................62
     Meetings......................................62
     Voting Rights.................................62
     Status of Units...............................62
     Distributions.................................62
     Reinvestments.................................63
     Assignment and Transfer of Units..............64
     Repurchase of Units, Withdrawal from
     Partnership...................................64
     Special Power of Attorney.....................65
REPORTS TO LIMITED PARTNERS........................65
PLAN OF DISTRIBUTION...............................66
LEGAL MATTERS......................................66
EXPERTS............................................67
FINANCIAL STATEMENTS..............................F-1
EXHIBITS
A.    Amended and Restated Limited Partnership
      Agreement...................................A-1
B.    Subscription Agreement and Power of
      Attorney....................................B-1

                                     SUMMARY

         This Summary highlights some of the information from this Prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in the Units. You should read the entire Prospectus carefully, including the section, "Risk Factors," beginning at page 6, and the Financial Statements and Notes, beginning at page F-1.

The  Partnership
                           The name of the Partnership is Owens Mortgage Investment Fund, a California Limited Partnership." It was organized in 1984, as a California limited partnership. The date specified for termination of the Partnership in the Partnership Agreement is December 31, 2034.

The General  Partner
                           The sole General Partner of the Partnership is Owens Financial Group, Inc., a California corporation, incorporated in 1981. Its executive offices and the executive offices of the Partnership are at 2221 Olympic Boulevard, P.O. Box 2308, Walnut Creek, California 94595, telephone (925) 935-3840.

Compensation to General
                           The General Partner receives substantial compensation and fees for services to and for Partner the benefit of the Partnership, in connection with its making and arranging mortgage loans and the management of the Partnership and its business. These include the following:
                             Management fees paid by the Partnership, Loan servicing fees paid by the Partnership, and Loan origination fees (points) paid by the borrowers.

                           The following table shows the fees paid by the Partnership to the General Partner during the periods indicated:

                                                          Nine Months      Year ended    Year ended    Year ended
                                                        Ended 9/30/98       12/31/97      12/31/96      12/31/95

      Management Fees *                                       $2,493,560    $3,879,454      $866,985     $1,431,616

      Management fees as a % of the average unpaid
      balance of loans (1998 - annualized) *                       1.39%         2.34%         0.56%          0.97%

      Servicing fees                                            $356,829      $420,742      $384,004       $371,000

      Servicing fees as a % of the average unpaid
      balance of loans (1998 - annualized)                          0.25%         0.25%         0.25%          0.25%

* The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the yield paid to the partners.


Conflicts of  Interest
                           The General Partner will experience conflicts of interest with the Partnership and its limited partners in connection with the management of the Partnership, including the following:

                             The  General  Partner and its  affiliates  will
                             have  to   allocate   their  time   between  the
                             Partnership   and  other   activities  they  are
                             involved in.
                             The fees of the General Partner are not set by arms'-length negotiations.

The Units                    Each Unit is a limited partnership interest in the
                             Partnership.

Units are Restricted as
to Sale and Transfer
                           Some of the factors that may prevent you from transferring your Units include:

                               No public market exists for our Units, and we do not expect one ever to develop.
                               Securities laws  restrictions;
                               The application of the investor suitability standards to the proposed transferees of your Units;
                               Restrictions  regarding  the  potential  of the
                               Partnership   to  become  a   "publicly   traded
                               partnership" under the Tax Code (generally a partnership whose interests are publicly traded or frequently transferred); and
                               Restrictions regarding potential termination of the Partnership for tax purposes.


The Offering
                           The Partnership is offering for sale an additional 120,000,000 Units of limited partnership interests at a purchase price per Unit of $1.00. The minimum initial purchase under the offering is 2,000 Units for $2,000. As of December 31, 1998, there are 199,373,258 Units outstanding held by 2,668 limited partners. The Partnership is authorized to have 500,000,000 Units outstanding at any time. Owens Securities Corporation, a California corporation and wholly-owned subsidiary of the General Partner, is acting as the best-efforts underwriter of the offering, without commissions or other compensation. There is no minimum number of Units to be sold in this offering. At any time when there are not suitable loans for the Partnership to invest Partnership funds, the General Partner may suspend the offer and sale of Units to new investors, as happened at times in 1991, 1992, 1994, 1995 and 1998.


Investor Suitability
Standards
                           You must meet certain standards as an investor in Units. These are imposed by the California Commissioner of Corporations and other state securities law administrators and by the General Partner, since there are risks associated with investment in the Units, including a lack of liquidity of the investment. In summary, the standards are:

                             You must have a net worth (exclusive of home, home furnishings and automobiles) of at least $30,000 ($50,000 in the State of Washington), and a minimum annual gross income of at least $30,000 ($50,000 in the State of Washington); or
                             Alternatively, a minimum net worth of $75,000 ($150,000 in the State of Washington).


Tax Considerations
                           The Partnership has been treated since its inception, for federal tax purposes, as a partnership and not an association taxable as a corporation. In the opinion of tax counsel to the Partnership, this tax treatment will continue. A person considering a purchase of the Units should consult his or her own tax advisor for advice on other personal tax consequences that might be associated with investment in the Units. See "Taxation Risks", beginning at page 13, and "Federal Income Tax Consequences", beginning at page 48 of this Prospectus.


Purchase of Units
                           To Purchase Units you must complete and sign the Subscription Agreement and Power of Attorney, which is Exhibit B at page B-1 of this Prospectus. Then send or deliver it to Owens Securities Corporation, 2221 Olympic Boulevard, P.O. Box 2400, Walnut Creek, CA 94595, together with your check for the purchase price of your Units. If your Subscription Agreement is accepted, you are then an owner of the Units and a limited partner of the Partnership. If you are not accepted, your purchase payment will be returned to you promptly.


Use of Offering  Proceeds
                           If the maximum amount of this offering is sold, the Partnership will receive $120,000,000, less expenses of the offering estimated at not to exceed $134,600. The offering proceeds will be received as Units are
3                           sold.


Investment Objectives      Our objectives are:

                             to maximize distributable net income to you; and to
                             preserve,   protect   and   return   your   capital
                             contribution.

                           The General Partner may change these investment objectives at its full discretion, but may not change the nature of the Partnership's business as a mortgage investment fund.


Distributions              All net income  available  for  distribution  is paid
                           monthly  to  the  partners  on  the  last  day of the
                           calendar  month  following the month in which the net
                           income  is   earned.   Net   income   available   for
                           distribution means taxable profits and losses reduced
                           by amounts set aside for the  restoration or creation
                           of  reserves  and   increased  by  the  reduction  or
                           elimination of reserves.

                           Profits or cash revenues come primarily from interest on mortgage loans.


Distribution
Reinvestment Plan
                           The   Partnership   has  an  automatic   Distribution
                           Reinvestment Plan that allows you to invest your monthly distribution in our Units. If you elect this automatic reinvestment plan, your election may be changed by sending a written form obtained from the Partnership.

                           If you elect to participate in the Distribution Reinvestment Plan, you will be allocated your share of the Partnership's taxable income even though you did not receive cash distributions. The General Partner could terminate this Plan for various reasons listed later in this Prospectus. See "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units", beginning at page 60 of this Prospectus.


Partnership Agreement
                           Your rights and obligations in the Partnership and your relationship with the General Partner will be governed by the Partnership Agreement. Some of the significant features of the Partnership Agreement include:

                            A majority of limited partners may vote to:

                             amend the Partnership Agreement, subject to certain limitations;
                             change our business purpose; and
                             remove and replace the General Partner.

                           In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

                           Mergers and Consolidations. We may not merge or consolidate with any other partnership or corporation without approval by a majority of limited partners.

         For a more detailed discussion concerning the terms of the Partnership Agreement please refer to the "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units" section of this Prospectus on page
60. If any statements in this Prospectus differ from the Partnership Agreement, you should rely on the Partnership Agreement. The Partnership Agreement is attached as Exhibit A.

                          SUMMARY FINANCIAL INFORMATION

         We are providing the following summary financial information about us for your benefit. This information is derived from our audited financial statements for each of the years 1995, 1996 and 1997 and the unaudited financial statements for the nine calendar months ended September 30, 1998 and September 30, 1997, respectively. These financial statements and notes are contained in this Prospectus, beginning at page F-1. You should read this Summary in conjunction with the full financial statements.

                            Nine Months Ended September 30,                   Year Ended December 31,
                            -------------------------------                   -----------------------
                               1998              1997                 1997               1996                1995
                               ----              ----                 ----               ----                ----

Loans Secured by          $176,446,203         $174,427,447       $174,714,607        $154,148,933        $151,350,591
Trust Deeds

Allowance for Loan        $(3,500,000)         $(3,500,000)       $(3,500,000)        $(3,500,000)        $(3,250,000)
Losses

Total Assets              $199,362,600         $189,705,135       $191,325,054        $177,376,018        $165,401,768

Liabilities                 $2,067,729             $686,512           $593,919            $535,914            $657,325

Partners' Capital         $197,294,871         $189,018,623       $190,731,135        $176,840,104        $164,744,443

Total Revenues             $16,106,614          $16,025,817        $21,325,850         $16,824,479         $16,415,301

Operating Expenses          $3,058,303           $3,731,383         $5,905,603          $2,066,067          $2,923,926

Net Income                 $13,048,311          $12,294,434        $15,420,247         $14,758,412         $13,491,375

Net Income                 $12,919,120          $12,174,938        $15,266,045         $14,611,452         $13,355,791
Allocated to
Limited Partners

Percent of Net                    6.6%                 6.6%               8.2%                8.5%                8.3%
Income Allocated to
Limited Partners
per Limited
Partnership Unit

Distribution per                  8.4%                 8.7%               8.7%                8.7%                8.8%
Partnership Unit
(Yield)*

----------
* Distribution per Partnership Unit (yield) is the average of the monthly yield paid to the partners for the period indicated. The monthly yield is calculated by dividing the total monthly distribution to the partners by the prior month's ending partners' capital balance.

67



                                  RISK FACTORS

         There are risks associated with investing in the Partnership, most of which the General Partner does not control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities. Also, you cannot properly evaluate whether to invest in the Partnership without careful analysis of your own investment objectives. Accordingly, it is important for you to discuss investment in the Partnership with your own professional advisors.

Forward Looking Statements

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial conditions or state other forward-looking information. When considering such forward-looking statements you should keep in mind the risk factors and other cautionary statements in this Prospectus. Although management of the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, in addition to these risk factors and cautioning statements, such as general economic conditions, local real estate conditions, or weather and other natural occurrences that might cause a difference between actual results and those forward-looking statements.

Risks of Real Estate Mortgage Loans

         The Partnership invests in mortgage loans secured by real property and mortgage loans on leasehold interests. Therefore, it is subject to the risks usually associated with real estate financing, such as the following:

         Risks of Default by Borrowers

         Since most of the assets of the Partnership are mortgage loans, defaults by borrowers under those loans can have adverse consequences to the Partnership's income. Examples of these are the following:

           Properties foreclosed upon may not generate sufficient income from operations to meet expenses and other debt service;

           Operation of foreclosed properties may require the Partnership to spend substantial funds for an extended period;

           Subsequent income and capital appreciation from the foreclosed properties to the Partnership may be less than competing investments;

           The proceeds from sales of foreclosed properties may be less than the Partnership's investment in the properties;

         Construction   mortgage   loans  are  riskier  than  loans  secured  by
         properties with an operating history. To reduce this risk, the Partnership may:

           Require prior commitments for permanent financing;

           Require completion or performance bonds to ensure completion of construction;

           Hold back loan proceeds under a permanent loan until construction is completed.

         Loans secured by leasehold interests are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner (lessor) and the borrower. However, the Partnership normally obtains a consent from the lessor which among other things enables it to cure any defaults under the lease.

         Second, third and wraparound mortgage loans (those under which the Partnership generally makes the payments to the holders of the prior liens) are riskier than first mortgage loans because of:

           Their subordinate position in the event of default;

           There could be a requirement to cure liens of a senior loan holder and, if not done, the Partnership would lose its entire interest in the loan.

         Risks of Large Loans

         The Partnership's loans have an average face value of $887,000 as of September 30, 1998. In situations where the Partnership has funds to invest in loans and relatively smaller loans are not available, it may be required to invest in loans of a higher amount than the present average. This would decrease the diversification of Partnership loans and increase the risk of losses through delinquencies.

         Risk from the General Partner Not Purchasing Defaulted Receivables and Loans

         The General Partner has in the past relieved the Partnership of some of the risks of defaults in loans by purchasing the Partnership's interest receivables and/or principal on delinquent loans. This no longer occurs, except in limited situations on loans originated prior to May 1993. This increases the risk to the Partnership of material losses in income and assets, which could reduce distributions to limited partners.

         The Partnership maintains in its financial statements, as of September 30, 1998:

           A $3,500,000 loan loss reserve; and

           A $1,184,000 reserve for losses on real estate acquired through foreclosure.

         The General Partner believes these reserves are adequate as of September 30, 1998.

          Risks of Incorrect Original Collateral Assessment (Valuation)

         Appraisals are obtained from certified third party appraisers on all properties securing trust deeds prior to the origination of the loan. However, there is a risk that the appraisals prepared by these third parties are incorrect, which could result in defaults and/or losses related to these loans.

         Risks of Unexpected Declines in Values of Secured Properties

         Loan to Value Ratios are Used

         The Partnership generally makes its loans with the following maximum loan to appraised value ratios:

               First Mortgage Loans ---
                 80%  of  improved  residential   property,
                 50% of unimproved property,
                 75% of commercial property;

               Second and Wraparound Loans ---
                 total indebtedness of 75%; and

               Third Mortgage Loans --
                 total indebtedness of 70%.

         Values of properties can decline below their appraised values during the term of the associated Partnership loans. In addition, appraisals are only opinions of the appraisers of property values at a certain time. Material declines in values could result in Partnership loans being undersecured with subsequent losses if such loans must be foreclosed. The General Partner may vary from the above ratios in evaluating loan requests in its sole discretion.

         Risks Related to Short Term Loans

         Most of the Partnership's loans mature within one to seven years. For that reason, the General Partner does not regularly examine loans to see if the original loan to appraised values are being maintained. Instead, it reviews a loan if there is a delinquency or indication of possible decline in the market value of the secured property. The review then takes into consideration other relevant factors to the adequacy of the Partnership's security such as:

           Physical evaluation of the property and area where it is located;

           Property occupancy and vacancy experience;

           Tenant mix and quality; and

           Financial stability of the borrower.

         Risks Related to Change in Market Interest Rates

           About 62% of the Partnership's loans as of September 30, 1998 are fixed-interest rate loans. Market interest rates on investments comparable to the Units could materially increase above the general level of the Partnership's fixed-rate loans. Distributions by the Partnership could then be less than the yield obtainable by the limited partners from these other investments.

           On Partnership loans with variable interest rates, a decrease in market interest rates could lower the yields of these Partnership loans. New mortgage loans of the Partnership might be made at lower interest rates as well.

           These risks increase as the length of maturity of a Partnership loan increases and the amount of Partnership cash available for new loans decreases.

         Risks of Equity or Cash Flow Participation in Loans

           The Partnership sometimes obtains participation in any appreciation in value or the cash flow from a secured property. If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, the Partnership might lose its secured position as lender in the property. Other creditors of the borrower might then wipe out or substantially reduce the Partnership's investment. The Partnership could also be exposed to the risks associated with being an owner of real property.

           Controls on a borrower imposed by Partnership loans may also increase the risk of claims of liability as lender against the Partnership for wrongful acts of the borrower.

         Risks of Uninsured Losses

           Partnership loans require that borrowers carry adequate hazard insurance for the benefit of the Partnership. Some events are however either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, which occur in California, may be uninsured and cause losses to the Partnership on entire loans. No such loan loss has occurred to date.

           If a borrower allows insurance to lapse, an event of loss could occur before the Partnership knows of the lapse and has time to obtain insurance itself.

           Insurance  coverage may be inadequate to cover property losses,  even
           though  the  General  Partner  imposes   insurance   requirements  on
           borrowers that it believes are adequate.

         Proceeds of this Offering are Not Committed to Specific Loans

         The Partnership's assets are presently invested primarily in a portfolio of mortgage loans. Depending upon the total amount of the proceeds that are received from this offering, the Partnership will invest in additional loans. The General Partner has sole authority and control to choose loans for the Partnership, including their type and amount. Limited partners will be informed concerning the Partnership's loan portfolio in annual reports provided by the General Partner.

         Risks of Real Estate Ownership After Foreclosures

         When the Partnership acquires property by foreclosure or otherwise, it has economic and liability risks as the owner, such as:

           Earning less income on foreclosed properties than could be earned on mortgage loans;

           Keeping the property leased by tenants;

           Controlling operating expenses;

           Coping with general and local market conditions;

           Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

           Possible liability for injury to persons and property.

         The Partnership will carry insurance over hazards and contingencies that it can reasonably obtain as an owner.

         Risks  of  Real  Estate   Development  on  Property   Acquired  by  the
         Partnership

         When the Partnership has acquired property by foreclosure or otherwise as a lender, it may develop the property, either singly or in combination with other persons or entities. This could be done in the form of a joint venture, limited liability company or partnership, with the General Partner and/or unrelated third parties. This development can create the following risks:

           Reliance upon the skill and financial stability of third-party developers and contractors;

           Inability to obtain governmental permits;

           Delays in construction of improvements;

           Increased costs during development; and

           Economic and other factors affecting sale or leasing of developed property.

         Risks Related to Concentration of Mortgages in Northern California

         Northern California real estate secures more than half of the total mortgage loans held by the Partnership as of September 30, 1998. Northern California consists of Monterey, Kings, Fresno, Tulare and Inyo counties and all counties north of those. This concentration may increase the risk of delinquencies on our loans when Northern California real estate or economic conditions are weaker than elsewhere, for reasons such as:

           economic recession in that area;

           overbuilding of commercial properties; and

           relocations of businesses outside the area, due to factors such as costs, taxes and regulatory environment.

         These factors also tend to make more commercial real estate available on the market and reduce values, and suitable mortgages could be less available to the Partnership. In addition, such factors could tend to increase defaults on existing loans.

         Recently, Northern California unemployment is at low levels, and generally there is strong demand for commercial and residential properties. This should result in more real estate financing and mortgages suitable as Partnership investments. Economic conditions change, however, and the concentration by the Partnership in Northern California may expose it to greater risks than if it were more diversified.

         Hazardous or Toxic Substance Risks

         Various federal, state and local laws can impose liability on owners, operators, and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property. Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

         When the Partnership forecloses on a mortgage loan, it becomes the owner of the property. As owner, the Partnership could become liable for remediating any hazardous or toxic contamination, which costs could exceed the value of the property. Other costs or liabilities that could result include the following:

           damages to third parties or a subsequent purchaser of the property;

           loss of revenues during remediation;

           loss of tenants and rental revenues;

           payment for clean up;

           substantial reduction in value of the property;

           inability to sell the property; or

           default by a borrower if it must pay for remediation.

         Any of these could create a material adverse affect on Partnership assets and/or profitability.

Lack of Liquidity Risks

         General

         You may not be able to obtain cash for Units you own on a timely basis. There are a number of restrictions on your ability to sell or transfer your Units or to have them repurchased by the Partnership. These are summarized in this Risk Factor. For further discussion, please refer to page 60, under the caption "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units."

         No Free Tradability of Units

         The Units are restricted as to free tradability under the Federal Income Tax Laws. In order to preserve the Partnership's status as a limited partnership and prevent being taxable as a corporation, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing.

         There is no market for the Units, public or private, and there is no likelihood that one will ever develop.

         You must be prepared to hold your Units as a long-term investment.

         To comply with applicable tax laws, the General Partner may refuse on advice of tax counsel to consent to a transfer or assignment of Units. The General Partner must consent to any assignment that gives the assignee the right to become a limited partner, and its consent to that transaction may be withheld in its absolute discretion.

         The California Commissioner of Corporations has also imposed a restriction on sale or transfer because of the investor suitability standards that apply to a purchaser of Units. Refer to the section beginning at page 15, under the caption "Investor Suitability Standards".

         Repurchase of Units By the Partnership is Restricted

         If you purchase Units pursuant to the offering made by this Prospectus, you must own them for at least one year before you can request the Partnership to repurchase any of those Units. This restriction does not apply to Units purchased through the Partnership's Distribution Reinvestment Plan. Some of the other restrictions on repurchase of Units are the following:

           You must give a written request to withdraw at least 60 days prior to the withdrawal;

           Payments only return all or the requested portion of your Capital Account and are not affected by the value of the Partnership's assets, except upon final liquidation of the Partnership;

           Payments are made only to the extent the Partnership has available cash;

           There is no reserve fund for repurchases;

           You may withdraw a maximum of $100,000 during any calendar quarter;

           The total amount withdrawn by all limited partners during any calendar year cannot exceed 10% of the aggregate capital accounts of the limited partners.

           Payments are only made by the Partnership on the last day of any month.

         If the Partnership does not sell sufficient Units in this offering or if principal payments on existing loans decrease, your ability to have your Units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent lack of such liquidity, the Partnership will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of limited partners, unless it has sufficient funds to cover requested withdrawals.

Risks of Lack of Control By Limited Partners

         Rights of Limited Partners Are Restricted

         No limited partner can exercise control over the Partnership's affairs, which is entirely in the hands of the General Partner. Voting of limited partners is provided for in a limited number of specific situations. A majority-in-interest of limited partners can take action in those situations and bind the minority-in-interest of the limited partners. These situations include votes to:

           dissolve the Partnership,

           change the nature of the Partnership's business,

           remove and replace the General Partner,

           amend the Partnership Agreement, or

           approve a merger or sale of all of the assets of the Partnership.


  Risk If Sole General Partner Withdraws or is Terminated

         The Partnership presently has only one General Partner. If the General Partner withdraws from the Partnership or is terminated as General Partner by its dissolution or bankruptcy, the Partnership itself will be dissolved unless:

           The limited partners, acting by a majority-in-interest agree to continue the Partnership and, within 6 months, admit one or more successor General Partners.

Conflicts of Interest Risks

         The General Partner and its affiliates are subject to various conflicts of interest in managing the Partnership. The Partnership pays the General Partner substantial fees that are not determined by arms'-length negotiations.

         Payment of Fees to General Partner

         Investment evaluation fees to the General Partner are generally payable up front from payments made by third party borrowers. The Partnership pays a servicing fee monthly to the General Partner. The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. These are obligations of the Partnership. Accordingly, the General Partner may continue to receive these fees even if the Partnership is generating insufficient income to make distributions to the limited partners. In addition, if the maximum management fees were charged by the General Partner in the future, yields paid to the partners could be reduced. The limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations.

         General Partner Not Full Time

         The Partnership does not have its own officers, directors, or employees. The General Partner supervises and controls the business affairs of the Partnership, locates investment opportunities for the Partnership and renders certain other services. The General Partner devotes only such time to the Partnership's affairs as may be reasonably necessary to conduct its business. The General Partner may be a general partner of other partnerships and have other business interests of significance.

Competition Risks

         The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than the General Partner. The Partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar in whole or in part to those of the Partnership. Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the Partnership.

Taxation Risks

          General

         The tax consequences of investing in the Partnership may differ materially, depending on whether the limited partner is an individual taxpayer, corporation, trust, partnership or tax-exempt entity. You should discuss investment in the Partnership's Units with your own tax advisor.

         Risks of Taxation as a Corporation

         Tax counsel to the Partnership has given its opinion that under Treasury Regulations adopted in 1996, the Partnership will retain its previous classification as a partnership for tax purposes. Tax counsel has also given its opinion that the Partnership will not be classified as a "publicly traded partnership", taxable as a corporation.

         Of course, it is possible that this treatment might change because of future changes in tax laws or regulations. The Partnership will not apply for a ruling from the IRS that it agrees with tax counsel's opinion.

         If the Partnership were taxable as a corporation, it would be subject to federal income tax on its taxable income at regular corporate tax rates. The limited partners would then not be able to deduct their share of the Partnership's deductions and credits. They would be taxed on their share of the Partnership's income or the gain in excess of the tax basis of their Units. Taxation as a corporation would result in a reduction in yield and cash flow, if any, of the Units.

         Other Risks Related to Taxation

         In evaluating an investment in the Units, you should consider these other tax consequences:

           The possibility that the Partnership might be considered not to be engaged in a trade or business - the result being that your share of expenses would be deductible only to the extent all your other "miscellaneous itemized deductions" exceed 2% of your adjusted gross income.

           The possibility that interest on any financing used to purchase Units may not be deductible under the "investment interest" limitation of the tax code.

           The possibility that an audit of the Partnership's returns may result in the disallowance of certain deductions, an increase in gross income and an audit of limited partners' tax returns.

           The possibility that any loan the Partnership makes with participation in any appreciation of the secured property or its cash flow would be re-characterized by the IRS as equity, requiring the Partnership to recognize income, gain and other items from the property.

           The possibility that state or local income tax treatment might not be the same as federal income tax treatment.

           The possibility that all or a portion of Partnership income might be deemed "unrelated trade or business income" subjecting tax-exempt entities to tax who are investors in the Units.

         Other Risks to Tax-Exempt Entities

         Prospective investors which are qualified employee benefit plans and individual retirement accounts should consider a number of factors that might affect their investment in the Units, including whether an investment in the Units:

           would comply with the "prudent man" rule of ERISA;

           would be consistent with the requirement that the assets of a Qualified Plan be invested in a diversified manner; and

           would be consistent with the liquidity needs of the investor.

                         INVESTOR SUITABILITY STANDARDS

         You must meet the investor suitability standards in this section to purchase Units and to participate in the Partnership's Distribution Reinvestment Plan. In addition, the Partnership and certain states have placed various restrictions on the resale or transfer of Units.

         The Subscription Agreement, which is Exhibit B to this Prospectus, outlines the suitability standards and requests the disclosure from each investor that it meets the minimum standards. The General Partner reviews and screens all Subscription Agreements, and rejects Subscription Agreements from investors not meeting the suitability standards. Owens Securities Corporation, which will offer and sell Units for the Partnership, must diligently inquire of all prospective investors to ascertain if the Units are suitable for the investor and to promptly transmit all completed Subscription Agreements to the General Partner.

         Units represent a long-term investment with limited liquidity. You may not be able to liquidate your investment in the event of an emergency or for any other reason. Units will be sold to you only if you have, and you also represent in the Subscription Agreement that you have, either:

              a minimum net worth (exclusive of home, home furnishings and automobiles) of $30,000 ($50,000 in the state of Washington) plus a minimum annual gross income of at least $30,000 ($50,000 in the state of Washington);

              a minimum net worth (exclusive of home, home furnishings and automobiles) of $75,000 ($150,000 in the state of Washington) irrespective of annual gross income; or

              in the case of purchases by fiduciary accounts, a fiduciary that meets one of the foregoing conditions.

         If the investment is a gift to a minor, the custodian or the donor must meet the above conditions.

         In certain states, you may transfer Units only to persons who meet similar suitability standards. You should carefully read the requirements in connection with resales of Units in "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units--Assignment and Transfer of Units" at page 64, and in the Subscription Agreement.

         Investment in the Partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Partnership's investments, it is likely that all or substantially all of the income of the Partnership will be taxable to the Limited Partners as ordinary income. See "Federal Income Tax Consequences" at page 48. The Units may, therefore, be suitable for:

              a corporate pension or profit sharing plan ("Corporate Plan");

              a Keogh Plan account ("Keogh Plan") (Corporate Plans and Keogh Plans are referred to herein, collectively, as Qualified Plans");

              an Individual Retirement Account ("IRA" or "Roth IRA");

              a Simplified Employee Pension ("SEP");

              other entities exempt from federal income taxation such as endowment Partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and

              persons seeking current taxable income.

         It should be noted, however, that an investment in the Partnership will not create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code of 1986, as amended.

         The investment objectives and policies of the Partnership have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with applicable regulations, the General Partner intends to manage the Partnership to assure that an investment in the Partnership by a Qualified Plan will not make the assets of the Partnership "plan assets." The regulations are also applicable to an IRA. See "Federal Income Tax Consequences" at page 48.

         The General Partner is not permitted to allow any Qualified Plan to purchase Units if the General Partner has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

         You should obtain the advice of your attorney, tax advisor, and/or business advisor with respect to the legal, tax and business aspects of this investment prior to subscribing for Units.

                         NOTICE TO CALIFORNIA RESIDENTS

         All certificates representing Units resulting from any offer sales in California will bear the following legend restricting transfer:

         It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of Corporations of the state of California, except as permitted in the Commissioner's Rules.

         A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the General Partner.

                                HOW TO SUBSCRIBE

         Each person wishing to subscribe for Units should carefully review this Prospectus, detach, complete and sign the Subscription Agreement attached as Exhibit "B" to this Prospectus, and deliver it to Owens Securities Corporation, P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595 together with a check in the full amount of his or her subscription payable to "Owens Mortgage Investment Fund, a California Limited Partnership." Additional copies of the Subscription Agreement may be obtained from Owens Securities Corporation.

                                 USE OF PROCEEDS

         The General Partner has not identified the mortgage loans in which it will invest the proceeds of this offering, although it is anticipated that the Partnership will continue to invest in additional mortgage loans of the kind that are now in its portfolio. Limited partners, however, have no advance information concerning particular investments that the Partnership may make and must rely solely upon the judgment and abilities of the General Partner. The General Partner has complete discretion in investing the proceeds from the sale of Units, subject to certain limitations set forth in the Partnership Agreement.

         There is no assurance that Units will be sold or that any or all of the proceeds will be received. If only minimal proceeds are received, the Partnership will continue to operate with its current portfolio of mortgage loans for some time without, in the judgment of the General Partner, any adverse effects. However, in the course of time, depending on the rates of withdrawal by limited partners and principal payments on loans by borrowers, withdrawals by limited partners could be restricted due to lack of liquidity. The following table sets forth the application of the sales proceeds of the maximum number of Units being offered. Pending investment in such mortgage loans, the Partnership may invest funds in short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.

                                                                                   Maximum Offering
                                                                                  (120,000,000 Units
                                                                                      to be Sold)

                                                                   --------------------------------------------------
                                                                           Amount                 Percent of
                                                                                                   Offering

Gross Offering Proceeds.......................................         $   120,000,000                100.00%
Less:
Public Offering Expenses (1)..................................                 140,600                  0.12%
                                                                        --------------              ---------
Proceeds Available for Investment.............................         $   119,859,400                 99.88%
Less:
Cash Reserves (2).............................................               1,800,000                  1.50%
                                                                       ----------------               -------
Cash Available for Investment in Mortgage Loans (3)                    $   118,059,400                 98.38%


--------

(1) Includes legal, accounting, printing and other expenses of this offering, estimated not to exceed this amount.

(2) The Partnership has contingency reserves of at least 1-1/2% of the aggregate capital accounts of the limited partners. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities and expend money to satisfy unforeseen obligations of the Partnership. The General Partner will make a capital contribution in the amount of 1/2 of 1% of the aggregate capital accounts of the limited partners. This capital contribution is available as an additional contingency reserve, making the total reserves equal to 2% of the aggregate capital accounts of limited partners.

(3) The General Partner has not set the amount of sales proceeds to be allocated to the various types of mortgage loans to be made or invested in by the Partnership. Each loan presented to the Partnership is reviewed to determine if it meets the criteria established by the General Partner. See "Business--Principal Investment Objectives" at page 39. The Partnership intends to continue its current investment policies. It is expected that the majority of the funds will be invested in first mortgage loans on income-producing commercial properties. The Partnership does not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of its business.

                          CAPITALIZATION OF PARTNERSHIP

         The capitalization of the Partnership as of September 30, 1998, and as adjusted to give effect to the sale of the maximum number of Units offered hereby, excluding the cash and promotional contributions of the General Partner, is as follows:

                                    Actual                        As Adjusted(1)
Units ($1.00 per Unit)            195,544,332                        315,544,332
-------------
(1) Amounts before payment of certain estimated public offering expenses aggregating an estimated $140,600.

                   CAPITAL CONTRIBUTION OF THE GENERAL PARTNER

         The General Partner is required to contribute to capital 1/2 of 1% of the aggregate capital accounts of the limited partners and, as of September 30, 1998, has contributed $995,622. In addition, the General Partner is entitled to a promotional interest of 1/2 of 1% of the aggregate capital accounts of the limited partners. As of September 30, 1998, the General Partner had been credited with $995,622 of promotional interests. If the maximum 120,000,000 Units is sold in the present offering, the General Partner will contribute an additional $600,000 and will be credited with an additional $600,000 in promotional interests. If less than the maximum number of Units is sold, those amounts will be correspondingly less.

                       COMPENSATION OF THE GENERAL PARTNER

         The  General  Partner   receives  various  forms  of  compensation  and
reimbursement of expenses from the Partnership and compensation from borrowers under mortgage loans held by the Partnership.

Compensation and Reimbursement from the Partnership

         Management Fees

          The Partnership pays the General Partner a management fee monthly that cannot exceed 2 3/4% annually of the average unpaid balance of the Partnership's mortgage loans at the end of each of the 12 months in the calendar year. Since this fee is paid monthly, it could exceed 2 3/4% in one or more months, but the total fee in any one year is limited to a maximum of 2 3/4%, and any amount paid above this must be repaid by the General Partner to the Partnership. The General Partner is entitled to receive a management fee on all loans, including those that are delinquent. The General Partner believes this is justified by the added effort associated with such loans. The management fees may vary from month to month and are at the discretion of the General Partner.

         Until the Partnership Agreement was amended in December 1998 with the approval of a majority-in-interest of the limited partners, the General Partner's management fee was limited to 1 3/4% in any calendar year in which it did not purchase any delinquent interest receivables or underlying delinquent loans from the Partnership. The General Partner has generally ceased such purchases and that former limitation no longer applies.

         Servicing Fees

         The General Partner has serviced all of the mortgage loans held by the Partnership and expects to continue this policy. The Partnership Agreement permits the General Partner to receive from the Partnership a monthly servicing fee of 1/4 of 1% per annum of the unpaid balance of mortgage loans held by the Partnership.

         Promotional Interest

          The General Partner receives a promotional interest of 1/2 of 1% of the aggregate capital accounts of the limited partners, which is additional compensation to the General Partner. In addition, the General Partner could receive additional distributions of Partnership income from its promotional interest. For example, if the Partnership generates an annual yield on capital of the limited partners of 10%, the General Partner would receive additional distributions on its promotional interest of approximately $150,000 per year if $300,000,000 of Units were outstanding. If the Partnership were liquidated, the General Partner could receive up to $1,500,000 in capital distributions without having made equivalent cash contributions as a result of its promotional interest. These capital distributions, however, will be made only after the limited partners have received 100% of their capital contributions.

         Reimbursement of Other Expenses

          The General Partner is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations contained in the Partnership Agreement).

Compensation from Borrowers

         In addition to compensation from the Partnership, the General Partner also receives compensation from borrowers under the mortgage loans placed by the General Partner with the Partnership.

         Investment Evaluation Fees

         Investment evaluation fees, also called mortgage placement fees or points, are paid to the General Partner from the borrowers under loans held by the Partnership. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers. The amount of these fees is determined by competitive conditions and may have a direct effect on the interest rate borrowers are willing to pay the Partnership.

         Late Payment Charges

         All late payment charges paid by borrowers of delinquent mortgage loans, including additional interest and late payment fees, are retained by the General Partner.

Table of Compensation and Reimbursed Expenses

         The following table summarizes the compensation and reimbursed expenses paid to the General Partner or its affiliates for the nine months ended September 30, 1998 and for the year ended December 31, 1997, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the General Partner during these periods. The fees were established by the General Partner and were not determined by arms'-length negotiation.

                                                    Nine Months Ended                         Year Ended
                                                   September 30, 1998                     December 31, 1997
                                                   ------------------                     -----------------

Form of Compensation                                Actual           Maximum              Actual             Maximum
                                                                   Allowable                               Allowable

Management Fees*.....................          $ 2,494,000       $ 3,531,000         $ 3,879,000         $ 4,614,000
Promotional Interest.................               38,000            38,000              71,000              71,000
                                             -------------     -------------       -------------       -------------
Subtotal.............................          $ 2,532,000       $ 3,569,000         $ 3,950,000         $ 4,685,000
                                               -----------       -----------         -----------         -----------


Reimbursement of Other Expenses......        $      94,000     $      94,000       $      57,000       $      57,000
                                             -------------     -------------       -------------       -------------
Total                                          $ 2,626,000       $ 3,663,000         $ 4,007,000         $ 4,742,000
                                               ===========       ===========         ===========         ===========

Investment Evaluation Fees...........          $ 1,341,000       $ 1,341,000         $ 2,994,000         $ 2,994,000
Servicing Fees.......................              357,000           357,000             421,000             421,000
Late Payment Charges.................              292,000           292,000             409,000             409,000
                                             -------------    --------------      --------------      --------------
Total                                          $ 1,990,000       $ 1,990,000         $ 3,824,000         $ 3,824,000
                                               ===========       ===========         ===========         ===========
-------

* The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the yield paid to the partners.

         Aggregate actual compensation paid by the Partnership and by borrowers to the General Partner during the nine months ended September 30, 1998 and the year ended December 31, 1997, exclusive of expense reimbursement, was $4,522,000 and $7,774,000, respectively, or 2.3% and 4.1%, respectively, of partners' capital. If the maximum amounts had been paid to the General Partner during these periods, the compensation, excluding reimbursements, would have been $5,559,000 and $8,509,000, respectively, or 2.8% and 4.5%, respectively, of partners' capital, which would have reduced net income allocated to limited partners by approximately 7.9% and 4.8%, respectively.

         The General Partner believes that the maximum allowable compensation payable to the General Partner is commensurate with the services provided. However, in order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation. If it chooses to take the maximum allowable, the amount of net income available for distribution to limited partners would be reduced during each such year.

                              CONFLICTS OF INTEREST

         The Partnership and its limited partners are subject to various conflicts of interest arising out of their relationship with the General Partner. These conflicts include, but are not limited to, the following:

         General Partner's Investment Evaluation Fees and Servicing Fees

         For the evaluation, origination, extension and refinancing of Partnership mortgage loans, the General Partner generally receives mortgage placement or investment evaluation fees (points) from borrowers. For the servicing of mortgage loans made or invested in by the Partnership, the General Partner also receives from the Partnership a monthly servicing fee of 1/4 of 1% per annum of the unpaid principal balance of mortgage loans. The mortgage placement fees charged to the borrowers may directly effect the interest rate that borrowers are willing to pay, as these fees are a cost of the loan made by the Partnership. If mortgage placement fees charged to the borrower by the General Partner are lower than those customarily charged for similar services, it is possible that a higher interest rate could be obtained on the Partnership's loans. Alternatively, if such mortgage placement fees are higher than those customarily charged for similar services, it is possible that a lower interest rate might be obtained on the Partnership's loans.

         General Partner's Management Fees

         The General Partner's management fees are determined by the General Partner, within the maximum amount permitted under the Partnership Agreement, which is 2 3/4% per year of the average unpaid balance of the Partnership's mortgage loans. The higher the percentage paid to the General Partner, the lower the annual yield on capital of the limited partners. For the years 1995, 1996 and 1997 and the nine months ended September 30, 1998, the management fees were 0.97%, 0.56%, 2.34% and 1.39% of the average unpaid balance of mortgage loans, respectively.

         Compensation of the General Partner Not Negotiated

         The compensation payable to the General Partner was not determined by arms'-length negotiations.

         Purchase of Delinquent Loans

         In the past and in very limited instances, the General Partner has purchased the Partnership's receivables for certain delinquent loans or purchased the Partnership's interest in defaulted loans, either before or following foreclosure. In determining whether to take such actions, the interests of the General Partner in preserving its capital and those of the Partnership are likely to conflict. The General Partner is under no obligation to take such actions and intends to follow the policy in the foreseeable future of not making such purchases. Until the Partnership Agreement was amended in December 1998, upon the approval of a majority-in-interest of the limited partners, the General Partner's management fee was limited to a maximum of 1 3/4 % in any year in which it did not take any such action. The amendment removed this limitation.

         When the General Partner has purchased a loan or a property from the Partnership, it did so for an amount equal to or greater than the fair market value of the subject loan or property. Should the General Partner subsequently realize a profit from a property purchased from the Partnership, the Partnership will not be entitled to any such profit, regardless of the loss, if any, experienced by the Partnership.

         Other Mortgage Lending Activities

         Although it has not done so, the General Partner may form additional limited partnerships and other entities to engage in activities similar to and with the same investment objectives as the Partnership. The General Partner may be engaged in sponsoring other entities at approximately the same time as the Partnership's securities are being offered or its investments are being made. The General Partner also originates, sells and services loans for individuals or unaffiliated entity investors. These activities may cause conflicts of interest between such activities and the Partnership and the duties of the General Partner concerning such activities and the Partnership. The General Partner will attempt to minimize any conflicts of interest that may arise among these various activities.

        Competition  by the  Partnership  with  Other  Entities  for  Management
        Services

         The Partnership does not have independent management and relies on the General Partner for the operation of its business. The General Partner devotes only such time to the business of the Partnership as, in its judgment, is reasonably required. The General Partner has conflicts of interest in allocating time, services, and functions between the Partnership and other present and future entities which the General Partner has organized or may in the future organize or with which it is or may be affiliated, as well as other business ventures in which it is or may be involved. The General Partner is engaged, and in the future may be engaged, for its own account, or for the accounts of others, in other business ventures, and neither the Partnership nor any limited partner is entitled to any interest in such other ventures.

         No Separate Legal Representation

         The same legal counsel currently represents the Partnership and the General Partner. The Partnership does not have independent legal counsel. If a conflict of interest should arise from such dual representation, appropriate consideration will be given to the extent to which the interests of the Partnership may diverge from those of the General Partner, and, if necessary, separate counsel will be obtained for the Partnership and the General Partner.

         Acquisition of Loans from General Partner

         The General Partner arranges and makes all of the loans invested in by the Partnership and sells those loans to the Partnership at or below face value. The General Partner also arranges and makes mortgage loans for its own account and for other investors. There may be a conflict of interest between the Partnership and the General Partner or other investors for whom it selects mortgage loans for investment. This could arise from the fact that the General Partner may be choosing among various loans that it may have originated with different interest rates or other terms and features, for placement either in the Partnership's mortgage loan portfolio or with other investors or the General Partner itself. Loans may sometimes be acquired by the Partnership at a discount from face value. The limited partners must rely upon the General Partner to honor its fiduciary duty to protect their interests in the making and choosing of mortgage loans.

         A committee of officers of the General Partner makes all decisions regarding mortgage loans to be made or invested in by the Partnership. This committee is currently comprised of William Owens, president of the General Partner, and William Dutra and Andrew Navone, both vice-presidents of the General Partner.

         Investing in Loans with General Partner or Affiliates

         The Partnership is prohibited by Section IX.4. of the Partnership Agreement from making mortgage loans to the General Partner or its affiliates. However, the Partnership may invest in mortgages acquired by the General Partner or affiliates. The Partnership's portion of the total mortgage loan may be smaller or greater than the portion of the loan made by the General Partner or its affiliates but will generally be on terms substantially similar to the terms of the Partnership's investment. Such an investment would be made after the General Partner determines that the entire loan is not suitable for the Partnership. However, investing with the General Partner or its affiliates could result in a conflict of interest between the Partnership and the General Partner or its affiliates in the event that the borrower defaults on the loan and both the Partnership and the General Partner or its affiliates seek to protect their own interest in the loan and in the underlying security. Limited partners of the Partnership must rely on the fiduciary duty of the General Partner to protect their interests.

         Mortgage Loans to the General Partner

         The Partnership will not generally invest in mortgage loans to the General Partner, affiliates of the General Partner, or any limited partnership or entity affiliated with or organized by the General Partner. However, the Partnership may have an investment in a mortgage loan to the General Partner when the General Partner or an affiliate purchases a defaulted mortgage loan from the Partnership for an amount equal to or greater than fair market value and subsequently forecloses on the related loan, becoming the obligor; or the Partnership forecloses on a mortgage loan and then sells the related property to the General Partner or an affiliate for an amount equal to or greater than its fair market value, in exchange for a secured note payable to the Partnership in the same amount.

         Right of General Partner to Engage in Competitive Business

         The General Partner will only devote such time to the Partnership as it deems necessary to conduct the Partnership's business. Section IV.4. of the Partnership Agreement provides that the General Partner and its affiliates have the right to engage in other business (including, but not limited to, acting as partner in other partnerships formed for the purpose of making or investing in mortgage loans similar to those made or invested in by the Partnership), and to compete, directly or indirectly, with the business of the Partnership. Neither the Partnership nor any limited partners have any rights or claims from such activities.

                            FIDUCIARY RESPONSIBILITY

         The General Partner is accountable to the Partnership as a fiduciary, and consequently must exercise good faith and integrity with respect to the Partnership affairs, must not take advantage of the limited partners, must make full disclosure in its dealings with the Partnership, and must account to the Partnership for any benefit or profit derived by it from any transactions connected with the Partnership without the consent of the limited partners. The Partnership Agreement provides that the General Partner and its affiliates may engage in activities similar to or identical with the business of the Partnership. Presently, neither the General Partner nor any of its affiliates acts for its own account or as general partner of a mortgage loan investment business. However, the General Partner arranges and services trust deed investments for other investors. When it acts in such capacity, it has a fiduciary duty to each entity and is bound to treat each fairly and with equal access to investment opportunities. The Partnership Agreement does not modify any fiduciary standard imposed on the General Partner by California law.

         Based upon the present state of the law, limited partners appear to have the following legal rights and remedies as to the General Partner and the
Partnership:

             they may bring individual actions on behalf of themselves or class actions on behalf of themselves and other limited partners to enforce their rights under the Partnership Agreement and California partnership law, including breaches by the General Partner of its fiduciary duty;

             they may bring actions on behalf of the Partnership for claims it might have, as "derivative" actions, if the General Partner refuses to bring suit;

             they may bring actions under federal or state securities laws, either individually or as a class of limited partners, if the General Partner has violated certain of such laws in connection with the offer and sale, or repurchase of Units.

Exculpation

         The General Partner may not be liable to the Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since the Partnership Agreement exculpates the General Partner, except for willful misconduct and gross negligence.

Indemnification

         The Partnership Agreement indemnifies the General Partner by the Partnership, not by the limited partners, for liabilities the General Partner and its affiliates incur in dealing with third parties on behalf of the Partnership. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

         This is a rapidly developing and changing area of the law, and limited partners who have questions concerning the duties of the General Partner should consult with their own legal counsel.

                                   MANAGEMENT

Management of the Partnership

         The General Partner is Owens Financial Group, Inc., a California corporation, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is
(925) 935-3840.

         The General Partner manages and controls the affairs of the Partnership and has general responsibility and final authority in all matters affecting the Partnership's business. These duties include dealings with limited partners, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The General Partner may also, at its sole discretion and subject to change at any time, purchase from the Partnership the interest receivable or principal on delinquent mortgage loans held by the Partnership;

             purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to mortgage loans held by the Partnership;

             use its own funds to cover any other costs associated with mortgage loans held by the Partnership such as property taxes, insurance and legal expenses; and

             purchase  from  the  Partnership   real  estate  acquired   through
             foreclosure.

         In order to assure that the limited partners will not have personal liability as a General Partner, limited partners have no right to participate in the management or control of the Partnership's business or affairs other than to exercise the limited voting rights provided for in the Partnership Agreement.
The General Partner has primary responsibility for the initial selection, evaluation and negotiation of mortgage investments for the Partnership. The General Partner provides all executive, supervisory and certain administrative services for the Partnership's operations, including servicing the mortgage loans held by the Partnership. The Partnership's books and records are maintained by the General Partner, subject to audit by independent certified public accountants.

         The General Partner had a net worth of approximately $7,700,000 on September 30, 1998. The following persons comprise the board of directors and management employees of the General Partner actively involved in the administration and investment activity of the Partnership.

             Milton N. Owens - Mr. Owens, Chairman of the Board of Directors of the General Partner, age 87, is a licensed real estate broker and has been Chairman since October 1981. Mr. Owens is a lifetime member of the American Institute of Real Estate Appraisers (MAI) and holds other professional designations. Mr. Owens has conducted real estate appraisal courses at the University of California, Berkeley. From 1936 to 1951, prior to his formation of Owens Mortgage Company, Mr. Owens was employed with the mortgage loan division of the Travelers Insurance Company. Mr. Owens is the father of William C. Owens, also a member of the Board of Directors and President of the General Partner.

             William C. Owens - Mr. Owens, age 48, has been President of the General Partner since April 1996 and is also a member of the Board of Directors and the Loan Committee of the General Partner. From 1989 until April 1996, he served as a Senior Vice President of the General Partner. Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development. As President of the General Partner, Mr. Owens is responsible for the overall activities and operations of the General Partner, including corporate investment, operating policy and planning. In addition, he is responsible for loan production, including the underwriting and review of potential loan investments. Mr. Owens is also the President of Owens Securities Corporation, a subsidiary of the General Partner. Mr. Owens is a licensed real estate broker and the son of Milton Owens, Chairman of the Board of Directors of the General Partner.

             Bryan H. Draper - Mr. Draper, age 41, has been Chief Financial Officer and corporate secretary of the General Partner since December 1987 and is also a member of the board of directors of the General Partner. Mr. Draper is a Certified Public Accountant and is responsible for all accounting, finance, and tax matters for the General Partner and Owens Securities Corporation. Mr. Draper received a Masters of Business Administration degree from the University of Southern California in 1981.

             William E. Dutra - Mr. Dutra, age 36, is a Vice President and member of the Board of Directors and the Loan Committee of the General Partner and has been its employee since February 1986. In charge of loan production, Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

             Andrew J. Navone - Mr. Navone, age 42, is a Vice President and member of the Board of Directors and the Loan Committee of the General Partner and has been its employee since August 1985. Mr. Navone has responsibilities for loan committee review, loan underwriting and loan production.

             Melina A. Platt - Ms. Platt, age 32, has been Controller of the General Partner since May 1998. Ms. Platt is a Certified Public Accountant and is responsible for all accounting, finance, and regulatory agency filings of the Partnership. Ms. Platt was previously a Senior Manager with KPMG Peat Marwick LLP.

Research and Acquisition

         The  General  Partner   considers   prospective   investments  for  the
Partnership. In that regard, the General Partner evaluates the credit of prospective borrowers, analyzes the return to the Partnership of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to the Partnership. See "Business" at page 35. For these services, the General Partner generally receives mortgage placement fees (points) paid by borrowers when loans are originally funded or when the Partnership extends or refinances mortgage loans. These fees may reduce the yield obtained by the Partnership from its mortgage loans.

Partnership Management

         The General Partner is responsible for the Partnership's investment portfolio. Its services include:

             the creation and implementation of Partnership investment policies;

             preparation and review of budgets,  economic surveys, cash flow and
             taxable   income   or  loss   projections   and   working   capital
             requirements;

             preparation and review of Partnership reports;

             communications with limited partners;

             supervision and review of Partnership bookkeeping, accounting and audits;

             supervision and review of Partnership state and federal tax returns; and

             supervision  of  professionals   employed  by  the  Partnership  in
             connection  with  any  of  the  foregoing,   including   attorneys,
             accountants and appraisers.

         For these and certain other services the General Partner is entitled to receive a management fee of up to 2-3/4% per annum of the unpaid balance of the Partnership's mortgage loans. The management fee is payable on all loans, including nonperforming or delinquent loans. The General Partner believes that a fee payable on delinquent loans is justified because of the expense involved in the administration of such loans. See "Compensation of the General Partner--Management Fees," at page 18.

Mortgage Investments

         The General Partner originates and services the Partnership's mortgage investments. These mortgage investment services include:

              review of investments;

              recommendations with respect to changes in investments;

              employment   and   supervision   of   employees   who  handle  the
              investments;

              preparation and review of projected performance;

              review of reserves and working capital;

              collection and maintenance of all investments; and

              sales and servicing of investments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         No person or entity owns beneficially more than 5% of the ownership interests in the Partnership. The General Partner owns 2,361,555 units (1.2%) of the Partnership as of September 30, 1998. The ownership (common stock) of the General Partner is owned as follows: 43.96% by Milton N. Owens, 27.47% by William C. Owens, 10.99% by Bryan H. Draper and 8.79% each by William E. Dutra and Andrew J. Navone.


                             SELECTED FINANCIAL DATA

                               As of and for the                             As of and for the year ended
                               Nine months ended                                      December 31
                                 September 30
                           -------------------------       ----------------------------------------------------------------

                              1998           1997           1997           1996           1995           1994           1993
                              ----           ----           ----           ----           ----           ----           ----

Loans secured by trust
  deeds................  $ 176,446,203  $ 174,427,447  $ 174,714,607  $ 154,148,933  $ 151,350,591  $ 145,050,213  $ 133,549,495
Less:  Allowance for        (3,500,000)    (3,500,000)    (3,500,000)    (3,500,000)    (3,250,000)    (2,750,000)    (2,750,000)
  loan losses...........
Real estate held for         11,413,499     13,911,262     16,047,141     13,221,093      9,612,359      5,028,325      2,608,000
  sale..................
Less:  Allowance for        (1,184,000)      (600,000)    (1,896,000)      (600,000)      (600,000)      (400,000)             --
  losses on real estate.
Cash, cash equivalents
  and other assets......    16,186,898      5,466,426      5,959,306     14,105,992      8,288,818      5,697,459      5,202,246
                            ----------      ---------      ---------     ----------      ---------      ---------      ---------
Total assets...........  $ 199,362,600  $ 189,705,135  $ 191,325,054  $ 177,376,018  $ 165,401,768  $ 152,625,997  $ 138,609,741
                         =============  =============  =============  =============  =============  =============  =============



Liabilities............. $   2,067,729  $     686,512  $     593,919  $     535,914  $     657,325  $     779,269  $   1,026,578
Partners' capital
  General partners......     1,946,559      1,849,034      1,864,033      1,731,874      1,623,526      1,488,360      1,342,578
  Limited partners......   195,348,312    187,169,589    188,867,102    175,108,230    163,120,917    150,358,368    136,240,585
                           -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total partners'
  capital...............   197,294,871    189,018,623    190,731,135    176,840,104    164,744,443    151,846,728    137,583,163
                           -----------    -----------    -----------    -----------    -----------    -----------    -----------
  Total liabilities/
  Partners' capital.     $ 199,362,600  $ 189,705,135  $ 191,325,054  $ 177,376,018  $ 165,401,768  $ 152,625,997  $ 138,609,741
                         =============  =============  =============  =============  =============  =============  =============



Revenues................  $ 16,106,614   $ 16,025,817   $ 21,325,850   $ 16,824,479   $ 16,415,301   $ 15,503,534   $ 14,979,065
Operating expenses                                                                                         72,984
  Promotional interest..        38,460         59,856         70,747         57,395         69,255      1,475,155         72,359
  Management fee........     2,493,560      3,121,387      3,879,454        866,985      1,431,616        338,000      2,234,968
  Servicing fee.........       356,829        337,664        420,742        384,004        371,000        270,038        323,000
  Net real estate               23,280         83,162         70,216        344,298        224,108             --         75,844
  operations............
  Provision for losses
  on loans...............        --             --             --           250,000        500,000             --      2,750,000
  Provision for losses                                   --
  on real estate held
  for sale..............         --             --         1,296,000           --          200,000        400,000           --
  Other.................       146,174        129,314        168,444        163,385        127,947        237,933        204,249
                           -----------    -----------    -----------    -----------    -----------    ----------      ----------

    Net Income            $ 13,048,311   $ 12,294,434   $ 15,420,247   $ 14,758,412   $ 13,491,375   $ 12,709,424    $ 9,318,645
                          ============   ============   ============   ============   ============   ============    ===========


Net income allocated to
  general partners......  $    129,191   $    119,496   $    154,202   $    146,960   $    135,584   $    127,726    $    90,218
                               =======        =======        =======        =======        =======        =======         ======
Net income allocated to
  limited partners......  $ 12,919,120   $ 12,174,938   $ 15,266,045   $ 14,611,452   $ 13,355,791   $ 12,581,698    $ 9,228,427
                          ============   ============   ============   ============   ============   ============    ===========

Net income allocated to
  limited partners per
  limited partnership
  unit................... $       .066   $       .066   $        .08   $        .08   $        .08  $         .09    $       .07
                                  ====           ====            ===            ===            ===            ===            ===



The information in this table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and with the financial statements and notes thereto included in this Prospectus.

MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Nine Months Ended September 30, 1998 Compared to 1997

         Net income increased by $754,000 or 6.1% for the nine months ended September 30, 1998, as compared to the same period in 1997. This increase in net income was primarily due to the decrease in management fees paid to the General Partner pursuant to the Partnership Agreement from $3,121,000 in 1997 to $2,494,000 in 1998 (a decrease of $627,000 or 20.1%).

         Interest income on loans secured by trust deeds increased $1,016,000 (7.7%) for the nine months ended September 30, 1998, as compared to same period in 1997. This increase was primarily a result of the growth in the loan portfolio even though its weighted average yield decreased from 11.04% as of September 30, 1997 to 10.82% as of September 30, 1998. Total revenues only increased by $81,000 (.05%) due to a decrease in gain on sale of real estate of $997,000 (44.3%). The decrease in gain on sale of real estate was a result of a decrease in the gain on sales of homes from the development limited partnership between the Partnership and Wood Valley Development, Inc. (see "Investment in Development Limited Partnership," below). This decrease was a result of increased construction costs, smaller profit margins, and one fewer home being sold during the nine months ended September 30, 1998 compared to the same period in 1997.

Results of Operations

1997 Compared to 1996

The net income increase of $662,000 (4.5%) for 1997 as compared to 1996, was due to:

              an increase in interest income of $1,816,000 from $16,425,000 to $18,241,000;

              a decrease in net real estate operations losses from $344,000 to $70,000;

              an increase in gain on sale of homes by the development limited partnership from $171,000 to $2,355,000;

              a decrease in nonperforming loans from $10,012,000 to $3,751,000; and

              a decrease in the provision for loan losses from $250,000 to $0.

The net income increase in 1997 as compared to 1996, was offset by:

              an increase in management fees paid to general partner from $867,000 to $3,879,000; and

              an increase in the provision for losses on real estate acquired through foreclosure from $0 to $1,296,000.

         The weighted average yield on the Partnership's loan portfolio was 11.07%, 11.09% and 11.14% as of December 31, 1997, 1996 and 1995, respectively.

         The increase in management fees, which represented .56% and 2.34% of the average unpaid balance of mortgage loans for the years ended December 31, 1996, and 1997, respectively, was in the sole discretion of the General Partner pursuant to the Partnership Agreement. An increase in revenues in 1997 allowed the General Partner to increase the management fees in that year. This increase in revenues was due primarily to the increase in gains on the sale of homes owned by the development limited partnership.

1996 Compared to 1995

The net income increase of $1,267,000 (9.4%) for 1996 as compared to 1995 was due to:

              an increase in mortgage investments held by the Partnership from $151,351,000 to $154,149,000;

              a decrease in management fees paid to the General Partner from $1,432,000 to $867,000; and

              a decrease in the provisions for losses on loans and real estate held for sale from $700,000 to $250,000.

The net income  increase in 1996, as compared to 1995, was  negatively  affected by:

              an increase in net real estate operations losses from $224,000 to $344,000; and

              an increase in nonperforming loans from $8,309,000 to $10,012,000.

         Nonperforming loans for the purposes of this discussion and analysis are defined as those loans which are 90 days or more delinquent in payment and on which the General Partner has not purchased the related Partnership receivables for delinquent interest payments. All income was derived from investments in mortgage loans, short-term interest-bearing accounts and certificates of deposit, notes receivable from the General Partner, income from real estate held for sale and real estate acquired through foreclosure, and gain from the disposition of real estate.

Financial Condition

September 30, 1998 and December 31, 1997

Loan Portfolio

         The number of Partnership mortgage investments decreased from 215 to 199 and the average loan balance increased from $813,000 to $887,000 between December 31, 1997 and September 30, 1998. These average loan increases reflect the Partnership's ability to invest in larger mortgage loans meeting the Partnership's objectives.

         Prior to May 1, 1993 the General Partner followed a policy of purchasing all interest receivables of delinquent loans. However, on loans originated by the General Partner on or after May 1, 1993, and effective November 1, 1994, for certain other loans originated prior to May 1, 1993, the General Partner adopted the policy not to purchase delinquent interest or principal. As of September 30, 1998 and December 31, 1997, there were approximately $11,548,000 and $3,751,000, respectively, in loans held by the Partnership on which payments were more than 90 days delinquent and on which such delinquent interest was not being purchased by the General Partner. The General Partner purchased approximately $82,000 and $73,000 in delinquent interest receivables of the Partnership during the nine months ended September 30, 1998 and 1997, respectively, that had not been collected from borrowers as of September 30, 1998 or 1997.

         Approximately  $13,444,000  (7.6%) and  $5,236,000  (3.0%) of the loans invested in by the Partnership were more than 90 days delinquent in payment as of September 30, 1998 and December 31, 1997, respectively. Of these amounts, approximately $3,893,000 (2.2%) and $3,279,000 (1.9%) were in the process of foreclosure. Loans more than 90 days delinquent increased by $8,208,000 (157%) from December 31, 1997 to September 30, 1998, primarily due to two large loans which became delinquent during 1998. Management believes that there is adequate security in one of the loans with an outstanding principal balance of approximately $3,760,000, and that an additional loan loss reserve for this loan is not needed. The other loan with an outstanding principal balance of approximately $4,247,000 may result in a loss of principal to the Partnership, and, therefore, management has established a loan loss reserve for this loan in the amount of $550,000. Although the total loan loss reserve of the Partnership increased $550,000 for this specific loan, there were other adjustments in the general and specific reserves which left the total reserve unchanged as of September 30, 1998.

         A loan loss reserve in the amount of $3,500,000 was maintained on the books of the Partnership as of September 30, 1998 and December 31, 1997. The General Partner believes that this loan loss reserve is adequate.

         As of September 30, 1998 and December 31, 1997, approximately 54% and 67% of the Partnership's mortgage loans are secured by real property in Northern California. The decrease in the percentage of loans secured by real property in Northern California has primarily been due to the payoff of several of those loans and the purchase of new loans secured by properties outside of Northern California. As the real estate market in Southern California has gradually improved, more loans secured by real estate in Southern California have been invested in by the Partnership. In general, there has been increased competition in the lending business in Northern California, particularly in the San Francisco Bay Area, and the General Partner has increasingly sought loans in areas outside of this region. For example, one loan in the amount of $10,600,000 was made during the nine months ended September 30, 1998 secured by real estate in the states of Washington and Montana.

         The Partnership's investment in loans secured by unimproved land rose by 121% since December 31, 1997. Improvement in real estate market conditions have made development and, thus, loans on unimproved land more attractive. All of the Partnership's loans secured by unimproved land or land in the process of being developed are first trust deeds. In addition, only one of these loans, in the amount of $802,200, is more than 90 days delinquent in payment as of September 30, 1998.

         The following delinquent loans formerly held by the Partnership have been acquired and foreclosed upon by the General Partner from January 1, 1994 through September 30, 1998:

                                                Delinquent            Year
                  Principal               Interest          Foreclosed
                  ---------               --------          ----------
               $     58,000               $    4,417            1994
                  1,184,223                  252,810            1995
                  2,320,000                   86,981            1996
                    613,400                   50,625            1997
                         --                       --            1998

         The General Partner has purchased from the Partnership all delinquent interest receivable on those loans foreclosed on in 1994 and 1995, but did not purchase the delinquent interest on the loans foreclosed on in 1996 and 1997. Of these foreclosed loans, the Partnership held three mortgages due from the General Partner totaling $765,332 as of September 30, 1998, on which the General Partner was making payments which were current. In addition, the Partnership held a mortgage in the amount of $1,150,000 secured by a property sold by the Partnership to the General Partner during the nine months ended September 30, 1998, on which the payments were current. All loans due to the Partnership by the General Partner were paid off in full in November 1998.

Real Estate Properties Held for Sale

         The Partnership currently holds title to eleven properties that were foreclosed on from January 1, 1993 through September 30, 1998 in the amount of $10,229,499, net of allowance for losses of $1,184,000. Since 1993, the Partnership's investment in real estate held for sale has increased due to the General Partner's decision to stop acquiring from the Partnership property subject to foreclosure on which the Partnership has a trust deed investment on property acquired by the Partnership through foreclosure. During the nine months ended September 30, 1998, the Partnership acquired through foreclosure a 22% interest in a multi-unit residential building in Oakland, California; a commercial building located in Sacramento, California; and a commercial building located in Gresham, Oregon, on which it had trust deed investments of $53,185, $30,000 and $425,000, respectively. In addition, in February 1998, the Partnership sold a manufactured-home subdivision development property located in Sonora, California, which the Partnership had acquired through foreclosure, to the General Partner for $1,150,000, resulting in a loss to the Partnership of approximately $2,000. An allowance for loss on this property in the amount of $712,000 had been recorded in 1997; therefore, the loss for the nine months ended September 30, 1998 was an additional $2,000.

         Six of the Partnership's eleven properties do not currently generate revenue. Although expenses from rental properties have increased from approximately $323,000 to $499,000 (54%) for the nine months ended September 30, 1997 and 1998, respectively, revenues associated with these properties have also increased from $240,000 to $476,000 (98%), thus generating a small net loss from real estate held for sale of $23,000 during the nine months ended September 30, 1998. The increase in expenses is primarily due to the increased number of real estate properties owned. The increase in rental revenues is due to the increased number of properties held which are generating income as of September 30, 1998 as compared to September 30, 1997.

Investment in Development Limited Partnership

         In 1993, the Partnership foreclosed on a $600,000 loan and obtained 30 lots in Carmel Valley, California, subject to a senior loan in the amount of $500,000. In 1994, the Partnership paid off the $500,000 senior loan and incurred $503,000 of additional costs of protecting its investment. The Partnership began to develop the lots in 1995, and incurred an additional $671,000 in costs. In 1995, the Partnership entered into a development limited partnership, WV-OMIF Partners, with an unrelated builder/developer, Wood Valley Development, Inc. (Woodvalley), for the purpose of constructing single-family residences on the lots. In 1996,the Partnership contributed the lots to WV-OMIF Partners for a limited partner interest. The $671,000 in costs incurred in 1995 became an obligation of WV-OMIF Partners in 1996 when the lots were contributed.

         WV-OMIF Partners built single-family residences of between approximately 2,200 and 2,800 square feet on the lots. The Partnership advanced funds to WV-OMIF Partners to construct the homes. The Partnership is entitled to receive interest at prime plus 2% on these advances.

         During the nine months ended September 30, 1998 and 1997, thirteen and fourteen houses, respectively, were sold resulting in a gain on sale of real estate to the Partnership of $1,227,070 and $2,249,142, respectively. During the year ended December 31, 1997, 15 houses were sold resulting in a gain of $2,355,000. The Partnership's net investment in WV-OMIF Partners totaled $345,458 as of September 30, 1998 and $3,812,122 and $4,877,798, as of December
31, 1997, and 1996, respectively.

         As of September 30, 1998, a total of 29 houses had been completed and sold and escrow closed on the remaining house in October 1998.

         The General Partner and Woodvalley exercised their option to purchase 34 similar lots that are interspersed among the 30 lots developed by WV-OMIF Partners. WV-OMIF Partners incurred certain infrastructure costs that benefit all 64 lots, including the 34 lots being developed by the General Partner and Woodvalley. As of September 30, 1998, the General Partner and Woodvalley had developed and sold 28 of their 34 lots. As of September 30, 1998, the General Partner and Woodvalley had reimbursed all shared development costs in the total amount of $750,675 to WV-OMIF Partners.

         As WV-OMIF Partners sold the remaining house during 1998, there will be no additional income from this partnership or from developments of this type in the foreseeable future.

         WV-OMIF Partners has provided a one-year limited warranty to homeowners to cover minor fix-ups on the houses. The future costs to cover these warranties are expected to be insignificant. WV-OMIF Partners has also purchased insurance to cover, among other incidents, potential construction defects.

Investment in Corporate Joint Venture

         In 1995, the Partnership foreclosed on a $571,853 loan and obtained title to a commercial lot in Los Gatos, California that secured the loan. In 1997, the Partnership contributed the lot to a limited liability company (the Company) formed with an unaffiliated developer to develop and sell a commercial office building on the lot. The Partnership is providing construction financing to the Company at prime plus two percent.

         During the nine months ended September 30, 1998, and the year ended December 31, 1997, the Partnership advanced an additional $79,566 and $56,889, respectively, to the corporate joint venture for development. The total investment in the corporate joint venture was $718,929 and $639,363 as of September 30, 1998 and December 31, 1997, respectively.

         The Company received all development approvals in the third quarter of 1998 and expects to begin construction in March of 1999.

Interest Receivable, Accounts Payable and Accrued Liabilities

         Interest receivable increased from approximately $1,774,000 as of December 31, 1997 to $2,724,000 as of September 30, 1998 ($950,000 or 53.6%),
due primarily to interest income accrued on one large loan and also due to the growth in the loan portfolio in general. The interest on the large loan was paid in October 1998 at the maturity date of the loan. Accounts payable and accrued liabilities increased from approximately $50,000 as of December 31, 1997 to $1,548,000 as of September 30, 1998 ($1,498,000 or 2996%) due primarily to accrued management fees for the months of August and September.

Cash and Cash Equivalents, Certificates of Deposit and Commercial Paper

         Cash and cash equivalents, certificates of deposit and commercial paper have increased from approximately $4,073,000 as of December 31, 1997 to $12,931,000 as of September 30, 1998, respectively ($8,858,000 or 217%). This increase is primarily attributable to distributions received from the development limited partnership during the nine months ended September 30, 1998 without the investment in new loans of the same amount during the period and from continuing limited partner contributions (including rollover of limited partner income) during the period.

Financial Condition

December 31, 1997, 1996 and 1995

Loan Portfolio

         At the end of 1995 and 1996 the number of Partnership mortgage investments was 254 and 238, respectively, and decreased to 215 by the end of 1997. The average loan balance was $636,000 and $640,000 at the end of 1995 and 1996 respectively, and increased to $813,000 as of December 31, 1997. These average loan balance increases reflect the Partnership's increased ability to invest in larger mortgage loans meeting the Partnership's objectives.

         The Partnership's loan portfolio consists primarily of short-term (1-7 years), fixed and variable rate loans secured by real estate. As of December 31, 1997, the Partnership's loans secured by deeds of trust on real property in Northern California totaled approximately 67% ($117,352,000) of the loan portfolio.

         As of December 31, 1997, 1996 and 1995, approximately 94.6%, 94.7% and 94.2%, respectively, of the loan portfolio was invested in loans on income-producing properties, 4.2%, 2.7% and 4.3%, respectively, in land loans and 1.2%, 2.6% and 1.5%, respectively, in residential loans. Also, as of these dates, approximately 92.3%, 90.5% and 89.9%, respectively, of the loan portfolio was invested in first deeds of trust, 7.3%, 9.1% and 9.7%, respectively, in second deeds of trust and 0.4%, 0.4% and 0.4%, respectively, in third and all-inclusive deeds of trust.

         As of December 31, 1997, there were delinquent loans aggregating $5,236,000. Under its post-1993 policy, the General Partner did not purchase the receivables on delinquent loans totaling $3,751,000. As of December 31, 1997, on loans that pre-dated 1993, the General Partner had purchased from the Partnership delinquent interest receivables on loans totaling $1,485,000.

         As of December 31, 1997 and 1996, there were uncollected amounts of $219,000 and $541,000, respectively, that represented purchases by the General Partner of delinquent interest receivables and other advances by the General Partner on loans made before 1993.

         In connection with the periodic closing of the accounting records of the Partnership and the preparation of the financial statements, an evaluation of the loan loss reserve of the Partnership is performed by the General Partner. Based upon this evaluation, a determination was made to maintain a reserve for losses on loans in the Partnership's financial statements in the amount of $3,500,000 as of December 31, 1997 and 1996 and $3,250,000 as of December 31,
1995.

Real Estate Properties Held for Sale

         As of December 31, 1997, the Partnership owned nine separate properties that, prior to foreclosure by the Partnership, secured loans aggregating $8,354,000. As of December 31, 1996 and 1995, the Partnership owned ten and eleven properties, respectively. Prior to foreclosure, these properties secured Partnership loans aggregating $6,877,000 and $6,115,000 in 1996 and 1995, respectively. During the years ended December 31, 1997, 1996 and 1995, the Partnership acquired certain properties through foreclosure on which it had trust deed investments totaling $3,279,000, $1,913,000 and $2,501,000, respectively.

Cash and Cash Equivalents

         Cash and cash equivalents of the Partnership increased from approximately $5,056,000 as of December 31, 1995 to $11,387,000 as of December 31, 1996 and decreased to approximately $3,073,000 as of December 31, 1997. The increase as of December 31, 1996 was due primarily to mortgage loan payoffs received near the 1996 year end which were not reinvested in new mortgage loans until the beginning of 1997. These fluctuations are normal for the Partnership.

Asset Quality

         Some losses are normal when lending money and the amounts of losses vary as the loan portfolio is affected by changing economic conditions and financial experiences of borrowers. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio.

         The conclusion that a Partnership loan may become uncollectible, in whole or in part, is a matter of judgment. Although lenders such as banks and savings and loans are subject to regulations that require them to perform ongoing analyses of portfolio, loan to value ratios, reserves, etc., and to obtain current information regarding its borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, management of the General Partner, in connection with the quarterly closing of the accounting records of the Partnership and the preparation of the financial statements, evaluates the Partnership's mortgage loan portfolio. Based upon this evaluation, a determination is made as to whether the allowance for loan losses is adequate to cover potential losses of the Partnership. As of September 30, 1998, management believes that the allowance for loan losses of $3,500,000 is adequate. As of then, loans secured by trust deeds include $13,444,000 in loans delinquent over 90 days, of which $3,893,000 was invested in loans that were in the process of foreclosure. Due to the loan-to-value criteria established by the General Partner, in its opinion, the mortgage loans held by the Partnership appear in general to be adequately secured.

         The General Partner's judgment of the adequacy of loan loss reserves includes consideration of:

              economic conditions;

              borrower's financial condition;

              evaluation of industry trends;

              review  and   evaluation  of  loans   identified  as  having  loss
              potential; and

              quarterly review by Board of Directors.

Liquidity and Capital Resources

         Purchases of Units and loan payoffs provide the capital for mortgage investments. Although general market interest rates have most recently declined, a substantial increase in such rates could have an adverse affect on the Partnership, because then the Partnership's investment yield could be lower than other debt-related investments. In that event, purchases of additional Units could decline, which, in turn, would reduce the liquidity of the Partnership and its ability to make additional mortgage investments. In contrast, a significant increase in the dollar amount of loan payoffs and/or additional limited partner investments without the origination of new loans of the same amount would increase the liquidity of the Partnership. This increase in liquidity could result in a decrease in the yield paid to limited partners as the Partnership would be required to invest the additional funds in lower yielding, short term investments. The Partnership has not and does not intend to borrow money for investment purposes. See "Business--Borrowing" at page 43.

         There has been little variation in the percentage of capital withdrawals to total capital invested by the limited partners in recent years, excluding regular distributions of net income to limited partners, and no substantial change is expected. Withdrawal percentages have been 7.37%, 6.11%, 7.85% and 6.63% for the years ended December 31, 1994, 1995, 1996 and 1997 and 7.48% (annualized) for the nine months ended September 30, 1998. These percentages are the annual average of the limited partners capital withdrawals in each calendar quarter divided by the total limited partner capital as of the end of each quarter. (See "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units--Repurchase of Units, Withdrawal from Partnership" at page 64, for a description of the limitations on withdrawal of capital by a limited partner).

         The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per Unit (book value) within 61 to 91 days after written notices are delivered to the General Partner, subject to the following limitations, among others:

              No withdrawal of Units can be requested or made until at least one year from the date of purchase of those Units, on or after the date of this Prospectus, other than Units received under the Partnership's Reinvested Distribution Plan.

              Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

              A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

              The General Partner is not required to establish a reserve fund for the purpose of funding such payments.

              No more than 10% of the outstanding limited partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

Contingency Reserves

         The Partnership maintains cash, cash equivalents and marketable securities as contingency reserves in an aggregate amount of 2% of the limited partners' capital accounts to cover expenses in excess of revenues or other unforeseen obligations of the Partnership. Although the General Partner believes that contingency reserves are adequate, it could become necessary for the Partnership to sell or otherwise liquidate certain of its investments to cover such contingencies on terms which might not be favorable to the Partnership.

Current Economic Conditions

         Although the current economic climate in Northern California and the Western United States is generally strong, many areas outside of the San Francisco Bay Area and throughout the Western United States continue to experience depressed values created by the real estate recession of the early 1990's. Other than the loss incurred in February 1998 on the sale to the General Partner of the manufactured-home development in Sonora, California, acquired through foreclosure, the Partnership has not sustained any material losses to date. This has been due primarily to the General Partner's pre-May 1, 1993 practice of purchasing delinquent interest and loans from the Partnership prior to foreclosure. The General Partner has ceased such practices, except as to loans that pre-exist the change in policy and other very limited exceptions. The General Partner expects that it will not purchase delinquent interest or principal on delinquent loans in the future, and therefore, the Partnership could sustain losses with respect to loans secured by properties located in areas of declining real estate values. This could result in a reduction of the net income of the Partnership for a year in which those losses occur. There is no way of making a reliable estimate at the present of these potential losses.

         Despite the Partnership's ability to purchase mortgage loans with relatively strong yields during 1997 and 1998, there is increased competition from a variety of lenders that has had the effect of reducing mortgage yields over the past twelve months and could have the effect of reducing mortgage yields further in the future. Current loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the limited partners. In addition, if there is less demand by borrowers for loans and, thus, fewer loans for the Partnership to invest in, it will invest its excess cash in shorter-term alternative investments yielding considerably less than the current investment portfolio.

Year 2000 Readiness

         Many computer systems may experience difficulty processing dates beyond the year 1999; as a consequence, some computer hardware and software at most companies will need to be modified or replaced prior to the year 2000 in order to remain functional. The General Partner depends on the use of computers and related systems to provide timely, accurate information essential to the management and operation of the Partnership. These systems include both information technology (IT) and non-information technology (non-IT) systems. For IT and non-IT systems developed by independent third parties (externally-developed), the vendors and suppliers have represented that these systems are Year 2000 compliant; however, internal testing of these systems has not been completed. The computer programs used to account for mortgage loan investments, investments in Units and other items are internally-developed IT systems. These IT systems have been reviewed by independent consultants to determine whether these programs are able to recognize the year 2000. The consultants are in the process of modifying all internally-developed IT systems to make them Year 2000 compliant. Their remediation efforts and testing are expected to be completed in early 1999.

         Although not anticipated by the General Partner, a failure to adequately address the Year 2000 issue could result in the misstatement of reported information, the inability to accurately track mortgage investments and payments due or other operational problems. If IT systems are not operational in the Year 2000, the General Partner has determined that they can operate manually for several months while correcting the system problems before experiencing material adverse effects on the Partnership's and the General Partner's business and results of operations. However, shifting portions of daily operations to manual processes may result in time delays and increased processing costs. Additionally, the Partnership and General Partner may not be able to provide borrowers and investors with timely and pertinent information, which may negatively affect customer relations and lead to the potential loss of new loans and limited partner investments.

         The General Partner is in the process of assessing Year 2000 issues with third parties, comprised primarily of certain financial institutions and other vendors, with whom the Partnership has a material business relationship (Third Parties). Currently, the Partnership believes that if a significant portion of these financial institutions is non-compliant for a substantial length of time, the Partnership's operations and financial condition would be materially adversely affected. Non-compliance by other Third Parties is not expected to have a material effect on the Partnership's results of operations and financial condition. The General Partner is in the process of sending letters to these and other Third Parties requesting representations of their Year 2000 readiness.

         The total costs to remedy Year 2000 issues will be paid by the General Partner. None of such costs will be reimbursed by the Partnership.

         The worst case scenario from the impact of Year 2000 cannot presently be predicted.

Forward Looking Statements and Other Year 2000 Risk Factors

         The foregoing analysis of Year 2000 issues includes forward-looking statements and predictions about possible or future events, results of operations and financial condition. As such, this analysis may prove to be inaccurate because of the assumptions made by the General Partner or the actual development of future events. No assurance can be given that any of these forward-looking statements and predictions will ultimately prove to be correct or even substantially correct.

         Various other risks and uncertainties could also affect the Year 2000 analysis causing the effect on the Partnership to be more severe than discussed above. The General Partner's Year 2000 compliance testing cannot guarantee that all computer systems will function without error beyond the Year 2000. Risks also exist with respect to Year 2000 compliance by Third Parties, such as the risk that an external party, who may have no relationship to the Partnership or the General Partner, but who also has a significant relationship with one or more Third Parties, may have a system failure that adversely affects the Partnership's ability to conduct business. While the General Partner is attempting to identify such external parties, no assurance can be given that it will be able to do so. Furthermore, Third Parties with direct relationships with the Partnership, whose systems have been identified as likely to be Year 2000 compliant, may suffer a breakdown due to unforeseen circumstances. It is also possible that the information collected by the General Partner for these Third Parties regarding their compliance with Year 2000 issues may be incorrect. Finally, it should be noted that the foregoing discussion of Year 2000 issues assumes that to the extent the General Partner's systems fail, whether because of unforeseen complications or because of Third Parties' failure, switching to manual operations will allow the Partnership to continue to conduct its business. While the General Partner believes this assumption to be reasonable, if it is incorrect, the Partnership's results of operations would likely be adversely affected.

                                    BUSINESS

         The Partnership is a California limited partnership organized on June 14, 1984, which invests in first, second, third, wraparound and construction mortgage loans and loans on leasehold interest mortgages. In June 1985, the Partnership became the successor-in-interest to, and acquired the assets and limited partners of, Owens Mortgage Investment Fund I, a California limited partnership formed in June 1983 with the same policies and objectives as the Partnership. In October 1992, the Partnership changed its name from Owens Mortgage Investment Partnership II to Owens Mortgage Investment Fund, a California Limited Partnership. The address of the Partnership is P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is (925) 935-3840.

         The General Partner makes and arranges or purchases all of the loans invested in by the Partnership. In connection with the investment in loans, the Partnership in limited instances may acquire an equity interest in the underlying real property in the form of a shared appreciation interest. To date, the Partnership has not acquired any material shared appreciation interests. The Partnership's mortgage loans are secured by mortgages on unimproved, improved, income-producing and non-income-producing real property, such as apartments, shopping centers, office buildings, and other commercial or industrial properties. No single Partnership loan may exceed 10% of the total Partnership assets as of the date the loan is made.

         The following table shows the growth in total Partnership capital, mortgage investments and net income as of and for the nine months ended September 30, 1998 and as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993.

                                           Total Partners'            Mortgage                    Net
                                           Capital                    Investments                 Income

1998 (nine months)..............         $   197,294,871            $   176,446,203           $    13,048,311
1997............................         $   190,731,135            $   174,714,607           $    15,420,247
1996............................         $   176,840,104            $   154,148,933           $    14,758,412
1995............................         $   164,744,443            $   151,350,591           $    13,491,375
1994............................         $   151,846,728            $   145,050,213           $    12,709,424
1993............................         $   137,583,163            $   133,549,495           $     9,318,645

         As of September 30, 1998, the Partnership held investments in 198 mortgage loans, secured by liens on title and leasehold interests in real property, and one loan secured by a collateral assignment of a limited liability company that owns and is developing commercial real property in Arizona. 54% of the mortgage loans are located in Northern California. The remaining 46% are located in Southern California, Oregon, Washington, Montana, Nevada, Arizona, and Hawaii. The following table sets forth the types and maturities of mortgage investments held by the Partnership as of September 30, 1998:

TYPES AND MATURITIES OF MORTGAGE INVESTMENTS
(As of September 30, 1998)

                                                        Number of Loans         Amount            Percent

1st Mortgages....................................                160        $ 159,185,333           90.22%
2nd Mortgages....................................                 37           16,699,954            9.46%
3rd Mortgages or wraparound deeds of trust.......                  2              560,916             .32%
                                                               -----      -----------------    -----------
                                                                 199        $ 176,446,203          100.00%
                                                                 ===        =============          =======


Maturing on or before September 30, 1999 (1).....                 88         $ 58,534,318           33.17%
Maturing on or between October 1, 1999 and September              74           89,877,841           50.94%
  30, 2002.......................................
Maturing on or between October 1, 2002 and September              37           28,034,044           15.89%
                                                               -----      ---------------        ---------
  2, 2018
                                                                 199        $ 176,446,203          100.00%
                                                                 ===        =============          =======


Income Producing Properties......................                169        $ 157,902,115           89.49%
Single Family Residences.........................                 12            2,159,101            1.22%
Unimproved land..................................                 18           16,384,987            9.29%
                                                               -----       --------------         --------
                                                                 199        $ 176,446,203          100.00%
                                                                 ===        =============          =======


--------

(1)      $21,622,000 was past maturity as of September 30, 1998.

         The average loan balance of the mortgage loan portfolio of $887,000 as of September 30, 1998 is considered by the General Partner to be a reasonable diversification of investments concentrated in mortgages secured by commercial properties. Of such investments, 38% earn a variable rate of interest and 62% earn a fixed rate of interest. All were negotiated according to the Partnership's investment standards.

         Due to general economic conditions, certain sectors of the commercial real estate market have recently experienced increases in both values and rental rates and decreases in vacancy rates. When the General Partner experiences increased competition for quality loans, as has been the case during 1998, it continues to use relatively low loan-to-value ratios as a major criteria in making loans to minimize the risk of being undersecured. See "Risk Factors--Risks of Real Estate Mortgage Loans--Risks of Unexpected Declines in Values of Secured Properties" at page 7.

         As of September 30, 1998, the Partnership was invested in construction loans of approximately $9,860,000 and in loans partially secured by a leasehold interest of $12,699,000.

         The   Partnership   has  other  assets  in  addition  to  its  mortgage
investments, comprised principally of the following:

              $12,931,000 in cash, cash equivalents and marketable securities which is held for investment, required to transact the business of the Partnership, or in conjunction with contingency reserve requirements;

              $10,229,000 in real estate acquired through foreclosure (including $345,000 in the development limited partnership formed to develop the property located in Carmel Valley, California and $719,000 in the corporate joint venture formed to develop the property located in Los Gatos, California); and

              $2,724,000 in interest receivable.

Delinquencies

         The General Partner does not regularly examine the existing loan portfolio to see if acceptable loan-to-value ratios are being maintained because the majority of loans mature in a period of only 1-7 years. The General Partner will perform an internal review on a property securing a loan in the following circumstances:

              payments on the loan securing the property become delinquent;

              the loan is past maturity;

              it learns of physical changes to the property securing the loan or to the area in which the property is located; or

              it learns of changes to the economic condition of the borrower or of leasing activity of the property securing the loan.

         A review includes a physical evaluation of the property and the area in which the property is located, the financial stability of the borrower, and the property's tenant mix. The General Partner may then work with the borrower to bring the loan current.

         As of September 30, 1998, the Partnership's portfolio included $13,444,000 (compared with $5,236,000 as of December 31, 1997) of loans delinquent more than 90 days, representing 7.6% of the Partnership's investment in mortgage loans. Loans delinquent for at least 90 days have historically represented between 5% to 10% of the total loans outstanding at any given time. The balance of delinquent loans at September 30, 1998 includes $3,893,000 (compared with $3,279,000 as of December 31, 1997) in the process of foreclosure and $4,000 (compared with $184,000 as of December 31, 1997) involving loans to borrowers who are in bankruptcy. The General Partner believes that these loans may result in a loss of principal and interest. However, the General Partner believes that the $3,500,000 allowance for losses on loans which is maintained in the financial statements of the Partnership as of September 30, 1998 is sufficient to cover any potential losses of principal. With the exception of the sale of the Sonora property to the General Partner in 1998, at a loss of $712,000, the Partnership has not suffered material losses on defaults or foreclosures.

         Of the $5,236,000 that was delinquent as of December 31, 1997, $3,098,000 remained delinquent as of September 30, 1998, $1,172,000 was paid off, $331,000 became current, $455,000 became real estate acquired through foreclosure of the Partnership and $180,000 became real estate owned by an affiliate of the General Partner.

         Although not required to do so, the General Partner has at times in the past purchased certain loans from the Partnership at the time of foreclosure for the unpaid principal amount in order to prevent the Partnership from suffering a loss upon foreclosure. This generally occurred where there was more than one investor in the loan for which the property provided security and because the General Partner wanted to avoid administrative problems associated with multiple ownership of real property. For the most part, the General Partner will no longer purchase defaulted loans from the Partnership and will act to cause the Partnership to foreclose and obtain title to the real property securing the loan when necessary to enforce the Partnership's rights to the security. Losses from delinquencies may increase as a result.

         Despite this general policy change, where payments on delinquent loans are not made currently by the borrowers, the General Partner has chosen to continue to purchase the Partnership's receivables for delinquent interest on a monthly basis only on certain loans originated prior to May 1, 1993. Such loans totaled $1,896,000 as of September 30, 1998. The amount of purchases made and not reimbursed by borrowers during the nine months ended September 30, 1998 and the year ended December 31, 1997 was $82,000 and $87,000, respectively. Such payments have been recorded by the Partnership as interest payments as if made by the borrower, and have not been classified as contributions by the General Partner or as loans made by the General Partner. The Partnership has no obligation to repay such amounts to the General Partner.

         Following  is  a  table  representing  the  Partnership's   delinquency
experience (over 90 days) as of December 31, 1995, 1996, 1997 and September 30, 1998:

                                                    1995               1996              1997               1998
                                                    ----               ----              ----               ----
Delinquent Loans.......................       $     12,037,000   $    11,348,000   $    5,236,000     $    13,444,000
Nonperforming Delinquent Loans.........       $      8,309,000   $    10,012,000   $    3,751,000     $    11,548,000
Total Mortgage Investment..............       $    151,351,000   $   154,149,000   $  174,715,000     $   176,446,000
Percent of Delinquent Loans to Total Loans               7.95%             7.36%            3.00%               7.62%
Percent of Nonperforming Delinquent Loans                5.49%             6.50%            2.15%               6.54%
  to Total Loans.......................

         The following delinquent loans formerly held by the Partnership have been acquired and foreclosed upon by the General Partner from January 1, 1994 through September 30, 1998:


                                     Delinquent                 Year
                Principal            Interest               Foreclosed
              $    58,000           $   4,417                  1994
                1,184,223             252,810                  1995
                2,320,000              86,981                  1996
                  613,400              50,625                  1997
                       --                  --                  1998

         As of September 30, 1998, the General Partner continued to own real property that provides security on $2,095,332 of loans payable to the Partnership by the General Partner, who was required to make payments on such loans in accordance with the terms thereof. However, all of these loans were repaid by the General Partner in November 1998.

         Should the General Partner realize any further gain or loss on the disposition or operation of a property acquired by the General Partner through foreclosure of a Partnership loan, the General Partner will retain such gain or absorb such loss. The Partnership will not have any claim to any gain nor will it be liable for any loss on such activities.

         If the delinquency rate increases on loans held by the Partnership, the interest income of the Partnership will be reduced by a proportionate amount. For example, if an additional 10% of the Partnership loans become delinquent, the mortgage interest income of the Partnership would be reduced by approximately 10%. If a mortgage loan held by the Partnership is foreclosed on, the Partnership will acquire ownership of real property and the inherent benefits and detriments of such ownership that are described under "Risk Factors--Risks of Real Estate Mortgage Loans--Risks of Real Estate Ownership after Foreclosures," at page 9.

Real Estate Owned

         Between 1993 and 1998, the Partnership has foreclosed on certain delinquent mortgage loans and has acquired title to the properties securing the loans. As of September 30, 1998, the Partnership held title to eleven properties that were acquired through foreclosure. All of the properties are either currently being marketed for sale or will be marketed for sale in the foreseeable future. None of the properties individually has a book value greater than 2% of total Partnership assets as of September 30, 1998.

              The Partnership's title to all eleven properties is held as fee simple.

              There are no mortgages or encumbrances on any of the Partnership's real estate properties.

              Of the eleven properties held, five of the properties are either partially or fully leased to various tenants. Only minor renovations and repairs to the properties are currently being made or planned.

              Management of the General Partner believes that all properties owned by the Partnership are adequately covered by insurance.

              The Partnership maintains an allowance for losses on real estate held for sale in its financial statements of $1,184,000 as of September 30, 1998.

         Real estate acquired through foreclosure is typically held for a number of years before ultimate disposition. During the time that the real estate is held, the Partnership usually earns less income on these properties than could be earned on mortgage loans.

Principal Investment Objectives

         The Partnership invests primarily in mortgage loans on commercial, industrial and residential income-producing real property and land. The General Partner negotiates the terms of and makes or purchases all loans, which are then acquired by the Partnership, on a loan-by-loan basis.

         The Partnership's two principal investment objectives are to preserve the capital of the Partnership and provide monthly cash distributions to the limited partners. It is not an objective of the Partnership to provide tax-sheltered income. Under the Partnership Agreement, the General Partner would be permitted to modify these investment objectives without the vote of limited partners but has no authority to do anything that would make it impossible to carry on the ordinary business as a mortgage investment limited partnership.

         The General Partner locates and identifies virtually all mortgages the Partnership invests in and makes all investment decisions on behalf of the Partnership in its sole discretion. The limited partners are not entitled to act on any proposed investment. In evaluating prospective investments, the General Partner considers such factors as the following:

              the ratio of the amount of the investment to the value of the property by which it is secured;

              the property's potential for capital appreciation;

              expected levels of rental and occupancy rates;

              current and projected cash flow of the property;

              potential for rental increases;

              the degree of liquidity of the investment;

              geographic location of the property;

              the condition and use of the property;

              the property's income-producing capacity;

              the quality, experience and creditworthiness of the borrower;

              general economic conditions in the area where the property is located; and

              any other factors which the General Partner believes are relevant.

         Substantially all investment loans of the Partnership are originated by the General Partner, which is licensed by the State of California as a real estate broker and California Finance Lender. During the course of its business, the General Partner is continuously evaluating prospective investments. The General Partner originates loans from mortgage brokers, previous borrowers, and by personal solicitations of new borrowers. The Partnership may purchase existing loans that were originated by other lenders. Such a loan might be obtained by the General Partner from a third party and sold to the Partnership at an amount equal to or less than its face value. The General Partner evaluates all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets the standards established for the Partnership, and if the loan can meet the Partnership's investment criteria and objectives. An appraisal will be ordered on the property securing the loan, and an officer, director, agent or employee of the General Partner will inspect the property during the loan approval process.

         The Partnership requires that each borrower obtain a title insurance policy as to the priority of the mortgage and the condition of title. The Partnership obtains an independent, on-site appraisal from a qualified appraiser for each property in which it invests. Appraisals will ordinarily take into account factors such as property location, age, condition, estimated building cost, community and site data, valuation of land, valuation by cost, valuation by income, economic market analysis, and correlation of the foregoing valuation methods. The General Partner additionally relies on its own independent analysis in determining whether or not to arrange a particular mortgage loan for the Partnership.

Types of Mortgage Loans

         The Partnership invests in first, second, and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. The Partnership does not ordinarily make or invest in mortgage loans with a maturity of more than 15 years, and most loans have terms of 1-7 years. All loans provide for monthly payments of interest and some also provide for principal amortization, although many Partnership loans provide for payments of interest only and a payment of principal in full at the end of the loan term. The General Partner does not originate loans with negative amortization provisions.

         First Mortgage Loans

         First mortgage loans are secured by first deeds of trust on real property. Such loans are generally for terms of 1-7 years. In addition, such loans do not usually exceed 80% of the appraised value of improved residential real property, 50% of the appraised value of unimproved real property, and 75% of the appraised value of commercial property.

         Second and Wraparound Mortgage Loans

         Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, the Partnership generally makes principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

         Third Mortgage Loans

         Third  mortgage  loans  are  secured  by  third  deeds of trust on real property which is already subject to prior first and second mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property.

         Construction Loans

         Construction loans are loans made for both original development and renovation of property. Construction loans invested in by the Partnership are generally secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgaged property is being developed, the amount of such loans generally will not exceed 75% of the post-development appraised value.

         The Partnership will not usually disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified certain aspects of the construction and its costs. In addition, the Partnership requires the submission of signed labor and material lien releases by the borrower in connection with each completed phase of the project prior to making any periodic disbursements of loan proceeds.

         Leasehold Interest Loans

         Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. Such loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guarantees of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans all permit the General Partner to cure any default under the lease.

         Variable Rate Loans

         Approximately 38% ($67,370,000) of the Partnership's loans as of September 30, 1998 bear interest at a variable rate. Variable rate loans originated by the General Partner may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board).

         The General Partner may negotiate spreads over these indices of from 2.5% to 5.5%, depending upon market conditions at the time the loan is made.

         The following is a summary of the various indices described above as of September 30, 1998 and December 31, 1997:

                                                   September 30,    December 31,
                                                       1998             1997

     One-year Treasury Constant Maturity Index         4.41%            5.51%

     Five-year Treasury Constant Maturity Index        4.24%            5.71%

     Prime Rate Index                                  8.50%            8.50%

     Monthly Weighted Average Cost of Funds for
       Eleventh District Savings Institutions          4.90%            4.96%

         It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to the Partnership. The General Partner attempts to minimize such interest rate differential by tying variable rate loans to indices that are more sensitive to fluctuations in market rates. In addition, most variable rate loans originated by the General Partner contain provisions under which the interest rate cannot fall below the starting rate.

         Interest Rate Caps

         All variable rate loans acquired by the Partnership have interest rate caps. The interest rate cap is generally a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. The inherent risk in interest rate caps occurs when general market interest rates exceed the cap rate.

         Assumability

         Variable rate loans of 5 to 10 year maturities are generally not assumable without the prior consent of the General Partner. The Partnership does not typically make or invest in other assumable loans. To minimize risk to the Partnership, any borrower assuming a loan is subject to the same stringent underwriting criteria as the original borrower.

Prepayment Penalties

         The Partnership's loans typically do not contain prepayment penalties. If the Partnership's loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to the Partnership on the reinvestment of the prepayment proceeds. However, as of September 30, 1998, $67,050,000 (approximately 38%) of the mortgage loans held in the Partnership's portfolio were variable rate loans which by their terms generally have lower interest rates in a market of falling interest rates, thereby providing lower yields to the Partnership. However, these loans are written with relatively high minimum interest rates, which generally minimizes the risk of lower yields.

Balloon Payment

         A majority of the loans made or invested in by the Partnership require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

Equity Interests and Participation in Real Property

         As part of investing in or making a mortgage loan the Partnership may acquire an equity interest in the real property securing the loan in the form of a shared appreciation interest or other equity participation.

Debt Coverage Standard for Mortgage Loans

         Loans on commercial property require the net annual estimated cash flow to equal or exceed the annual payments required on the mortgage loan.

Loan Limit Amount

         The Partnership limits the amount of its investment in any single mortgage loan, and the amount of its investment in mortgage loans to any one borrower, to 10% of the total Partnership assets as of the date the loan is made.

Mortgage Loans to Affiliates

         The Partnership will not invest in mortgage loans made to the General Partner, affiliates of the General Partner, or any limited partnership or entity affiliated with or organized by the General Partner. However, the Partnership may acquire investment in a mortgage loan payable by the General Partner when the General Partner has assumed by foreclosure the obligations of the borrower under that loan. As of September 30, 1998, the Partnership had secured loans under which the General Partner and an affiliate were obligated in the total amount of $2,095,332. However, all of these loans but one in the amount of $180,000 were paid off in full in November 1998.

Purchase of Loans from Affiliates

         Although it has never done so, the Partnership may purchase loans from the General Partner or its affiliates that were originated by the General Partner and first held for its own portfolio, as long as the loan is not in default and otherwise satisfies all of the Partnership's lending criteria. In addition, if the loan did not originate within the 90 days prior to its purchase by the Partnership from the General Partner, the General Partner must retain a minimum of a 10% interest in the loan. This requirement also applies to any loan originated by an affiliate of the General Partner.

Borrowing

         The Partnership has not incurred indebtedness for the purpose of investing in mortgage loans. However, the Partnership may incur indebtedness in order to prevent default under mortgage loans which are senior to the Partnership's mortgage loans or to discharge senior mortgage loans if this becomes necessary to protect the Partnership's investment in mortgage loans. Such short-term indebtedness may be with recourse to the Partnership's assets. In addition, although the Partnership has not historically done so, the Partnership may incur indebtedness in order to operate or develop a property that the Partnership acquires under a defaulted loan.

Repayment of Mortgages On Sales of Properties

         The Partnership invests in mortgage loans and does not acquire real estate or engage in real estate operations or development (other than when the Partnership forecloses on a loan or takes over management of such foreclosed property). The Partnership also does not invest in mortgage loans primarily for sale or other disposition in the ordinary course of business.

         The Partnership may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. This may be done if the General Partner determines that repayment appears to be advantageous to the Partnership based upon then-current interest rates, the length of time that the loan has been held by the Partnership, the credit-worthiness of the buyer and the objectives of the Partnership. The net proceeds to the Partnership from any sale or repayment are invested in new mortgage loans, held as cash or distributed to the partners at such times and in such intervals as the General Partner in its sole discretion determines.

No Trust or Investment Company Activities

         The Partnership has not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and, therefore, is not subject to the restrictions on its activities that are imposed on real estate investment trusts. The Partnership conducts its business so that it is not an "investment company" within the meaning of the Investment Company Act of 1940. It is the intention of the Partnership to conduct its business in such manner as not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Miscellaneous Policies and Procedures

         The Partnership will not:

              issue securities senior to the Units or issue any Units or other securities for other than cash;

              invest in the securities of other issuers for the purpose of exercising control, except in connection with the exercise of its rights as a secured lender;

              underwrite securities of other issuers; or

              offer securities in exchange for property.

Competition and General Economic Conditions

         The Partnership's major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, and other entities both larger and smaller than the Partnership. The Partnership is competitive in large part because the General Partner generates all of its loans. The General Partner has been in the business of making or investing in mortgage loans in Northern California since 1951 and has developed a quality reputation and recognition within the field.

         For the past few years, the major institutional lenders have not been as active in the commercial mortgage market as in past years. Recently, however, many major institutional lenders have reentered the commercial mortgage market due to a stronger economy, stabilized property values and leasing rates, and the decrease in demand for residential loans. This has created increased competition to the Partnership for investments in mortgages secured by commercial properties, creating downward pressure on interest rates. As such, interest rates of mortgage investments held by the Partnership have generally decreased over the past several months and may decrease further in the near future, reducing the net income of the Partnership and the yield earned by the limited partners.

Available Information

         This Prospectus does not contain all information set forth in the Registration Statement on Form S-11 (No. 33-__________) and exhibits thereto which the Partnership has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and to which reference is hereby made. Additionally, the Partnership is subject to the informational  requirements  of the  Securities  and  Exchange  Act of 1934,  as
amended, and in accordance therewith files reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and other reports and information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

               HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER

Introduction

         The following discussion is limited to the laws of the State of California, where most of the real estate that secures the loans invested in by the Partnership is located. The laws of other states where the Partnership has or may have mortgage investments may be significantly different. The Partnership generally obtains the advice of legal counsel in those states, in connection with new loans in those states.

General

         Most of the Partnership's loans are secured by a deed of trust, the most commonly used way of securing the lender's interest in a real property secured loan. In this Prospectus, references to "mortgages" or "mortgage loans" include "deeds of trust" or "deeds of trust loans."

Parties to a Deed of Trust

         The deed of trust has these parties:

               The borrower- trustor (like a mortgagor);

               The trustee; and

               The lender- creditor (like a mortgagee).

         The borrower conveys the property, until the debt is paid, in trust to the trustee for the benefit of the lender (the "beneficiary"), to secure the payment of the borrower's obligations.

         The power of the trustee is governed by the loan documents and the state law. The trustee under the Partnership's loans will normally be Investors Yield, Inc., a wholly owned subsidiary of the General Partner, which is a California corporation qualified to act as a trustee. The trustee may be changed by the Partnership and a different qualified trustee appointed.

Foreclosure

         Nonjudicial Foreclosure

          When a Partnership loan is in default and the General Partner's judgment is that the best way of protecting the Partnership's interest in the loan is to foreclose, it will act to do so. The most commonly used foreclosure procedure is the following:

         The General Partner notifies the trustee;

              The trustee records a notice of default, sends it to the borrowers, and publishes it publicly;

              If there is a lien on the property that is junior to the Partnership's, the junior lienhholder or its borrower has time to cure the default and reinstate the loan;

              The trustee may sell the secured property by public auction after the required notice has been provided to the borrower, unless it pays the loan obligations;

              The beneficiary under the deed of trust, in this case the Partnership, may make a non-cash bid equal to the total amount secured by the deed of trust, including fees and expenses; any other bidder may be required by the trustee to show evidence of ability to pay its bid amount in cash;

              After the sale, the trustee will execute and deliver a trustee's deed to the Partnership if it is the purchaser; title under this deed is subject to all prior liens and claims, including real estate taxes.

              If the Partnership's deed of trust was not superior to all other liens on the property, foreclosure by the Partnership leaves it subject to those prior liens.

         Proceeds to Partnership from Trustee Sale

         When the Partnership uses non-judicial foreclosure, the trustee first applies the amount of the Partnership's purchase bid to the fees and costs of the sale, and then to the unpaid indebtedness. Amounts in excess of that, if any, are paid first to holders of any junior liens and then to the borrower. Following the trustee's sale, the borrower's right to redeem the property is cut off, and the Partnership normally has no further right, under California law, of collection for any amount remaining unpaid under the loan, unless there was other security obtained from the borrower, such as property other than the real estate.

         Judicial Procedure

         If the Partnership's object is to seek a judgment in court against the borrower for the deficiency between the value of the secured real property and the amount due under the loan, it may seek judicial foreclosure of its deed of trust. This is a more prolonged procedure, usually, subject to most of the delays and expenses of other lawsuits, sometimes requiring years to complete. Recovery of such a deficiency judgment is also barred by California law in certain situations where the loan was made to purchase the real estate, and is subject to other statutory limitations. Following a judicial foreclosure sale, the borrower or its successor has either one year or three months, depending upon the type of purchase made at the sale, to redeem the property and remains in possession during this period. Consequently, judicial foreclosure is rarely used by the Partnership.

         Other Statutory Provisions Affecting Foreclosure

          Other statutes, such as bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying the Partnership's foreclosure under a deed of trust and reducing the amount realized from a trustee's sale, due to such delay, such as a decline in the borrower's financial condition or ability to maintain the secured property pending recovery of it by the Partnership.

Provisions in Deeds of Trust

         Insurance and Condemnation Proceeds

         The form of deed of trust used by the Partnership gives it the right to receive all proceeds from hazard insurance and any award made in a condemnation proceeding and use those funds to apply to the indebtedness under the loan.

         Future Advances Clause

         If the Partnership advances additional funds to a borrower, these will be covered by the deed of trust. Under California law, the Partnership's priority with respect to those advances depends on whether an advance was obligatory or optional. If obligatory, the Partnership's priority will remain as to the advance. If optional, the advance will be subordinate to any other lien imposed with the knowledge of the Partnership after it made its original loan.

         Borrower's Must Pay Taxes and Prior Liens, Maintain Property

         If the borrower under a Partnership deed of trust does not pay when due all taxes and assessments and prior liens on the secured property and maintain the property with adequate hazard insurance, the Partnership can step in and do these things itself. If it does, its expenditures become additions to the indebtedness of the borrower under the deed of trust.

         "Due-on-Sale" Clauses

         The Partnership's standard form of deed of trust, like that of most institutional lenders, may contain a due-on-sale clause, permitting the Partnership to accelerate payment of the loan if the borrower sells or transfers the secured property.

         Under a 1982 federal statute and a U.S. Supreme Court case, the Partnership should be permitted to enforce a due-on-sale clause, with certain exceptions pertaining to specific residential property. None of the Partnership's investment loans are secured by that type of residential property and its due-on-sale clauses should therefore be enforceable.

         "Due-on-Encumbrance" Clauses

         If a "due-on-encumbrance" clause is in a Partnership's deed of trust, it permits the Partnership to accelerate the maturity of the loan if the borrower encumbers the property with an additional lien, or it may prohibit such a lien altogether. The due-on-encumbrance clause would probably be enforceable, like its due-on-sale clause, because the Partnership's loans are not secured by the type of residential property that would make the loans unenforceable.

         Prepayment Charges

         The Partnership's deed of trust may provide that a borrower must pay specified additional amounts if it makes early payments on or full repayment of the loan. A similar provision would preclude the borrower from repayment for a specified period of time, usually several years. These provisions should be enforceable by the Partnership, so long as any reasonable charges are imposed. The Partnership's deeds of trust usually do not contain this type of provision.

         The General Partner has the total discretion to waive prepayment charges imposed by any Partnership's deed of trust.

         Late Charges and Additional Interest on Delinquent Payments

         The Partnership's loans generally include a provision which requires the borrower to pay a late payment charge, if payments are not received within the specified period, and additional interest on delinquent payments. These provisions should be enforceable if the amount of the charge is reasonable. All late charges and additional interest on delinquent payments is retained by the General Partner, and may be considered compensation for its services to the Partnership.

California Usury Law Not Applicable to Partnership Mortgage Loans

         The General Partner is licensed as a real estate broker by the California Department of Real Estate and as a California Finance Lender by the Corporations Commissioner. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All mortgage loans of the Partnership are made or arranged by the General Partner for the Partnership.

         When the Partnership invests in a loan in a state other than California, it consults with legal counsel in that state for advice as to the usury laws there. The Partnership will always seek to invest in loans that will not cause usury law violations in any state. It is possible, however, that violation could have inadvertently occurred, or may occur in the future, although the General Partner knows of no such loans. Severe penalties, including loss of interest and treble damages, may be imposed for violations of usury laws.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summarizes the anticipated federal income tax aspects of an investment in the Partnership. It is impractical to discuss all tax consequences of federal, state, and local law of an investment. This summary is based on the Internal Revenue Code of 1986, as amended ("Code"), existing laws, judicial decisions and administrative regulations, rulings and practice, any of which could change, and such changes could be retroactive.

         The Partnership and the limited partners may be subject to state and local taxes in states and localities in which the Partnership may be deemed to be doing business, and this discussion does not cover state or local tax consequences to a limited partner.

         Some of the deductions claimed or positions taken by the Partnership may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships, and an audit of the Partnership's information return may result in, among other things, an increase in the Partnership's gross income, the disallowance of certain deductions or credits claimed by the Partnership or an audit of the income tax returns of a limited partner.

         Any audit adjustments made by the IRS could adversely affect the limited partners, and even if no such adjustments were ultimately sustained, the limited partners would, directly or indirectly, bear the expense of contesting such adjustments.

         Limited partners are advised to consult their own tax advisors, with specific reference to their own tax situation and potential changes in applicable laws and regulations.

         Neither the Partnership's independent accountant or tax counsel will prepare or review the Partnership's income tax information returns, which will be prepared by the General Partner. Tax matters involving the Partnership will be handled by the General Partner, often with the advice of independent accountants, and may be reviewed with tax counsel in certain circumstances.

         Tax counsel has rendered an opinion to the Partnership that:

              the Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

              the Partnership will not be classified as a "publicly traded partnership" for federal income tax purposes; and

              the discussion set forth below is an accurate summary of certain material federal income tax aspects of an investment by a limited partner in the Partnership.

         The following discusses the material tax issues associated with an investment in the Partnership.

         This discussion considers existing laws, applicable current and proposed Treasury Regulations ("Regulations"), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. It is not known whether a court would sustain any Partnership position, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

         Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in the Partnership.

         Each person is urged to consult and rely upon his own tax advisor with respect to the federal and state consequences arising from an investment in the partnership. The cost of such consultation could, depending on the amount thereof, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary. This section only provides the current state of tax laws. Investors should be aware that the IRS may not agree with all tax positions taken by the Partnership and that legislative, administrative or court decisions may reduce or eliminate the anticipated tax benefits to an investor.

Classification as a Partnership

         Under  Regulations   issued  in  December  1996  (the   "Check-the-Box"
Regulations), a partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997. The General Partner will not cause the Partnership to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion set forth below regarding the tax treatment of publicly traded partnerships, it is the opinion of tax counsel that that the Partnership will retain its classification as a partnership for federal income tax purposes.

The Partnership Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term "publicly traded partnership" as any partnership the interest of which are readily traded on an established securities market; or readily tradable on a secondary market or the substantial equivalent thereof.

         IRS Notice 88-75 sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under
Section 7704. It primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b).

         In 1995, the IRS issued Final Regulations under Section 7704 (the "Final PTP Regulations"). The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications, and are generally effective for taxable years beginning after December 31, 1995. However, the Final PTP Regulations contain a transitional rule which provides that for partnerships, like the Partnership, that were actively engaged in an activity before December 4, 1995, the Final PTP Regulations will not be effective until taxable years beginning after December 31, 2005, unless the partnership adds a substantial new line of business after December 4, 1995.
During this transitional period, such partnerships may continue to rely on Notice 88-75.

         The Final PTP Regulations provide that an established securities market includes:

              a national securities exchange registered under the Securities Exchange Act of 1934;

              a national securities exchange exempt from registration because of the limited volume of transactions;

              a foreign securities exchange;

              a regional or local exchange; and

              an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market).

         As indicated above, the primary focus of Notice 88-75 is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." The Notice and the Final PTP Regulations provide a number of safe harbors relative to this determination. The safe harbors in the Final Regulations generally track those in Notice 88-75. Included as safe harbors in Notice 88-75 and the Final PTP Regulations are those designated as "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbors").

         The Lack of Actual Trading Safe Harbors contained in Notice 88-75 provide that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed a specified percentage (either 5% or 2%) of the total interests in partnership capital or profits.

         The determination of whether the specified percentage is 5% (the "Five Percent Safe Harbor") or 2% (the "Two Percent Safe Harbor") depends on which of certain designated transfers are disregarded for purposes of determining whether the percentage limitation has been satisfied. This is discussed in greater detail below. The Final Regulations contain a Lack of Actual Trading Safe Harbor which essentially conforms to the Two Percent Safe Harbor in Notice 88-75.

         Certain transfers are disregarded for purposes of determining whether these safe harbors are satisfied. These include transfers at death, transfers in which the basis is determined under Section 732 of the Code and interests issued by the partnership for cash, property or services. In addition, for purposes of the Two Percent Safe Harbor interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below are also disregarded.

         Notice 88-75 and the Final Regulations each contain a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). These safe harbors are substantially identical and provide that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. A redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement and which are provided for in the Partnership Agreement are:

              the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right;

              the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and

              the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

         The Partnership Agreement provides that a limited partner may not transfer his interest in the Partnership, if in the opinion of tax counsel for the Partnership it would jeopardize the status of the Partnership as a partnership for federal income tax purposes. To prevent that:

              the Partnership will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

              the General Partner will prohibit any transfer of Units to exceed the limitations under the applicable safe harbor provision; and

              the General Partner will not permit any withdrawal of Units except in compliance with the provisions of the Partnership Agreement.

         Based upon the provisions of the Partnership Agreement and the representations of the General Partner, tax counsel's opinion is that:

              interests in the Partnership will not be traded on an established securities market within the meaning of Section 7704 of the Code;

              the operation of the Partnership with regard to the withdrawal by limited partners will qualify for the Redemption and Repurchase Safe Harbor;

              the operation of the Partnership with regard to the transfer of Units by limited partners will qualify for either the Two Percent Safe Harbor or the Five Percent Safe Harbor, whichever, is applicable for a given year;

              interests in the Partnership will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and

              the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

         A partnership which is a publicly traded partnership under Section 7704 of the Code is not a corporation for federal income tax purposes, if 90% or more of its gross income is "qualifying income." "Qualifying income" for this purpose includes interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

         If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business for purposes of the unrelated trade or business taxable income rules discussed below.

         It is not clear whether the Partnership would satisfy this "qualifying income" test. (This would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.) The General Partner expects that more than 90% of the Partnership's income will be of the passive-type included in the definition of "qualifying income." However, it is not clear whether the Partnership is engaged in the conduct of a financial business. If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. The Partnership will file partnership information returns reporting its operations on the accrual basis for each calendar year.

Determination of Basis in Units

         In general, a limited partner is not taxed on partnership distributions unless such distributions exceed the limited partner's adjusted basis in his Units. A limited partner's adjusted basis in his Units is the amount originally paid increased by:

              his proportionate share of Partnership indebtedness with respect to which no partner is personally liable,

              his proportionate share of the Partnership's taxable income, and any additional contributions to the Partnership's capital by such limited partner, and decreased by:

              his proportionate share of losses of the Partnership,

              the amount of cash, and fair value of noncash, distributions to such limited partner, and any decreases in his share of any nonrecourse liabilities of the Partnership.

Any increase in nonrecourse liabilities is a cash contribution and a decrease in nonrecourse liabilities is a cash distribution, even though the limited partner does not actually contribute or receive cash. Distributions in excess of such basis generally will be gain from the sale or exchange of a limited partner's interest in the Partnership.

Allocations of Profits and Losses

         The Partnership will allocate to the partners profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. These allocations will be accepted by the IRS as long as they have "substantial economic effect" under their Regulations by satisfying one of these tests:

              it has "substantial economic effect" (the "substantial economic effect test");

              it is in accordance with the partners' interest in the Partnership (the "partners' interest in the partnership test"); or

              it is "deemed" to be in accordance with the partners' interest in the Partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on our operations.

         It is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a partner will be allocated losses in excess of the economic losses actually borne by such partner. For these reasons, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

         The allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the partners. For this reason, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the Partnership.

Limitations on the Deduction of Losses

         The Partnership does not expect that it will incur net losses for income tax purposes in any taxable year. However, if the Partnership were to incur losses in any year, the ability of a limited partner to deduct such losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

         Section 704(d) of the Code provides that a limited partner's share of Partnership losses will be allowed as a deduction only to the extent of his adjusted basis in his Units at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction.

The At Risk Limitation

         Section 465 of the Code provides that the Partnership may not deduct losses incurred in its lending activities, in an amount exceeding the aggregate amount it is "at risk" at the close of its taxable year. This limits Partnership tax losses as offsets against other taxable income of a limited partner to an amount equal to his adjusted basis in his Units, excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include the purchase price of your Units to the extent you used the proceeds of a nonrecourse borrowing to purchase the Units.

The Passive Loss Rules

         Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations to offset passive income and not to offset "non-passive" income. Unused credits attributable to passive activities may be carried forward and treated as deductions and credits from passive activities in the next year. Unused losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, passive net income (but not passive net loss) is treated as nonpassive. One of the items in this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         The  General   Partner  expects  that  at  no  time  will  the  average
outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership's mortgage loans. If the Partnership is deemed for tax purposes to be engaged in the trade or business of lending money, it is an equity-financed lending activity. The Partnership's income will therefore generally be recharacterized as nonpassive income, even though the net losses of the Partnership or loss on the sale of a Unit by a limited partner will be treated as passive activity losses.

         If the Partnership is not deemed to be engaged in a trade or business of lending money, then its income and loss will be considered portfolio income and loss and a limited partner may not offset any other of his passive losses against his share of the income of the Partnership.

         Section 67(a) of the Code makes most miscellaneous itemized deductions deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and limits are set for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A limited partner's allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation, only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Repurchase of Units

         Gain or loss on the sale by a limited partner of his Units (including a repurchase by the Partnership) will be the difference between the amount realized, including his share of Partnership nonrecourse liabilities, if any, and his adjusted basis in such Units.

Character of Gain or Loss

         Generally, gain on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in Section 751 of the Code, which would be treated as ordinary income. The Partnership may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." If the Partnership holds property as a result of foreclosure which is unsold at the time a limited partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell such property is generally an "unrealized receivable."

         For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 15% tax bracket). The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Limited Partner's Share of Ordinary Income from the Partnership

         A taxpayer's tax liability with respect to an investment in the Partnership will depend upon his individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 1999, the first bracket is at 15% (on taxable income not over $43,050 in the case of married taxpayers filing joint returns), the second at 28% (on taxable income from $43,050-$104,050), the third at 31% (on taxable income from $104,050-$158,550), the fourth at 36% (on taxable income from $158,550-$283,150), and the fifth at 39.6% (on taxable income over $283,150).

Depreciation

         From time to time the Partnership acquires equity or leasehold interests in real property by foreclosure or otherwise (e.g., the eleven properties held by the Partnership as of September 30, 1998 that were acquired through foreclosure). Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

         Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Partnership and interest expense incurred by limited partners to acquire Units will not be treated as investment interest if it is attributable to a passive activity of the Partnership. However, any interest expense allocable to "portfolio investments" is subject to the investment interest limitations.

         Interest attributable to any debt incurred by a limited partner in order to purchase Units may constitute "investment interest" subject to these deductibility limitations. Prospective investors should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. We refer to such an organization, plan or account as a "Tax-Exempt Entity." Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member, where the partnership is a publicly traded partnership or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are:

              interest and dividend income;

              rents from real property (other than debt-financed property or property from which participating rentals are derived); and

              gains on the sale, exchange or other disposition of assets held for investment.

         The receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on its tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continual receipt of unrelated business taxable income may cause certain Tax-Exempt Entities to lose their exemption. For certain types of Tax-Exempt Entities, the receipt of any unrelated business income taxable may cause all income of the entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for such year. Each tax-exempt entity is urged to consult its own tax advisors concerning the possible adverse tax consequences resulting from an investment in the Partnership.

         The General Partner intends to invest Partnership assets in such a manner that tax-exempt limited partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their Units. Unrelated debt-financed income might be derived in the event that the General Partner deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans.

         Subject to certain exceptions, if the Partnership acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed may be treated as unrelated business taxable income to the Tax-Exempt Entity holding Units.

         Sales of foreclosure property might also produce unrelated business taxable income if the Partnership is characterized as a "dealer" with respect to that property. Mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that the Partnership's other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

         If a Tax-Exempt Entity is a qualified employee benefit plan or an individual retirement account, and its Partnership income constitutes unrelated business taxable income, then such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan or an individual retirement account, a fiduciary should consider:

              whether the investment is in accordance with the documents and instruments governing the plan;

              whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");

              whether  the  investment  is  prudent  considering,   among  other
              matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

              whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

         An investment in the Partnership by an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan that is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         The General Partner prepares the Partnership's information income tax returns. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the Partnership's information return. A partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, the IRS could assess additional tax necessary to make the partner's treatment of the item consistent with the partnership's treatment of the item, and even penalties, without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court.

         The Partnership's returns may be audited by the IRS. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S.
District Court.

         General Partner is Tax Matters Partner

         A partnership must designate a "tax matters partner" to represent the partnership in dealing with the IRS. The General Partner will serve as the "tax matters partner" to act on behalf of the Partnership and the limited partners with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the Partnership level.

         Limited partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these Partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all limited partners have the right to participate in the administrative proceedings at the Partnership level. Limited partners will be notified of adjustments to their distributive shares agreed to at the Partnership level by the "tax matters partner."

         If the Partnership's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Limited partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations.

         Adjustments, if any, resulting from any audit may require each limited partner to file an amended tax return, and possibly may result in an audit of the limited partner's own return. Any audit of a limited partner's return could result in adjustments of non-Partnership items as well as Partnership income and losses.

Original Issue Discount Rules

         The original issue discount rules under the Tax Code pertain to mortgage loans and obligations issued by the Partnership. The effect is the Partnership will realize the amount that economically accrues under a mortgage during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining the Partnership's interest deduction on its own obligations, if any.

Market Discount

         The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. Each monthly payment which the Partnership receives from such a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of the Partnership's investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

         The Partnership will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of the Partnership's investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit. An election would mean that, with respect to the transferee limited partner only, the basis of his Units would either be increased or decreased by the difference between his purchase price for his Unit and his proportionate share of the Partnership's basis for all Partnership property.

         The General Partner has decided that due to the accounting difficulties which would be involved, it will not make the election pursuant to Section 754. Consequently, the Partnership's tax basis in its assets will not be adjusted to reflect the transferee's purchase price of his Units.

         This treatment might not be attractive to a prospective purchaser of a limited partner's Units and a limited partner might have difficulty for that reason in selling these Units or might be forced to sell at a discounted price.

Taxation of Mortgage Loan Interest

         Mortgage loans made by the Partnership may sometimes permit the Partnership to participate in any appreciation in the value of the properties or in the cash flow generated by the operation by the borrowers of mortgaged properties.

         The IRS then might seek to recharacterize the mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt limited partners.

Treatment of Compensation of General Partner

         The General Partner will be paid a management fee for the management services rendered to the Partnership. The management fee will be payable monthly, subject to a yearly maximum of 2-3/4% of the average unpaid balance of the Partnership's mortgage loans at the end of each month. In addition, the General Partner services Partnership loans, for which it receives from the Partnership a monthly fee of 1/4 of 1% per year of the unpaid balance of the Partnership's mortgage loans.

         The Partnership will deduct the amount of all management and loan servicing fees each year in computing the taxable income of the Partnership. The deductibility of such fees depends on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future.

         Due to this uncertainty, tax counsel has not given its opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize the Partnership's treatment of such fees by disallowing the deduction claimed by the Partnership. That action could cause the tax benefits generated by the payment of such fees to be deferred or lost.

         The General Partner may receive investment evaluation fees (commonly known as mortgage placement fees or "points") from borrowers for evaluating potential investments of the Partnership. The IRS might take the position that these fees are constructively paid by the Partnership, which would increase by the amount of the fees. The fees would then be deductible by the Partnership only to the extent they are reasonable compensation for the services rendered and otherwise considered deductible expenditures. Since this is ultimately an issue of fact which may depend on future events, tax counsel has not given its opinion on this matter.

         The General Partner is entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership. The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood or not of adoption of any such proposal, the effect of it on the Partnership, or the effective date, which could be retroactive, of any legislation.

         Potential investors are strongly urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the partnership.

State and Local Taxes

         The Partnership may acquire loans in states and localities which impose a tax on the Partnership's assets or income, or on each limited partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction. Limited partners who are exempt from federal income taxation will generally also be exempt from state and local taxation.

         All limited partners should consult with their own tax advisors concerning the applicability and impact of state and local tax laws.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).

         Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         ERISA and the Code also prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partner may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if it:

              has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans. Although the General Partner will provide to a limited partner upon his written request an annual estimate of the value of the Units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the Units.

Plan Assets Generally

         If the assets of the  Partnership  are deemed to be "plan assets" under
ERISA:

              the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership, certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the General Partner would be deemed to be fiduciaries of the Qualified Plan limited partners, and audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless:

              equity participation by benefit plan investors is not significant,

              the entity is a real estate operating company, or

              the equity interest is a "publicly-offered security."

         Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's).

         For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded.

         Thus, while the General Partner and its Affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure "benefit plan investors" that it will always qualify for this exemption.

         Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

         The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         Exemption  for  Publicly  Offered  Securities.   Under  the  Final  DOL
Regulations, a "publicly offered security" is a security that is:

              freely transferable,

              part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts.

         If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the owner of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) will not, alone or in combination, affect a finding that such securities are transferable.

         Because the Units will not be subject to any transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be "Publicly-Offered Securities" within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.

                        SUMMARY OF PARTNERSHIP AGREEMENT,
               RIGHTS OF LIMITED PARTNERS AND DESCRIPTION OF UNITS

         The Units represent limited partnership interests in the Partnership. The Amended and Restated Limited Partnership Agreement ("Partnership Agreement"), as amended as of January ___, 1999, and the California Revised Limited Partnership Act, Corporations Code Sections 15611 to 15723 (the "RLPA") govern the rights and obligations of the limited partners. The following is a summary of the Partnership Agreement. It does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement and to the RLPA. It in no way modifies or amends the Partnership Agreement, Exhibit A to this Prospectus. As of September 30, 1998, there were 2,649 limited partners of the Partnership.

Nature of the Partnership

         The Partnership is a California limited partnership formed on June 14, 1984 under the California Limited Partnership Act. By an amendment to the Partnership Agreement made on January ___, 1999, the Partnership has elected to be governed by the RLPA. The Partnership Agreement authorizes the issuance and sale of Units for cash up to a maximum outstanding of $500,000,000.

The Responsibilities of the General Partners

         The General Partner is the exclusive manager of the Partnership and controls all of its affairs. The General Partner arranges, makes and places with the Partnership all of its investments, on terms that it believes are in its best interests. The General Partner's specific responsibilities, among others, are these:

              to determine how to invest the Partnership's assets;

              to execute all documents;

              to  acquire,   sell,  trade,  exchange  or  otherwise  dispose  of
              Partnership assets or any interest therein in its discretion;

              to cause the Partnership to become a joint venturer, partner or member of a development or operating entity for properties acquired by the Partnership through foreclosure;

              to manage, operate and develop Partnership property;

              to employ or engage persons, including its affiliates, at the expense of the Partnership required for the operation of the Partnership's business;

              to amend the Partnership Agreement, under certain circumstances, without the vote of the limited partners;

Limitations on the General Partner

         The General Partner has no authority to do any of the following, among others:

              any act in contradiction of the Partnership Agreement;

              any act which would make it impossible to carry on the business of the Partnership;

              admit  a  General   Partner   without  the  prior  approval  of  a
              majority-in-interest of the limited partners;

              dispose of all or substantially  all of the Partnership  assets or
              dissolve  the  Partnership,   without  the  prior  approval  of  a
              majority-in-interest of the limited partners.

Liabilities of Limited Partners--Nonassessability

         A limited partner may not be assessed for additional capital contributions and will not be liable for the liabilities of the Partnership in excess of such limited partner's capital contribution and share of undistributed profits, if any.

         Under the RLPA, neither the voting on, proposing, or calling a meeting of the partners for matters as to which the limited partners are entitled to vote nor a number of other activities described in the RLPA, will cause the limited partners to be deemed to be participating in the control of Partnership business with a resulting loss of limited liability. Such activities consist, among others, of the right, by a vote of a majority in interest of the limited partners, to remove and then replace the General Partner; to admit an additional General Partner; to dissolve and wind up the Partnership; to amend, under certain circumstances, the Partnership Agreement; to change the nature of the business; and to approve or disapprove the merger of the Partnership or sale, mortgage, pledge, refinancing, lease, exchange or other transfer of all or substantially all of the assets of the Partnership other than in the ordinary course of business.

Term and Dissolution

         The Partnership will continue until December 31, 2034, but may, in certain circumstances, be dissolved at an earlier date. Under the RLPA, the Partnership will be dissolved and its business wound up upon the first to occur of:
              the General Partner ceasing to be a general partner, with no remaining general partner, unless a majority-in-interest of limited partners (excluding the General Partner's limited partnership interests) agree in writing to continue the business of the Partnership and within six months admit at least one new general partner;

              the written consent or vote of a majority-in-interest of the limited partners in favor of dissolution and winding up of the Partnership; or

              a decree of judicial dissolution.

         The General Partner ceases to be a general partner upon its removal, withdrawal, dissolution or adjudication of bankruptcy.

General Partner's Interest Upon Removal, Withdrawal or Termination

         If the General Partner is removed, withdrawn or is terminated, the Partnership shall pay to the General Partner all amounts then accrued and owing to the General Partner. Additionally, the Partnership shall terminate the General Partner's interest in Partnership income, losses, distributions, and capital by payment of an amount equal to the then present fair market value of such interest. The then present fair market value of such interest shall be determined by agreement between the General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner and the Partnership. The method of payment to the General Partner should not threaten the solvency or liquidity of the Partnership.

Meetings

         The General Partner may call meetings of the limited partners at any time and upon written request to the General Partner signed by the limited partners holding at least 10% of the Units. The General Partner has never called a meeting of the limited partners and has no present intention of doing so. All voting by the limited partners has been by written consent, pursuant to notice as provided in the Partnership Agreement.

Voting Rights

         The vote or consent a majority-of-interest of the limited partners is required, for the following:

              to amend the Partnership Agreement, except that the General Partner may amend to cure any ambiguity or formal defect or omission, to conform the Partnership Agreement to applicable laws and regulations and any change which, in the General Partner's judgment, is not to the prejudice of the limited partners;

              to dissolve and wind up the Partnership;

              to remove the General Partner and elect one or more new General Partners; or

              to approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of the Partnership.

         The Partnership's books and records are maintained at the principal office of the Partnership and are open to inspection and examination by limited partners or their duly authorized representatives during normal office hours. A copy of each appraisal for the underlying property upon which a mortgage loan is made is maintained at the principal office of the Partnership, until at least five years after the last date the Partnership holds the related mortgage and is open to inspection, examination and copying by limited partners or their duly authorized representatives during normal office hours. A fee for copying may be charged by the Partnership.

Status of Units

         Each Unit when issued will be fully paid and nonassessable and all Units owned by limited partners have equal rights. Investments in the Partnership, whether initial investments or subsequent additional investments, may be made at any time during any calendar month. An investor is deemed to be a limited partner, with all of the associated rights, immediately upon acceptance by the General Partner of the Subscription Agreement signed and delivered by the investor.

Distributions

         All Net Income Available for Distribution (as defined in the Partnership Agreement), if any, is paid monthly in cash or additional Units (.99% to the General Partner, and 99.01% to the limited partners) in the ratio that their respective capital contributions bear to the aggregate capital contributions of the partners as of the last day of the calendar month preceding the month in which such distribution is made. Net Proceeds (as defined in the Partnership Agreement), if any, received by the Partnership may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses, or may be distributed to the partners, in each event, in the sole discretion of the General Partner. In the event of any distribution of net proceeds, such distributions will be made to the partners, .99% to the General Partner, and 99.01% to the limited partners in the ratio that their respective capital contributions bear to the aggregate capital contributions of the partners as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made. No such distribution will be made to the General Partner with respect to the portion of their adjusted capital contribution represented by its promotional interest, until the limited partners have received 100% of their capital contributions.

         All distributions are subject to the payment of expenses and other liabilities and the establishment and maintenance of reserves which are adequate in the judgment of the General Partner. See Financial Statements of the Partnership herein for historical record of net income allocated to limited partners. All of such amounts were Net Income Available for Distribution to the limited partners.

Reinvestments

         After you purchase Units, you can choose to have your distributions reinvested rather than receiving cash payments. These are called Reinvested Distributions. Reinvested Distributions are used to purchase additional Units at a rate of one Unit for every $1.00 of Reinvested Distributions. Subject to the right of the General Partner to terminate or reinstate the Reinvestment Plan, it will continue to be available as long as the limited partner meets all applicable suitability standards. Reinvested Distributions are normally invested in mortgage loans of the Partnership.

         A limited partner may elect to participate in the Reinvestment Plan at the time he invests and will be deemed a Reinvestment Plan participant as of that day. Such limited partner may also make an election or revoke a previous election at any time by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received if received at least 10 days prior to the end of the calendar month, otherwise it is effective the first of the following month. Units purchased under the Plan are credited to the limited partner's capital account as of the first day of the month following the month in which the reinvested distribution is made. If a limited partner revokes a previous election, subsequent distributions made by the Partnership are distributed to the limited partner instead of being reinvested in Units.

         The General Partner will mail to each Reinvestment Plan participant a statement of account describing the Reinvested Distributions received, the number of Units purchased, the purchase price per Unit, and the total Units accumulated, within 30 days after the Reinvested Distributions have been credited. Tax information for income earned on Units under the Reinvestment Plan for the calendar year will be sent to each reinvestment participant by the General Partner at the same time annual tax information is sent to the limited partners. Reinvestment of distributions does not relieve a reinvestment participant of any income tax which may be payable on such distributions.

         No reinvestment participant shall have the right to draw checks or drafts against his account.

         Units acquired through the Reinvestment Plan carry the same rights, including voting rights, as Units acquired through original investment.

         The terms and conditions of the Reinvestment Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least 30 days prior to the effective date of such action to each reinvestment participant at his last address of record.

         The General Partner reserves the right to suspend or terminate the Reinvestment Plan if:

              it determines, in its sole discretion, that the Plan impairs the capital or the operations of the Partnership;

              it determines, in its sole discretion, that an emergency makes continuance of the plan not reasonably practicable;

              any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of the limited partners;

              in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law or, when repurchases, sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months would result in the Partnership being considered terminated within the meaning of
              Section 708 of the Internal Revenue Code; or

              the General Partner determines in good faith that allowing any further reinvestments would give rise to a material risk that the Partnership would be treated as a "publicly traded partnership" within the meaning of Internal Revenue Code Section 7704 for any taxable year.

Assignment and Transfer of Units

         There is no public market for the Units and none is expected in the future. Limited partners have only a restricted and limited right to assign their partnership interests and rights. You may transfer your limited partner interest in the Partnership only by written instrument satisfactory in form to the General Partner. You may make no transfer of a fractional Unit, and no transfer if you would then own less than 2,000 Units (other than a limited partner transferring all of his or her Units or in the event of a transfer by operation of law). Any transfer must comply with then-current laws, rules and regulations of any applicable governmental authority, and the person to whom you would wish to transfer must meet the registration and suitability provisions of applicable state securities laws. Transferees who wish to become substituted limited partners may do so only upon the written consent of the General Partner, and after compliance with Article X of the Partnership Agreement.

Repurchase of Units, Withdrawal from Partnership

         A Limited Partner may withdraw, or partially withdraw, from the Partnership and obtain the return of all or part of its outstanding Capital Account within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

              Except with respect to a personal representative of a deceased limited partner, no withdrawal may be made until the expiration of at least one year from the date of a purchase of Units on or after the date of this Prospectus, other than by way of automatic reinvestment of Partnership distributions through the Reinvestment Plan.

              Any such cash payments in return of an outstanding Capital Account will be made by the Partnership from Net Proceeds and Capital Contributions during the 61 to 91 period after written notice is provided to the General Partner.

              Distributions to withdrawing limited partners are limited to a maximum of $100,000 per calendar quarter for any limited partner.

              The limited partners have the right to receive such distributions of cash only to the extent such funds are available in excess of known or anticipated expenses or other liabilities and reserves therefor; the General Partner is not required to use any other sources of Partnership funds other than Net Proceeds and Capital Contributions to fund a withdrawal; nor is the General Partner required to sell or otherwise liquidate any portion of the Partnership's assets in order to fund a withdrawal.

              During up to 90 days, as applicable, following receipt of written notice of withdrawal from a limited partner, the General Partner will not reinvest any Net Proceeds or Capital Contributions into new loans until the Partnership has sufficient funds available to distribute to the withdrawing limited partner all of his Capital Account in cash.

              The amount to be distributed to any withdrawing limited partner is a sum equal to such limited partner's Capital Account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such limited partner's proportionate share of the current fair market value of the Partnership's net assets.

              No more than 10% of the outstanding Units of limited partners may be withdrawn during any calendar year except upon dissolution of the Partnership.

              In the event that any limited partner takes withdrawals from the Partnership and such withdrawal reduces the capital account of such limited partner below $2,000, the General Partner may distribute all remaining amounts in such account to such limited partner, who will thereupon be deemed to have fully withdrawn from the Partnership.

              All payments in satisfaction of requests for withdrawal are on a "first-come, first-served" basis. If the sums required to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the limited partner whose request was first received by the General Partner, until such limited partner's request is paid in full. If such limited partner's withdrawal request cannot be paid in full at the time made, because of insufficient cash available for withdrawals or otherwise, the General Partner will continue to distribute eligible funds to such limited partner until such withdrawal request is paid in full. Once the General Partner has satisfied the request of the limited partner whose request was received first, the next limited partner to submit a withdrawal request may begin to receive distributions on account of such withdrawal.

Special Power of Attorney

         Under the terms of the Partnership Agreement, each limited partner appoints the General Partner to serve as his attorney-in-fact with respect to the execution, acknowledgment and filing of certain documents related to the Partnership or the Partnership Agreement. The special power of attorney given by each limited partner to the General Partner cannot be revoked and will survive the death of a limited partner or the assignment of Units.

                           REPORTS TO LIMITED PARTNERS

         Within 60 days after the end of each fiscal year of the Fund, the General Partner will deliver to each limited partner such information as is necessary for the preparation by each limited partner of his federal income tax return. Within 120 days after the end of the Partnership's calendar year, the General Partner will transmit to each limited partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Financial statements will include the statements of income, balance sheets, statements of cash flows and statements of partners' capital with a reconciliation with respect to information furnished to limited partners for income tax purposes. The annual report will also report on the Partnership's activities for that year, identify the source of Partnership distributions, set forth the compensation paid to the General Partner and its affiliates, and provide a statement of the services performed in consideration therefor and contain such other information as is deemed reasonably necessary by the General Partner to advise the limited partners of the affairs of the Partnership.

         The Partnership will provide upon written request for review by a limited partner the information filed with the Securities and Exchange Commission on Form 10-K within 90 days of the closing of the fiscal year end, and on Form 10-Q within 45 days of the closing of each other quarterly fiscal period, by providing the Form 10-K and Form 10-Q or other document containing substantially the same information as required by Form 10-K and Form 10-Q.

                              PLAN OF DISTRIBUTION

         The Units being offered hereunder will be offered to the general public through Owens Securities Corporation ("Underwriter"), a wholly-owned subsidiary of the General Partner and a broker-dealer registered with the SEC and certain states and a member of the National Association of Securities Dealers, Inc. Owens Securities Corporation will use its best efforts to find eligible investors who desire to subscribe for the purchase of Units from the Partnership. The proceeds from the offering will be available to the Partnership only with respect to Units actually sold by Owens Securities Corporation, or certain officers or directors of the General Partner. Because the Units are offered on a "best-efforts" basis, there can be no assurance that all or any part of the Units will be sold. No commission will be paid to Owens Securities Corporations or any other person in connection with the offering of the Units.

         The 120,000,000 Units (including reofferings of Units purchased or to be purchased by the Partnership on withdrawals by Limited Partners) are offered to the public at $1.00 per Unit. The minimum investment is 2,000 Units ($2,000). The underwriter and the General Partner have the right to reject any purchase of Units, but will generally accept or reject Subscription Agreements upon their receipt. The offering period will continue until terminated by the General
Partner. In addition, at times when the General Partner determines that there are not suitable loans for investment with the Partnership's funds, the General Partner may, as was done in 1991, 1992, 1994, 1995, and 1998, suspend the offer and sale of Units. The offering may not extend beyond one year in certain jurisdictions without the prior consent of the appropriate regulatory agencies. 195,544,332 Units were outstanding as of September 30, 1998, held by 2,649 limited partners.

         Investors who desire to purchase Units should complete the Subscription Agreement and Power of Attorney (attached as Exhibit B) and return it to Owens Securities Corporation, P.O. Box 2308, Walnut Creek, CA 94595. Full payment must accompany all subscriptions. Checks should be made payable to "Owens Mortgage Investment Fund, a California Limited Partnership." By submitting the Subscription Agreement and Power of Attorney with payment for the purchase of Units, the investor:

              agrees to be bound by the Partnership Agreement;

              grants a special and limited power of attorney to the General Partner; and

              represents and warrants that the investor meets the relevant suitability standards and is eligible to purchase Units.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of Units offered hereby will be passed upon for the Partnership by Whitehead, Porter & Gordon LLP, San Francisco, California, legal counsel for the Partnership and the General Partner.

         Tax Counsel for the Partnership is Wendel, Rosen, Black & Dean, LLP, Oakland, California. Certain members of the firm own or control an aggregate of 1,050,320 Units, none of which were received in connection with the preparation of any offering of Units. Certain members of the firm and certain trusts for which members of the firm are trustees, own interests in notes secured by deeds of trust originated and placed directly with such members, plans or trustees by the General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all such notes, as of September 30, 1998, was approximately $922,000.

                                     EXPERTS

         The financial statements and financial statement schedule of the Partnership as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the balance sheet of Owens Financial Group, Inc., as of December 31, 1997, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                          Independent Auditors' Report



The Partners
Owens Mortgage Investment Fund:


We have audited the accompanying balance sheets of Owens Mortgage Investment Fund, a California limited partnership, as of December 31, 1997 and 1996, and the related statements of income, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Owens Mortgage Investment Fund as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                     KPMG LLP

Oakland, California
February 13, 1998


                         OWENS MORTGAGE INVESTMENT FUND
                       (a California limited partnership)

                                 Balance Sheets

                           December 31, 1997 and 1996



                      Assets                                                    1997                  1996
                      ------                                                    --------------------------

Cash and cash equivalents                                                $     3,073,115            11,386,661
Certificates of deposit                                                        1,000,000               850,000

Loans secured by trust deeds                                                 174,714,607           154,148,933
Less allowance for loan losses                                                (3,500,000)           (3,500,000)
                                                                           --------------        --------------

                                                                             171,214,607           150,648,933

Unsecured loans due from general partner                                              --               488,764
Interest receivable                                                            1,773,608             1,321,493
Other receivables                                                                112,583                59,074
Real estate held for sale, net of allowance for losses
of $1,896,000 in 1997 and $600,000 in 1996                                    14,151,141            12,621,093
                                                                            ------------          ------------
                                                                         $   191,325,054           177,376,018
                                                                             ===========           ===========

         Liabilities and Partners' Capital

Liabilities:
     Accounts payable and accrued liabilities                                     49,534                24,458
     Accrued distributions payable                                               544,385               511,456
                                                                               ---------               -------

                  Total liabilities                                              593,919               535,914
                                                                                 -------               -------

Partners' Capital:
General partners                                                               1,864,033             1,732,726
Limited partners (units subject to redemption):
Authorized 250,000,000 units in 1997 and 1996; 280,569,612 and 253,948,052 units issued and 189,063,122 and 175,303,398 units outstanding
in 1997 and 1996, respectively                                               188,867,102           175,107,378
                                                                             -----------           -----------

                  Total partners' capital                                    190,731,135           176,840,104
                                                                             -----------           -----------

                                                                           $ 191,325,054           177,376,018
                                                                             ===========           ===========

See accompanying notes to financial statements.


                         OWENS MORTGAGE INVESTMENT FUND
                       (a California limited partnership)

                              Statements of Income

                  Years ended December 31, 1997, 1996 and 1995



                                                              1997                1996                1995
                                                              --------------------------------------------
Revenues:
     Interest income on loans secured by
         trust deeds                                    $    18,241,427         16,424,906          16,132,544
     Other interest income                                      451,009            228,849             282,757
Gain on sale of real estate                                   2,633,414            170,724                    --
                                                            -----------        -----------       ---------------
              Total revenues                                 21,325,850         16,824,479          16,415,301
                                                             ----------         ----------          ----------

Operating expenses:
     Management fees paid to general partner                  3,879,454            866,985           1,431,616
     Mortgage servicing fees paid to general partner            420,742            384,004             371,000
     Promotional interest                                        70,747             57,395              69,255
     Administrative                                              56,687             56,516              56,516
     Legal and accounting                                       102,914             97,175              60,254
     Net real estate operations                                  70,216            344,298             224,108
     Other                                                        8,843              9,694              11,177
     Provision for loan losses                                       --            250,000             500,000
     Provision for losses on real estate
         acquired through foreclosure                         1,296,000                  --            200,000
                                                            -----------      --------------         ----------
              Total operating expenses                        5,905,603          2,066,067           2,923,926
                                                            -----------          ---------           ---------

              Net income                                $    15,420,247         14,758,412          13,491,375
                                                             ==========         ==========          ==========

              Net income allocated to
                  general partners                      $       154,202            146,960             135,584
                                                           ============       ============        ============

              Net income allocated to
                  limited partners                      $    15,266,045         14,611,452          13,355,791
                                                             ==========         ==========          ==========

              Net income per weighted average
                  limited partner unit                  $           .08                .08                 .08
                                                                    ===                ===                 ===



See accompanying notes to financial statements.


                         OWENS MORTGAGE INVESTMENT FUND
                       (a California limited partnership)

                         Statements of Partners' Capital

                  Years ended December 31, 1997, 1996 and 1995





                                                                                                             Total
                                                 General               Limited Partners                  Partners'
                                                Partners                                                   Capital
                                                                      Units              Amount

Balances, December 31, 1994              $     1,488,360        150,554,388     $   150,358,368        151,846,728

    Net income                                   135,584         13,355,791          13,355,791         13,491,375
    Sale of partnership units                    138,507         15,119,315          15,119,315         15,257,822
    Partners' withdrawals                             --       (10,090,062)        (10,090,062)       (10,090,062)
    Partners' distributions                    (138,925)        (5,622,495)         (5,622,495)        (5,761,420)
                                               ---------        -----------         -----------        -----------

Balances, December 31, 1995                    1,623,526        163,316,937         163,120,917        164,744,443

    Net income                                   146,960         14,611,452          14,611,452         14,758,412
    Sale of partnership units                    114,781         16,834,406          16,834,406         16,949,187
    Partners' withdrawals                             --       (13,665,872)        (13,665,872)       (13,665,872)
    Partners' distributions                    (152,541)        (5,793,525)         (5,793,525)        (5,946,066)
                                               ---------        -----------         -----------        -----------

Balances, December 31, 1996                    1,732,726        175,303,398         175,107,378        176,840,104

    Net income                                   154,202         15,266,045          15,266,045         15,420,247
    Sale of partnership units                    141,493         17,064,537          17,064,537         17,206,030
    Partners' withdrawals                             --       (12,515,336)        (12,515,336)       (12,515,336)
    Partners' distributions                    (164,388)        (6,055,522)         (6,055,522)        (6,219,910)
                                               ---------        -----------         -----------        -----------

Balances, December 31, 1997                  $ 1,864,033        189,063,122       $ 188,867,102        190,731,135
                                             ===========        ===========       =============        ===========

See accompanying notes to financial statements.



                         OWENS MORTGAGE INVESTMENT FUND
                       (a California limited partnership)

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995



                                                                   1997             1996              1995
                                                                   ---------------------------------------

Cash flows from operating activities:
   Net income                                               $    15,420,247        14,758,412       13,491,375
   Adjustments to reconcile net income to net cash
   provided by operating activities:
     Gain on sale of real estate by limited partnership          (2,355,075)         (170,724)              --
     Gain on sale of real estate properties                        (278,339)               --               --
     Provision for losses on real estate properties
       held for sale                                              1,296,000                --          200,000
     Provision for loan losses                                           --           250,000          500,000
     Changes in operating assets and liabilities:
       Interest and other receivables                              (505,624)          (21,339)        (165,464)
       Accrued distributions payable                                 32,929            22,299           42,532
       Accounts payable and accrued liabilities                      25,076             8,290           16,168
       Due to general partner                                            --          (152,000)        (180,644)
                                                              ---------------     ------------     ------------

         Net cash provided by operating activities               13,635,214        14,694,938       13,903,967
                                                                 ----------        ----------       ----------

Cash flows from investing activities:
   Investment in loans secured by trust deeds                   (78,449,432)      (51,365,781)     (43,563,067)
   Principal collected on secured and unsecured loans             2,484,071         2,773,553        2,513,912
   Loan payoffs                                                  53,449,102        44,978,479       32,452,735
   Investment in limited partnership                             (4,152,918)       (2,895,261)               -
   Distributions received from limited partnership                7,573,669           462,103                -
   Investment in corporate joint venture                            (67,510)                -                -
   Additions to real estate properties held for sale             (2,061,944)          (96,540)      (2,638,630)
   Disposition of real estate properties held for sale              955,418           441,563          577,395
   Investment in certificates of deposit, net                      (150,000)                 -         250,000
                                                              -------------     --------------   -------------

         Net cash used in investing activities                  (20,419,544)       (5,701,884)     (10,407,655)
                                                                ------------       -----------     ------------

Cash flows from financing activities:
   Proceeds from sale of partnership units                       17,206,030        16,949,187       15,257,822
   Cash distributions                                            (6,219,910)       (5,946,066)      (5,761,420)
   Capital withdrawals                                          (12,515,336)      (13,665,872)     (10,090,062)
                                                                -----------       -----------    -------------

           Net cash used in financing activities                 (1,529,216)       (2,662,751)        (593,660)
                                                              --------------     -------------   ---------------

Net (decrease) increase in cash and cash equivalents             (8,313,546)        6,330,303        2,902,652

Cash and cash equivalents at beginning of year                   11,386,661         5,056,358        2,153,706
                                                               ------------       -----------    -------------

Cash and cash equivalents at end of year                    $     3,073,115        11,386,661        5,056,358
                                                              =============        ==========     ============

See notes 3, 4, 5, and 6 for supplemental disclosure of non-cash investing activities.

See accompanying notes to financial statements.

                         OWENS MORTGAGE INVESTMENT FUND
                       (a California limited partnership)

                          Notes to Financial Statements

                        December 31, 1997, 1996 and 1995



    (1)  Organization

         Owens Mortgage Investment Fund (the Partnership), a California limited partnership, was formed on June 14, 1984 to invest in loans secured by first, second and third trust deeds, wraparound and construction mortgage loans and leasehold interest mortgages. The Partnership commenced operations on the date of formation and will continue until December 31, 2034 unless dissolved prior thereto under the provisions of the partnership agreement.

         The general partners include Owens Financial Group, Inc. (OFG) and certain individuals who are OFG's shareholders and officers. The individual partners have assigned to OFG their interest in any present or future promotional allowance from the Partnership. OFG is a California corporation engaged in the origination of real estate mortgage loans for eventual sale and the subsequent servicing of those mortgages for the Partnership and other third-party investors.

         The general partners are authorized to offer and sell units in the Partnership up to an aggregate of 250,000,000 units outstanding at $1.00 per unit, representing $250,000,000 of limited partnership interests in the Partnership. Limited partnership units outstanding were 189,063,122, 175,303,398 and 163,316,937 at December 31, 1997,
         1996 and 1995, respectively.

    (2)  Summary of Significant Accounting Policies

         (a)    Management Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (b)    Loans Secured by Trust Deeds

                Loans secured by trust deeds are acquired from OFG and are recorded at cost. Interest income on loans is accrued by the simple interest method.

                Effective January 1, 1995, the Partnership adopted the Financial Accounting Standards Board's Statement No. 114, Accounting by Creditors for Impairment of a Loan, and No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. Under Statement No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect the

(2)      Summary of Significant Accounting Policies, Continued

                contractual interest and principal payments of a loan according to the contractual terms of the loan agreement. Statement No. 114 requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Statement No. 118 clarifies interest income recognition and disclosure provisions of Statement No. 114. The adoption of these statements did not have a material effect on the financial statements of the Partnership.

                In June 1996, the Financial Accounting Standards Board issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Statement 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The Partnership implemented Statement 125 effective January 1, 1997 which did not result in a material impact on the financial statements.

                The Partnership does not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Partnership's investment in the loan is fully recoverable.

         (c)    Allowance for Loan Losses

                The Partnership maintains an allowance for loan losses equal to $3,500,000 as of December 31, 1997 and 1996. Management of the Partnership believes that based on historical experience and a review of the loans and their respective collateral, the allowance for loan losses is adequate in amount.

                The outstanding balance of all loans delinquent greater than ninety days is $5,236,400 and $11,348,000 as of December 31, 1997 and 1996, respectively. The Partnership discontinues the accrual of interest on loans when, in the opinion of management, there is significant doubt as to the collectibility of interest or principal from the borrower or when the payment of principal or interest is ninety days past due, unless OFG purchases the interest receivable from the Partnership. As of December 31, 1997 and 1996, the aforementioned loans totaling $5,236,400 and $11,348,000 respectively, are classified as non-accrual loans.

                OFG advances certain payments to the Partnership on behalf of borrowers, such as property taxes, mortgage interest pursuant to senior indebtedness, and development costs. Purchases of interest receivable and payments made on loans by OFG during 1997 and 1996, but not collected as of December 31, 1997 and 1996, totaled approximately $219,000 and $541,000, respectively. During 1995, OFG purchased the Partnership's receivable related to a shortfall in the discounted payoff of a Partnership loan in the amount of $525,000 and purchased the Partnership's interest in loans in the amount of $377,000.

         (d)    Cash and Cash Equivalents

                For purposes of the statements of cash flows, cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits and short-term certificates of deposit with original maturities of three months or less.

         (e)    Certificates of Deposit

                Certificates   of  deposit  are  held  with  various   financial
                institutions with original maturities of up to one year.

         (f)    Real Estate Held for Sale

                Real estate held for sale includes real estate acquired through foreclosure and is carried at the lower of the recorded investment in the loan, inclusive of any senior indebtedness, or the property's estimated fair value, less estimated costs to sell.

                Certain real estate held for sale acquired by the Partnership is held in a limited partnership and corporate joint venture. The Partnership accounts for its investments in limited partnership and corporate joint venture under the equity method of accounting. The limited partnership and corporate joint venture investment in real estate is carried at the lower of cost or estimated fair value, less estimated costs to sell. The Partnership increases its investment by advances made to the limited partnership and corporate joint venture. Any profit generated from the investment in limited partnership and corporate joint venture is recorded as a gain on sale of real estate.

                Effective   January  1,  1996,  the   Partnership   adopted  the
                provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121 (FAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of FAS 121 did not result in a material impact on the Partnership's financial position.

         (g)    Income Taxes

                No provision is made for income taxes since the Partnership is not a taxable entity. Accordingly, any income or loss is included in the tax returns of the partners.

         (h)    Reclassifications

                Certain reclassifications not affecting net income have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation.

   (3)   Loans Secured by Trust Deeds

         Loans secured by trust deeds as of December 31, 1997 and 1996 are as follows:

                                                                                  1997                1996
                                                                                  ------------------------

              Income-producing properties                                 $    165,201,582         145,999,756
              Single-family residences                                           2,088,606           3,935,546
              Unimproved land                                                    7,424,419           4,213,631
                                                                             -------------       -------------

                                                                          $    174,714,607         154,148,933
                                                                               ===========         ===========

              First mortgages                                                  161,275,350         139,542,698
              Second mortgages                                                  12,744,274          14,006,235
              Third mortgages or all-inclusive deeds of trust                      694,983             600,000
                                                                             -------------       -------------

                                                                          $    174,714,607         154,148,933
                                                                               ===========         ===========

         Scheduled maturities of loans secured by trust deeds as of December 31, 1997 and the interest rate sensitivity of such loans is as follows:

                                                   Fixed            Variable
             Year ending                         interest           interest
            December 31,                           rate               rate               Total

              1998                         $    54,307,183         10,013,453         64,320,636
              1999                              33,863,909          7,418,189         41,282,098
              2000                               1,206,747         26,619,531         27,826,278
              2001                               1,067,671          2,987,933          4,055,604
              2002                               1,486,884         10,692,035         12,178,919
              Thereafter (through 2012)          5,471,874         19,579,198         25,051,072
                                                 ---------         ----------          ----------

                                           $    97,404,268         77,310,339         174,714,607
                                                ==========         ==========         ===========

         Variable rate loans use as indices the one and five year Treasury Constant Maturity Index (5.51% and 5.71%, respectively, as of December 31, 1997), the prime rate (8.50% as of December 31, 1997) and the weighted average cost of funds index for Eleventh District savings institutions (4.96% as of December 31, 1997). Premiums over these indices have varied from 250-550 basis points depending upon market conditions at the time the loan is made.

         The scheduled maturities for 1998 include approximately $22,295,000 of loans which are past maturity as of December 31, 1997, of which $3,433,482 represents loans for which interest payments are delinquent over 90 days. During the years ended December 31, 1997, 1996 and 1995, the Partnership refinanced loans totaling $6,562,000, $5,400,000 and $19,466,000, respectively, thereby extending the maturity dates of such loans.

         The Partnership's total investment in loans delinquent over 90 days is $5,236,400 and $11,348,000 as of December 31, 1997 and 1996,
         respectively. OFG has purchased the Partnership's receivables for delinquent interest of $87,000, $173,000 and $456,000 related to delinquent loans for the years ended December 31, 1997, 1996 and 1995, respectively.



   (3)   Loans Secured by Trust Deeds, Continued

         The Partnership's investment in delinquent loans as of December 31, 1997 totals approximately $5,236,000, of which $4,428,000 has a specific related allowance for credit losses totaling approximately $2,274,000. There is a non-specific allowance for credit losses of $1,226,000 for the remaining balance of $808,000 and for other current loans. There was no additional allowance for credit losses during the year ended December 31, 1997.

         Interest  income  received  on  impaired  loans  during the years ended
         December 31, 1997, 1996 and 1995 totaled approximately $722,000, $691,000 and $896,000, respectively, $670,000, $518,000 and $440,000 of which was paid by borrowers and $52,000, $173,000 and $456,000 of which related to purchases of interest receivable by OFG, respectively.

         As of December 31, 1997 and 1996, the Partnership's loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 67% ($117,352,406) and 69% ($106,403,384), respectively, of the loan portfolio. The Northern California region (which includes the following counties and all counties north: Monterey, Fresno, Kings, Tulare and Inyo) is a large geographic area which has a diversified economic base. The ability of borrowers to repay loans is influenced by the economic strength of the region and the impact of prevailing market conditions on the value of real estate. Such loans are secured by deeds of trust in real estate properties and are expected to be repaid from the cash flow of the properties or proceeds from the sale or refinancing of the properties. The policy of the Partnership is to require real property collateral with a value, net of senior indebtedness, that exceeds the carrying amount of the loan balance and to record a deed of trust on the underlying property.

   (4)   Unsecured Loan Due from General Partner

         During 1996, the Partnership sold a property to OFG which had been acquired through foreclosure proceedings by the Partnership on a Partnership loan. The purchase of the property in the amount of $870,000 was added to the outstanding balance of the unsecured loan due from general partner. OFG sold the property during 1996 for $21,700 in cash and a trust deed receivable in the amount of $629,000. The trust deed receivable was assigned by OFG to the Partnership in exchange for a reduction in the unsecured loan balance.

         During 1995, OFG purchased the Partnership's receivable related to a shortfall in the discounted pay-off of a mortgage and was foreclosed out of the second position by the holder of the first deed of trust on a Partnership loan purchased in 1995. The purchase of the receivable and the loan in the amount of $902,000 was added to the outstanding balance of the unsecured loan due from general partner.

         OFG is under no obligation to enter into such transactions with the Partnership.

         There was no balance on the unsecured loan due from general partner as of December 31, 1997. The balance of the unsecured loan due from the general partner was $488,764 as of December 31, 1996. The loan bore interest at 8% and was due on demand.





    (5)  Real Estate Held for Sale

         Real estate held for sale includes the following components as of December 31, 1997 and 1996:

                                                                                  1997                1996
                                                                                  ------------------------

              Real estate properties held for sale                         $     9,699,656           7,743,295
              Investment in limited partnership                                  3,812,122           4,877,798
              Investment in corporate joint venture                                639,363                    --
                                                                               -----------       ---------------

                                                                           $    14,151,141          12,621,093
                                                                                ==========          ==========

         Gain on sale of real estate includes the following components for the years ended December 31, 1997 and 1996:

                                                                                  1997                1996
                                                                                  ------------------------

              Gain on sale of real estate properties                       $       278,339                  --
              Gain on sale of real estate by limited partnership                 2,355,075             170,724
                                                                                 ---------             -------

                                                                           $     2,633,414             170,724
                                                                                 =========             =======

         (a)    Real Estate Properties Held for Sale

                Real estate properties held for sale at December 31, 1997 and 1996 consists of the following properties acquired through foreclosure in 1993 through 1997:

                                                                                      1997              1996
                                                                                      ----------------------

                Warehouse, Merced, California, net of valuation allowance
                    of $350,000 as of December 31, 1997 and 1996                 $    650,000          650,000
                Light industrial building, Emeryville, California                          --          919,806
                    100% and 70% interest in undeveloped land, Vallejo,
                    California, as of December 31, 1997 and 1996, respectively      1,030,566          568,569
                Commercial lot, Sacramento, California, net of valuation
                    allowance of $250,000 as of December 31, 1997 and 1996            299,828          299,828
                Residence and commercial building, Campbell
                    and Milpitas, California                                               --           42,079
                Commercial property, Sacramento, California                                --          550,000
                Developed land, Los Gatos, California (see note 5(c))                      --          571,853
                Office building and undeveloped land, Monterey, California, net of valuation allowance of $200,000 as of
                    December 31, 1997                                               1,902,855        2,097,810
                Manufactured home subdivision development, Ione, California, net of valuation allowance of $384,000 as of
                    December 31, 1997                                               2,451,286               --
                Commercial storage and office buildings, Oakland, California          444,063               --
                Undeveloped land, Reno, Nevada                                        230,000          230,000
                Manufactured home subdivision development, Sonora, California, net of valuation allowance of $712,000 as of
                    December 31, 1997.                                              1,149,807        1,813,350
                Light industrial building, Paso Robles, California                  1,541,251               --
                                                                                    ---------       ----------

                                                                                 $  9,699,656        7,743,295
                                                                                    =========        =========

     5)       Real Estate Held for Sale, Continued

                The acquisition of these properties resulted in non-cash increases in real estate held for sale and non-cash decreases in loans secured by trust deeds of $3,279,349, $1,913,000 and $2,501,308 for the years ended December 31, 1997, 1996 and 1995, respectively. During 1997, the Partnership sold three properties for a sales price of approximately $1,659,000. On one of the three properties, the Partnership took back a loan secured by a trust deed in the amount of $840,000. During 1996, the Partnership sold three properties for a sales price of approximately $845,000. On one of the three properties, the Partnership took back a loan secured by a trust deed in the amount of $563,125.

                During 1997, the Partnership sold two loans secured by second deeds of trust to OFG for $600,000 (face value). The Partnership subsequently purchased the property (located in Paso Robles, California) securing the loans at the senior lienholders trustee sale for $1,350,000; thus, wiping out OFG's junior deeds of trust. OFG recorded a loss of $600,000 as a result of this transaction.

                In  February   1998,   OFG  purchased  the   manufactured   home
                subdivision development property located in Sonora, California, from the Partnership for $1,152,000.

         (b)    Investment in Limited Partnership

                In 1993, the Partnership foreclosed on a loan in the amount of $600,000 secured by a junior lien on 30 residential lots located in Carmel Valley, California, and in 1994, paid off the senior loan in the amount of $500,000. The Partnership incurred additional costs of $502,798 in 1994 to protect its investment, increasing the carrying value of the lots to $1,602,798. The Partnership began to develop the lots and incurred an additional $671,118 in costs during 1995.

                During 1995, the Partnership entered into a limited partnership, WV-OMIF Partners, L.P. (WV-OMIF Partners) with an unrelated developer/builder, Wood Valley Development, Inc. (Woodvalley), for the purpose of constructing single-family homes on the 30 lots. The Partnership contributed the lots to WV-OMIF Partners in 1996 in exchange for a limited partnership interest. The $671,118 in capitalized costs incurred in 1995 were considered an advance to WV-OMIF Partners pursuant to the limited partnership agreement in 1996 when the lots were contributed. The Partnership provides advances to the WV-OMIF Partners to develop and construct the homes. The Partnership is entitled to receive interest at a rate of prime plus 2% on the advances to WV-OMIF Partners.

                OFG and Woodvalley have the option of purchasing and developing 34 similar lots which are interspersed among the 30 lots being developed by WV-OMIF Partners. WV-OMIF Partners is incurring the infrastructure costs which benefit all 64 lots, including the 34 lots that can be developed by OFG and Woodvalley. OFG and Woodvalley are reimbursing WV-OMIF Partners their pro rata share of the infrastructure costs with the funds received from the sale of the developed homes. As of December 31, 1997, Woodvalley had purchased twenty-eight lots and developed and sold seventeen of them. The remaining six lots as of December 31, 1997 are expected to be purchased during fiscal year 1998. As of December 31, 1997, OFG and Woodvalley had reimbursed $648,069 in development costs to WV-OMIF Partners from the sale of homes. The balance of development costs due by

     5)       Real Estate Held for Sale, Continued

                OFG and Woodvalley totals $102,579 as of December 31, 1997.

                During 1997 and 1996, the Partnership advanced an additional $4,152,918 and $2,895,261, respectively, to WV-OMIF Partners for the continued development and construction of the homes. WV-OMIF Partners sold fifteen homes in 1997 for proceeds of $8,011,960 and the net gain allocable to the Partnership was $2,355,075, including interest income of $295,957. WV-OMIF Partners distributed $7,573,669 (including $648,069 in reimbursements from OFG and Woodvalley) to OMIF in 1997. WV-OMIF Partners sold one home in 1996 and distributed $462,103 to OMIF. The Partnership's investment in WV-OMIF Partners totaled $3,812,122 and $4,877,798 as of December 31, 1997 and 1996, respectively.

                WV-OMIF Partners is distributing cash received from the sale of the lots in the following priority: (1) to third parties, such as real property taxes and assessments, lenders, contractors, etc.; (2) to pay the Partnership the amount of $70,000 per lot, as each lot sells; (3) to pay the Partnership the interest on the cash advances in full, as each lot sells; (4) to reimburse the Partnership for its out-of-pocket cash advances for each lot, as each lot sells; and (5) the remainder to Woodvalley and the Partnership at a rate of 30% to Woodvalley and 70% to the Partnership.

                The WV-OMIF Partners Partnership Agreement states that the Partnership shall take no part in the conduct or control of WV-OMIF Partner's business or in the operation, right or authority to act for WV-OMIF Partners. Thus, the Partnership does not have control of WV-OMIF Partners and accounts for its investment in WV-OMIF Partners under the equity method of accounting.

         (c)    Investment in Corporate Joint Venture

                In 1995, the Partnership foreclosed on a loan in the amount of $571,853 secured by a senior lien on a commercial parcel of land located in Los Gatos, California. During 1997, the Partnership contributed the land into 720 University, LLC (the Company), a corporate joint venture formed between the Partnership and BGC Properties, LLC (BGC). The purpose of the Company is to develop, construct and operate a commercial office building or R&D facility on the land to be held for investment and eventual sale. The Partnership may provide loans to the Company to develop and construct the building or the Partnership will obtain loans from third parties for such purposes. The Partnership is entitled to receive interest at a rate of prime plus 2% on the loans it makes to the Company.

                During 1997, the Partnership capitalized $56,889 in costs prior to the property being contributed to the Company and advanced $10,621 to the Company for development. The total investment in the corporate joint venture totals $639,363 as of December 31, 1997.

                The net cash flows from the operations of the Company are to be distributed in accordance with the following priorities: 1) 70% to the Partnership and 30% to BGC until the sum of all current and prior distributions of net cash flows equals the members' priority return on capital as of the end of the calendar quarter immediately preceding distribution; and 2) thereafter, 70% to the Partnership and 30% to BGC.

                The distribution upon dissolution shall be made in accordance with the following priorities: 1) to third parties to pay all debts; 2) to the members to pay all debts; 3) to the members in accordance with and to the extent of their respective positive capital account balances; 4) 70% to the Partnership and 30% to BGC.

                The Company is considered a corporate joint venture, and, thus, the Partnership accounts for its investment in the Company under the equity method of accounting.

    (6)  Partners' Capital

         (a)    Contributions

                Limited partners of the Partnership contributed $1.00 for each unit subscribed. Registration costs incurred by the Partnership have been offset against contributed capital. Such costs, which were incurred in 1989, amounted to approximately $198,000.

         (b)    Allocations, Distributions and Withdrawals

                In accordance with the partnership agreement, the Partnership's profits, gains and losses are allocated to each limited partner and the general partners in proportion to their respective capital contributions.

                Distributions are made monthly to the limited partners in proportion to their respective units as of the last day of the preceding calendar month. Accrued distributions payable represent amounts to be paid to the partners in January of the subsequent year based on their capital balances at December 31.

                The Partnership makes cash distributions to those limited partners who elect to receive such distributions. Those limited partners who elect not to receive cash distributions have their distributions reinvested in additional limited partnership units. Such reinvested distributions totaled $10,077,144, $8,975,209 and $8,395,180 for the years ended December 31, 1997,
                1996 and 1995, respectively. Reinvested distributions are not shown as partners' distributions or sales of partnership units in the accompanying statements of partners' capital.

                The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per unit (book value) within 91 days after written notices are delivered to the general partners, subject to the following limitations:

                     Any such  payments  are  required to be made only from cash
                    available  for   distribution,   net  proceeds  and  capital
                    contributions (as defined) during said 91-day period.

                     A maximum of $75,000 per partner  may be  withdrawn  during any calendar quarter (or $100,000 in the case of a deceased limited partner).

                     The  general  partners  are not  required  to  establish  a reserve fund for the purpose of funding such payments.

    (6)  Partners' Capital, Continued

                     No more  than 10% of the  outstanding  limited  partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

         (c)    Promotional Interest of General Partners

                The general partners contributed capital to the Partnership in the amount of 0.5% of the limited partners' aggregate capital contributions and, together with their promotional interest, the general partners have an interest equal to 1% of the limited partners' contributions. This promotional interest of the general partners of up to 1/2 of 1% is recorded as an expense of the Partnership and credited as a contribution to the general partners' capital account as additional compensation. As of December 31, 1997, the general partners had made cash capital contributions of $957,164 to the Partnership. The general partners are required to continue cash capital contributions to the Partnership in order to maintain their required capital balance.

                The promotional interest expense charged to the Partnership was $70,747, $57,395 and $69,255 for the years ended December 31, 1997, 1996 and 1995, respectively.

    (7)  Contingency Reserves

         In accordance with the partnership agreement and to satisfy the Partnership's liquidity requirements, the Partnership is required to maintain cash as contingency reserves (as defined) in an aggregate amount of at least 1-1/2% of the gross proceeds of the sale of limited partnership units. The cash capital contribution of the general partners (amounting to $957,164 at December 31, 1997), up to a maximum of 1/2 of 1% of the limited partners' capital contributions, will be available as an additional contingency reserve, if necessary.

         The contingency reserves required at December 31, 1997 and 1996 were approximately $3,829,000 and $3,400,000, respectively. Certificates of deposit and certain cash equivalents as of the same dates were accordingly maintained as reserves.

    (8)  Income Taxes

         The net difference between partners' capital per the Partnership's federal income tax return and these financial statements is comprised of the following components:

                                                                                  1997                1996
                                                                                  ------------------------

              Partners' capital per financial statements                  $    190,731,135         176,840,104
              Accrued interest income                                           (1,773,608)         (1,321,493)
              Allowance for loan losses                                          3,500,000           3,500,000
              Valuation allowance -- real estate held for sale                   1,896,000             600,000
              Accrued distributions                                                544,385             511,456
                                                                            --------------       -------------

              Partners' capital per federal income tax return             $    194,897,912         180,130,067
                                                                               ===========         ===========


    (9)  Transactions with Affiliates

         OFG is entitled to receive from the Partnership a management fee of up to 2.75% per annum of the average unpaid balance of the Partnership's mortgage loans at the end of each of the preceding twelve months for services rendered as manager of the Partnership. The maximum management fee is reduced to 1.75% per annum if OFG has not provided during the preceding calendar year any of the certain services defined in the limited partnership agreement.

         All of the Partnership's loans are serviced by OFG, in consideration for which OFG receives up to .25% per annum of the unpaid principal balance of the loans. Servicing fees are paid from the interest income of the loans collected from the borrowers.

         Interest income on loans secured by trust deeds is collected by OFG and is remitted monthly to the Partnership, net of servicing fees earned by OFG. Interest receivable from OFG amounted to $1,773,608 and $1,321,493 at December 31, 1997 and 1996, respectively.

         OFG, at its sole discretion may, on a monthly basis, adjust the management and servicing fees as long as they do not exceed the allowable limits calculated on an annual basis. In determining the management and servicing fees and hence the yield to the Partnership, OFG may consider a number of factors, including the then-current market yields. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the twelve months is equal to or less than the stated limits. Management fees amounted to approximately $3,879,000, $867,000 and $1,432,000 for the years ended December 31, 1997, 1996 and 1995, respectively, and are included in the accompanying statements of income. Service fee payments to OFG approximated $421,000, $384,000 and $371,000 for the years ended December 31, 1997, 1996 and 1995, respectively, and are included in the accompanying statements of income.

         OFG receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and totaled approximately $409,000, $241,000 and $152,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

         OFG originates all loans the Partnership invests in and receives an investment evaluation fee payable from payments made by borrowers. Such fees earned by OFG amounted to approximately $2,994,000, $1,930,000 and $1,865,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

         During the year ended December 31, 1997, OFG purchased three loans secured by trust deeds from OMIF at face values in the total amount of $613,000 for cash of $340,000 and assumption of a loan in the amount of $273,000. OFG then foreclosed on the loans and sold one of the properties during 1997 for a gain of approximately $42,000.

         Included in loans secured by trust deeds at December 31, 1997 and 1996 are notes totaling $2,215,549 and $1,942,332, respectively, which are secured by properties owned by OFG. The loans bear interest at 8% per annum and are due on demand. The Partnership received interest income of $188,044, $72,427 and $131,482 during the years ended December 31, 1997, 1996 and 1995, respectively, from OFG under loans secured by trust deeds and the unsecured loan due from OFG.



   (10)  Net Income Per Limited Partner Unit

         Net income per limited partnership unit is computed using the weighted average of limited partnership units outstanding during the year, which was 186,954,376, 172,364,058 and 160,636,164 for the years ended
         December 31, 1997, 1996 and 1995, respectively.

   (11)  Fair Value of Financial Instruments

         The Financial Accounting Standards Board's Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the determination of fair value for certain of the Partnership's assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

         (a)    Cash and Cash Equivalents and Certificates of Deposit

                The carrying amount approximates fair value because of the relatively short maturity of these instruments.

         (b)    Loans Secured by Trust Deeds

                The carrying value of these instruments of $174,714,607 approximates the fair value as of December 31, 1997. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The allowance for loan losses of $3,500,000 at December 31, 1997 should also be considered in evaluating the fair value of loans secured by trust deeds.


                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                             Interim Balance Sheets

                    September 30, 1998 and December 31, 1997
                                   (UNAUDITED)


                                                                           September 30           December 31
                                                                               1998                  1997
                                                                               ----                  ----

                                     ASSETS

Cash and cash equivalents                                                  $  9,356,194         $    3,073,115
Certificates of deposit                                                         534,006              1,000,000
Commercial paper                                                              3,040,867                      -

Loans secured by trust deeds                                                176,446,203            174,714,607
Less:  Allowance for loan losses                                             (3,500,000)            (3,500,000)
                                                                          --------------         --------------
                                                                            172,946,203            171,214,607
Real estate held for sale, net of allowance
  for losses of $1,184,000 in 1998 and $1,896,000 in 1997                    10,229,499             14,151,141
Interest receivable                                                           2,724,432              1,773,608
Other receivables                                                               531,399                112,583
                                                                        ---------------          -------------
     Total Assets                                                          $199,362,600           $191,325,054
                                                                            ===========            ===========


                        LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
Accrued distributions payable                                           $       519,376         $      544,385
Accounts payable and accrued liabilities                                      1,548,353                 49,534
                                                                           ------------         --------------

     Total Liabilities                                                        2,067,729                593,919
                                                                          -------------          -------------

PARTNERS' CAPITAL:
General partners                                                              1,946,559              1,864,033
Limited partners (Subject to Redemption)                                    195,348,312            188,867,102
                                                                            -----------            -----------
     Total Partners' Capital                                                197,294,871            190,731,135
                                                                            -----------            -----------
     Total Liabilities and Partners' Capital                               $199,362,600           $191,325,054
                                                                            ===========            ===========

See accompanying notes to interim financial statements



                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                          Interim Statements of Income

              For the Nine Months Ended September 30, 1998 and 1997
                                   (UNAUDITED)


                                                                       September 30          September 30
                                                                           1998                  1997
                                                                           ----                  ----
  REVENUES:
     Interest income on loans secured by trust deeds                  $   14,267,744        $   13,251,545
     Gain on sale of real estate                                           1,251,943             2,249,142
     Other income                                                            586,927               525,130
                                                                       -------------         -------------

         Total revenues                                                   16,106,614            16,025,817
                                                                         -----------           -----------

OPERATING EXPENSES:
     Management fees to General Partner                                    2,493,560             3,121,387
     Servicing fees to General Partner                                       356,829               337,664
     Promotional interest                                                     38,460                59,856
     Administrative                                                           53,220                42,557
     Legal and accounting                                                     79,798                77,914
     Real estate operations, net                                              23,280                83,162
     Other                                                                    13,156                 8,843
                                                                     ---------------      ----------------

         Total operating expenses                                          3,058,303             3,731,383
                                                                       -------------         -------------

         Net income                                                   $   13,048,311        $   12,294,434
                                                                        ============          ============

         Net income allocated to general partner                    $        129,191      $        119,496
                                                                      ==============        ==============

         Net income allocated to limited partners                     $   12,919,120        $   12,174,938
                                                                        ============          ============

         Net income allocated to limited partners
          per weighted limited partnership unit                                $.066                 $.066
                                                                                ====                  ====





See accompanying notes to interim financial statements



                         OWENS MORTGAGE INVESTMENT FUND
                       (a California limited partnership)

                     Interim Statements of Partners' Capital

                  Nine Months Ended September 30, 1998 and 1997
                                   (UNAUDITED)


                                                                                                       Total
                                            General                Limited Partners                  Partners'
                                           Partners           Units               Amount              Capital

Balances, December 31, 1996               1,732,726        175,303,398         175,107,378         176,840,104

   Net income                               119,496         12,174,938          12,174,938          12,294,434
   Sale of partnership units                116,309         13,060,252          13,060,252          13,176,561
   Partners' withdrawals                         --         (8,704,838)         (8,704,838)         (8,704,838)
   Partners' distributions                 (119,497)        (4,468,141)         (4,468,141)         (4,587,638)
                                           --------         ----------          ----------          ----------

Balances, September 30, 1997           $  1,849,034        187,365,609       $ 187,169,589         189,018,623
                                          =========        ===========         ===========         ===========



Balances, December 31, 1997               1,864,033        189,063,122         188,867,102         190,731,135

   Net income                               129,191         12,919,120          12,919,120          13,048,311
   Sale of partnership units                 76,918          9,116,648           9,116,648           9,193,566
   Partners' withdrawals                         --        (10,945,087)        (10,945,087)        (10,945,087)
   Partners' distributions                 (123,583)        (4,609,471)         (4,609,471)         (4,733,054)
                                           --------         ----------          ----------          ----------

Balances, September 30, 1998           $  1,946,559        195,544,332       $ 195,348,312         197,294,871
                                          =========        ===========         ===========         ===========











See accompanying notes to interim financial statements


                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                        Interim Statements of Cash Flows

              For the Nine Months Ended September 30, 1998 and 1997
                                   (UNAUDITED)
                                                                            September 30            September 30
                                                                                1998                    1997
                                                                                ----                    ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                           $   13,048,311         $    12,294,434
     Adjustments to reconcile net income
     to net cash provided by operating activities:
     Gain on sale of real estate by limited partnership                       (1,227,070)             (2,249,142)
     Gain on sale of real estate properties                                      (24,873)                      -
     Changes in operating assets and liabilities:
       Interest receivable                                                      (950,824)                (66,888)
       Other receivables                                                        (418,816)                      -
       Accrued distributions payable                                             (25,009)                 17,682
       Accounts payable and accrued liabilities                                1,498,819                     174
       Deferred income                                                                 -                 132,742
                                                                    --------------------         ---------------
          Net cash provided by operating activities                           11,900,538              10,129,002
                                                                           -------------           -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of loans secured by trust deeds                               (62,688,044)            (63,406,952)
     Principal collected                                                       1,327,576               1,495,912
     Loan payoffs                                                             60,270,185              41,632,527
     Investment in real estate properties                                       (261,451)             (2,378,711)
     Net proceeds from disposition of real estate properties                     179,555                       -
     Investment in limited partnership                                        (1,250,395)             (3,203,564)
     Distributions received from limited partnership                           5,944,129               7,141,248
     Investment in corporate joint venture                                       (79,566)                      -
     Unsecured loan to General Partner                                                 -                 488,764
     Investments in certificates of deposit                                      (84,006)               (150,000)
     Proceeds from maturities of certificates of deposit                         550,000                       -
     Investment in commercial paper                                           (3,040,867)                      -
                                                                            -------------   --------------------
         Net cash provided by (used in) investing activities                     867,116             (18,380,776)
                                                                           -------------           --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of partnership Units                                   9,193,566              13,176,560
     Partners' cash distributions                                             (4,733,054)             (4,587,638)
     Partners' capital withdrawals                                           (10,945,087)             (8,704,838)
                                                                           -------------            ------------
     Net cash used in financing activities                                    (6,484,575)               (115,916)
                                                                          ---------------         ---------------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                                  6,283,079              (8,367,690)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                                          3,073,115              11,386,661
                                                                             -----------              ----------
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                                           $    9,356,194         $     3,018,971
                                                                             ===========             ===========

See notes 3, 4 and 5 for supplemental disclosure of non-cash investing and financing activities. See accompanying notes to interim financial statements

                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                    September 30, 1998 and December 31, 1997
                                   (UNAUDITED)


    (1)  Organization

         Owens Mortgage Investment Fund, a California Limited Partnership, (the Partnership) was formed on June 14, 1984 to invest in loans secured by first, second and third trust deeds, wraparound, participating and construction mortgage loans and leasehold interest mortgages. The Partnership commenced operations on the date of formation and will continue until December 31, 2034 unless dissolved prior thereto under the provisions of the Partnership Agreement.

         In December 1998, the limited partners voted to amend the Partnership Agreement and there was a further amendment by the general partner in January 1999. All such changes have been incorporated into these notes to the interim financial statements.

         The general partner is Owens Financial Group, Inc. (OFG); a California corporation engaged in the origination of real estate mortgage loans for eventual sale and the subsequent servicing of those mortgages for the Partnership and other third-party investors.

         OFG is authorized to offer and sell units in the Partnership up to an aggregate of 500,000,000 units outstanding at $1.00 per unit, representing $500,000,000 of limited partnership interests in the Partnership. Limited partnership units outstanding were 195,544,332 and 189,063,122, at September 30, 1998 and December 31, 1997, respectively.

    (2)  Summary of Significant Accounting Policies

         (a)      General

                  In the opinion of the management of the Partnership, the accompanying unaudited financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary to present fairly the financial information included therein. These financial statements should be read in conjunction with the audited financial statements included in the Partnership's Form 10-K for the fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission. The results of operations for the three-month and nine-month periods ended September 30, 1998 are not necessarily indicative of the operating results to be expected for the full year.

         (b)      Management Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (c)      Loans Secured by Trust Deeds

                  Loans secured by trust deeds are acquired from OFG and are recorded at cost. Interest income on loans is accrued by the simple interest method.

                  The Partnership accounts for its loans in accordance with the Financial Accounting Standards Board's Statement No. 114, Accounting by Creditors for Impairment of a Loan, and No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. Under Statement No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect the contractual interest and principal payments of a loan according to the contractual terms of the loan agreement. Statement No. 114 requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Statement No. 118 clarifies interest income recognition and disclosure provisions of Statement No. 114.

                  The Partnership does not recognize interest income on loans once they are determined to be impaired or once they become more than ninety days delinquent in payments until the interest is collected in cash. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Partnership's investment in the loan is fully recoverable.

         (d)      Allowance for Loan Losses

                  The Partnership maintains an allowance for loan losses equal to $3,500,000 as of September 30, 1998 and December 31, 1997. Management of the Partnership believes that based on historical experience and a review of the loans and their respective collateral, the allowance for loan losses is adequate in amount.

                  The outstanding balance of all loans delinquent in monthly payments greater than ninety days is $13,444,000 and $5,236,000 as of September 30, 1998 and December 31, 1997,
                  respectively. The Partnership discontinues the accrual of interest on loans when, in the opinion of management, there is significant doubt as to the collectibility of interest or principal from the borrower or when the payment of principal or interest is ninety days past due, unless OFG purchases the interest receivable from the Partnership. OFG was purchasing the interest receivable on delinquent Partnership loans in the total amount of $1,896,000 and $1,485,000 as of September 30, 1998 and December 31, 1997, respectively. As of September 30, 1998 and December 31, 1997, loans totaling $11,548,000 and $3,751,000, respectively, are classified as non-accrual loans. OFG has discontinued its purchases of interest receivable and delinquent loans for all loans acquired by the Partnership since May 1, 1993 except in very limited situations.

                  OFG advances certain payments to the Partnership on behalf of borrowers, such as property taxes, mortgage interest pursuant to senior indebtedness, and development costs. Purchases of interest receivable and payments made on loans by OFG during the nine months ended September 30, 1998 and the year ended December 31, 1997 but not collected as of



    (2)  Summary of Significant Accounting Policies, Continued

                  September 30, 1998 and December 31, 1997, respectively, totaled approximately $179,000 and $219,000, respectively.

         (e)      Cash and Cash Equivalents

                  Cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits, money market funds and short-term certificates of deposit with original maturities of three months or less.

         (f)      Marketable Securities

                  Marketable  securities  include  certificates  of deposit  and commercial paper with various financial institutions with original maturities of up to one year. The Partnership classifies its debt securities as held-to-maturity, as the Partnership has the ability and intent to hold the securities until maturity. These securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Interest income is recognized when earned. There was no significant difference between the carrying value and the fair value of marketable securities as of September 30, 1998 and December 31, 1997.

         (g)      Real Estate Held for Sale

                  Real estate held for sale includes real estate acquired through foreclosure and is carried at the lower of the recorded investment in the loan, inclusive of any senior indebtedness, or the property's estimated fair value, less estimated costs to sell.

                  Certain real estate acquired by the Partnership and held for sale is held in a limited partnership and corporate joint venture. The Partnership accounts for its investments in the limited partnership and corporate joint venture under the equity method of accounting. The limited partnership and corporate joint venture investment in real estate is carried at the lower of cost or estimated fair value, less estimated costs to sell. The Partnership increases its investment by advances made to the limited partnership and corporate joint venture. Any profit or loss generated from the investment in limited partnership and corporate joint venture is recorded as a gain or loss on sale of real estate.

                  In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to Be Disposed Of", the Partnership periodically compares the carrying value of real estate held for sale to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future cash flows, the assets are reduced to fair value. There were no required reductions to the carrying value of real estate held for sale made for the quarter and nine months ended September 30, 1998 and 1997.

         (h)      Income Taxes

                  No provision is made for income taxes since the Partnership is not a taxable entity. Accordingly, any income or loss is included in the tax returns of the partners.

    (3)         Loans Secured by Trust Deeds

         Loans secured by trust deeds as of September 30, 1998 and December 31, 1997 are as follows:


                                                                             September 30           December 31
                                                                                 1998                  1997
                                                                                 ----                  ----

              Income-producing properties                                   $  157,902,115      $  165,201,582
              Single-family residences                                           2,159,101           2,088,606
              Unimproved land                                                   16,384,987           7,424,419
                                                                            --------------       -------------

                                                                            $  176,446,203      $  174,714,607
                                                                               ===========         ===========


              First mortgages                                               $  159,185,333         161,275,350
Second mortgages  16,699,954                                                    12,744,274
              Third mortgages or all-inclusive deeds of trust                      560,916             694,983
                                                                             -------------       -------------

                                                                            $  176,446,203      $  174,714,607
                                                                               ===========         ===========

         Scheduled maturities of loans secured by trust deeds as of September 30, 1998 and the interest rate sensitivity of such loans is as follows:

                                                 Fixed             Variable
             Year ending                        interest            interest
            September 30,                         rate                rate                Total

              1998 (Past Maturity)         $    17,466,378          4,155,449          21,621,827
              1999                              27,954,241          8,958,250          36,912,491
              2000                              48,449,477         19,139,027         67,588,504
              2001                               4,948,481          4,984,755          9,933,236
              2002                               1,810,634         10,545,467         12,356,101
              2003                               1,011,705          3,051,760          4,063,465
              Thereafter (through 2012)          7,435,357         16,535,222          23,970,579
                                              ------------         ----------        ------------

                                           $   109,076,270         67,369,930         176,446,203
                                               ===========         ==========         ===========

         Variable rate loans use as indices the one and five year Treasury Constant Maturity Index (4.41% and 4.24%, respectively, as of September 30, 1998), the prime rate (8.50% as of September 30, 1998) and the weighted average cost of funds index for Eleventh District savings institutions (4.899% as of September 30, 1998). Premiums over these indices have varied from 250-550 basis points depending upon market conditions at the time the loan is made.

    (3)         Loans Secured by Trust Deeds, Continued

         The scheduled maturities for 1998 include approximately $21,622,000 of loans which are past maturity as of September 30, 1998, of which $7,448,000 represents loans for which interest payments are delinquent over ninety days. During the nine months ended September 30, 1998 and the year ended December 31, 1997, the Partnership refinanced loans totaling $9,941,000 and $2,741,000, respectively, thereby extending the maturity dates of such loans.

         The Partnership's total investment in loans delinquent over ninety days is $13,444,000 and $5,236,000 as of September 30, 1998 and December 31,
         1997, respectively. Of these amounts, approximately $3,893,000 and $3,279,000 were in the process of foreclosure as of September 30, 1998 and December 31, 1997. OFG has purchased the Partnership's receivables for delinquent interest of $82,000 and $73,000, related to delinquent loans for the nine months ended September 30, 1998 and 1997, respectively.

         The Partnership's investment in delinquent loans as of September 30, 1998 totals approximately $13,444,000, of which $8,026,000 has a specific related allowance for credit losses totaling approximately $2,215,000. There is a specific and non-specific allowance for credit losses of $1,285,000 for the remaining balance of $5,418,000 and for other current loans. There was no additional allowance for credit losses during the nine months ended September 30, 1998.

         The average recorded investment in impaired loans was $7,074,000 and $7,998,000 during the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. Interest income received on impaired loans during the nine months ended September 30, 1998 and the year ended December 31, 1997, totaled approximately $420,000 and $722,000, respectively, $360,000 and $670,000 of which was paid by borrowers and 978855628$60,000 and $52,000 of which related to purchases of interest receivable by OFG, respectively.

         As of September 30, 1998 and December 31, 1997, the Partnership's loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 54% ($95,425,000) and 67% ($117,352,000), respectively, of the loan portfolio. The Northern California region (which includes the following counties and all counties north: Monterey, Fresno, Kings, Tulare and Inyo) is a large geographic area which has a diversified economic base. The ability of borrowers to repay loans is influenced by the economic strength of the region and the impact of prevailing market conditions on the value of real estate. Such loans are secured by deeds of trust on real estate properties and are expected to be repaid from the cash flow of the properties or proceeds from the sale or refinancing of the properties. The policy of the Partnership is to require real property collateral with a value, net of senior indebtedness, that exceeds the carrying amount of the loan balance and to record a deed of trust on the underlying property.

    (4)  Real Estate Held for Sale

         Real estate held for sale includes the following components as of September 30, 1998 and December 31, 1997:

                                                                              September 30          December 31
                                                                                  1998                 1997
                                                                                  ----                 ----

              Real estate properties held for sale                           $   9,165,112        $  9,699,656
              Investment in limited partnership                                    345,458           3,812,122
              Investment in corporate joint venture                                718,929             639,363
                                                                               -----------         -----------

                                                                              $ 10,229,499          14,151,141
                                                                                ==========          ==========

         Gain on sale of real estate includes the following components for the nine months ended September 30, 1998 and 1997:

                                                                               September 30         September 30
                                                                                   1998                 1997

              Gain on sale of real estate properties                       $        24,873                   -
              Gain on sale of real estate by limited partnership                 1,227,070           2,249,142
                                                                               -----------         -----------

                                                                             $   1,251,943           2,249,142
                                                                               ===========         ===========

         (a)  Real Estate Properties Held for Sale

                  Real estate properties held for sale at September 30, 1998 and
                  December  31,  1997  consists  of  the  following   properties
                  acquired through foreclosure in 1993 through 1998:

                                                                                 September 30           December 31
                                                                                     1998                  1997
                                                                                     ----                  ----
                  Light industrial warehouse, Merced, California, net of
                    valuation allowance of $350,000                               $    650,028           650,000
                  Commercial lot/residential development, Vallejo, California        1,039,116         1,030,566
                  Commercial lot, Sacramento, California, net of valuation
                    allowance of $250,000                                              299,828           299,828
                  Office building and undeveloped land, Monterey, California,
                    net of valuation allowance of $200,000                           1,885,731         1,902,855
                  Manufactured home subdivision development, Ione,
                    California, net of valuation allowance of $384,000               2,565,010         2,451,286
                  Self storage, Oakland, California                                    453,815           444,063
                  Undeveloped land, Reno, Nevada                                       215,420           230,000
                  Manufactured home subdivision development, Sonora,
                    California, net of valuation allowance of $712,000 as
                    of December 31, 1997                                                   ---         1,149,807
                  Light industrial building, Paso Robles, California                 1,547,422         1,541,251
                  Commercial building, Sacramento, California                           30,000               ---
                  Commercial building, Gresham, Oregon                                 425,557               ---
                  22% interest in 6-unit residential building, Oakland,
                    California                                                          53,185               ---
                                                                                    ----------        ----------

                                                                                   $ 9,165,112         9,699,656
                                                                                     =========         =========

    (4)  Real Estate Held for Sale, Continued

                  The acquisition of certain of these properties resulted in non-cash increases in real estate held for sale and non-cash decreases in loans secured by trust deeds of $508,742 and $3,273,258 for the nine months ended September 30, 1998 and 1997, respectively.

                  In February 1998, OFG purchased the manufactured home subdivision development property located in Sonora, California from the Partnership for $1,150,000. The Partnership carried back a loan secured by a trust deed on the property for the full purchase price. The note bears interest at 8% per annum and is due on demand.

                  During 1997, the Partnership sold three properties for a sales price of approximately $1,659,000. On one of the three properties, the Partnership took back a loan secured by a trust deed in the amount of $840,000.

                  During 1997, the Partnership sold two loans secured by second deeds of trust to OFG for $600,000 (face value). The Partnership subsequently purchased the property (located in Paso Robles, California) securing the loans at the senior lienholder's trustee sale for $1,350,000; thus, wiping out OFG's junior deeds of trust. OFG recorded a loss of $600,000 as a result of this transaction.

         (b)    Investment in Limited Partnership

                  In 1993, the Partnership foreclosed on a loan in the amount of $600,000 secured by a junior lien on 30 residential lots located in Carmel Valley, California, and in 1994, paid off the senior loan in the amount of $500,000. The Partnership incurred additional costs of $502,798 in 1994 to protect its investment, increasing the carrying value of the lots to $1,602,798. The Partnership began to develop the lots and incurred an additional $671,118 in costs during 1995.

                  During 1995, the Partnership entered into a limited partnership, WV-OMIF Partners, L.P. (WV-OMIF Partners) with an unrelated developer/builder, Wood Valley Development, Inc. (Woodvalley), for the purpose of constructing single-family homes on the 30 lots. The Partnership contributed the lots to WV-OMIF Partners in 1996 in exchange for a limited partnership interest. The $671,118 in capitalized costs incurred in 1995 was considered an advance to WV-OMIF Partners pursuant to the limited partnership agreement in 1996 when the lots were contributed. The Partnership provides advances to WV-OMIF Partners to develop and construct the homes. The Partnership is entitled to receive interest at a rate of prime plus 2% on the advances to WV-OMIF Partners.

                  OFG and Woodvalley exercised their option of purchasing 34 similar lots which are interspersed among the 30 lots being developed by WV-OMIF Partners. WV-OMIF Partners incurred certain infrastructure costs which benefit all 64 lots, including the 34 lots developed by OFG and Woodvalley. As of September 30, 1998, OFG and Woodvalley had developed and sold 28 lots. As of September 30, 1998, OFG and Woodvalley had reimbursed all shared development costs in the total amount of $750,675 to WV-OMIF Partners from the sale of homes.

                  During the nine months ended September 30, 1998 and 1997, the Partnership advanced an additional $1,250,395 and $3,203,564 to WV-OMIF. WV-OMIF sold thirteen homes during the nine months ended September 30, 1998 for proceeds of $6,443,101, and the net gain allocable to the Partnership was $1,227,070, including interest income of $173,203. WV-OMIF Partners distributed $5,944,129 (including $102,579 in reimbursements from OFG and Woodvalley) to OMIF during the nine months ended September 30, 1998. WV-OMIF Partners sold fourteen homes during the nine months ended September 30, 1997 for proceeds of $7,545,606 and the net gain allocable to the Partnership was $2,249,142, including interest income of $274,557. WV-OMIF Partners distributed $7,141,248 (including $628,980 in reimbursements from OFG and Woodvalley) to OMIF during this period. The Partnership's investment in WV-OMIF Partners totaled $345,458 and $3,812,122 as of September 30, 1998 and December 31, 1997, respectively.

                  WV-OMIF Partners is distributing cash received from the sale of the lots in the following priority: (1) to third parties, such as real property taxes and assessments, lenders, contractors, etc.; (2) to pay the Partnership the amount of $70,000 per lot, as each lot sells; (3) to pay the Partnership the interest on the cash advances in full, as each lot sells;
                  (4) to reimburse the Partnership for its out-of-pocket cash advances for each lot, as each lot sells; and (5) the remainder to Woodvalley and the Partnership at a rate of 30% to Woodvalley and 70% to the Partnership.

                  The WV-OMIF Partners Partnership Agreement states that the Partnership shall take no part in the conduct or control of WV-OMIF Partner's business or in the operation, right or authority to act for WV-OMIF Partners. Thus, the Partnership does not have control of WV-OMIF Partners and accounts for its investment in WV-OMIF Partners under the equity method of accounting.

         (c)    Investment in Corporate Joint Venture

                  In 1995, the Partnership foreclosed on a loan in the amount of $571,853 secured by a senior lien on a commercial parcel of land located in Los Gatos, California. During 1997, the Partnership contributed the land into 720 University, LLC (the Company), a corporate joint venture formed between the Partnership and BGC Properties, LLC (BGC). The purpose of the Company is to develop, construct and operate a commercial office building or R&D facility on the land to be held for investment and eventual sale. The Partnership may provide loans to the Company to develop and construct the building or the Partnership will obtain loans from third parties for such purposes. The Partnership is entitled to receive interest at a rate of prime plus 2% on the loans it makes to the Company.

                  During 1997, the Partnership capitalized $56,889 in costs incurred prior to the property being contributed to the Company and advanced $10,621 to the Company for development. During the nine months ended September 30, 1998, the Partnership advanced an additional $79,566 to the Company for development. The total investment in the corporate joint venture totals $718,929 and $639,363 as of September 30, 1998 and December 31, 1997, respectively.

    (4)  Real Estate Held for Sale, Continued

                  The net cash flows from the operations of the Company are to be distributed in accordance with the following priorities: 1) 70% to the Partnership and 30% to BGC until the sum of all current and prior distributions of net cash flows equals the members' priority return on capital as of the end of the calendar quarter immediately preceding distribution; and 2) thereafter, 70% to the Partnership and 30% to BGC.

                  The distribution upon dissolution shall be made in accordance with the following priorities: 1) to third parties to pay all debts; 2) to the members to pay all debts; 3) to the members in accordance with and to the extent of their respective positive capital account balances; 4) 70% to the Partnership and 30% to BGC.

                  The Company is considered a corporate joint venture, and, thus, the Partnership accounts for its investment in the Company under the equity method of accounting.

    (5)  Partners' Capital

         (a)    Allocations, Distributions and Withdrawals

                  In accordance with the partnership agreement, the Partnership's profits and losses are allocated to each limited partner and OFG in proportion to their respective capital accounts.

                  Distributions of net income are made monthly to the limited partners in proportion to their weighted average capital accounts as of the last day of the preceding calendar month. Accrued distributions payable represent amounts to be distributed in January and October, 1998 based on their capital accounts as of December 31, 1997 and September 30, 1998, respectively.

                  The Partnership makes monthly net income distributions to those limited partners who elect to receive such distributions. Those limited partners who elect not to receive cash distributions have their distributions reinvested in additional limited partnership units. Such reinvested distributions totaled $7,789,174 and $7,550,799 for the nine months ended September 30, 1998 and 1997, respectively. Reinvested distributions are not shown as partners' cash distributions or proceeds from sale of partnership units in the accompanying statements of cash flows.

                  The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per unit (book value) within 61 to 91 days after written notices are delivered to OFG, subject to the following limitations, among others:

                  o No withdrawal of units can be requested or made until at least one year from the date of purchase of those units, on or after the date of this Prospectus, other than units received under the Partnership's Dividend Reinvestment Plan.

                  o Any such payments are required to be made only from net income available for distribution, net proceeds and capital contributions (as defined) during said 91-day period.

    (5)  Partners' Capital, Continued

                  o A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

                  o The general partner is not required to establish a reserve fund for the purpose of funding such payments.

                  o No more than 10% of the outstanding limited partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

         (b)    Promotional Interest of General Partner

                  OFG has contributed capital to the Partnership in the amount of 0.5% of the limited partners' aggregate capital accounts and, together with its promotional interest, the general partner has an interest equal to 1% of the limited partners' capital accounts. This promotional interest of OFG of up to 1/2 of 1% is recorded as an expense of the Partnership and credited as a contribution to OFG's capital account as additional compensation. As of September 30, 1998, OFG had made cash capital contributions of $995,622 to the Partnership. OFG is required to continue cash capital contributions to the Partnership in order to maintain its required capital balance.

                  The promotional interest expense charged to the Partnership was $38,460 and $59,856 for the nine months ended September 30, 1998 and 1997, respectively.

    (6)  Contingency Reserves

         In accordance with the partnership agreement and to satisfy the Partnership's liquidity requirements, the Partnership is required to maintain contingency reserves in an aggregate amount of at least 1-1/2% of the capital accounts of the limited partners. The cash capital contribution of OFG (amounting to $995,622 at September 30, 1998), up to a maximum of 1/2 of 1% of the limited partners' capital accounts will be available as an additional contingency reserve, if necessary.

         The contingency reserves required at September 30, 1998 and December 31, 1997 were approximately $3,980,000 and $3,829,000, respectively. Certificates of deposit, commercial paper and certain cash equivalents as of the same dates were accordingly maintained as reserves.

    (7)  Transactions with Affiliates

         OFG is entitled to receive from the Partnership a management fee of up to 2.75% per annum of the average unpaid balance of the Partnership's mortgage loans at the end of each of the preceding twelve months for services rendered as manager of the Partnership.

         All of the Partnership's loans are serviced by OFG, in consideration for which OFG receives up to .25% per annum of the unpaid principal balance of the loans.

         OFG, at its sole discretion may, on a monthly basis, adjust the management and servicing fees as long as they do not exceed the allowable limits calculated on an annual basis. In determining the management and servicing fees and hence the yield to the Partnership, OFG may consider a number of factors, including the then-current market yields. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the twelve months must be equal to or less than the stated limits. Management fees amounted to approximately

    (7)  Transactions with Affiliates, Continued

         $2,494,000 and $3,121,000 for the nine months ended September 30, 1998 and 1997, respectively, and are included in the accompanying statements of income. Service fee payments to OFG approximated $357,000 and $338,000 for the nine months ended September 30, 1998 and 1997, respectively, and are included in the accompanying statements of income.

         OFG receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and totaled approximately $292,000 and $258,000 for the nine months ended September 30, 1998 and 1997, respectively.

         OFG originates all loans the Partnership invests in and receives an investment evaluation fee from borrowers. Such fees earned by OFG amounted to approximately $1,341,000 and $1,983,000 for the nine months ended September 30, 1998 and 1997, respectively.

         During the nine months ended September 30, 1998, the Partnership sold the manufactured home subdivision development in Sonora, California to OFG at a loss of approximately $2,000. An allowance for loss on this property in the amount of $712,000 had been recorded in 1997; therefore, the loss for the nine months ended September 30, 1998 was an additional $2,000. The Partnership carried back a loan from OFG for the entire purchase price of $1,150,000.

         During the nine months ended September 30, 1997, OFG purchased one delinquent loan secured by a trust deed from the Partnership at face value in the total amount of $273,000 for assumption of a loan of the same amount. OFG subsequently foreclosed on the loan.

         Included in loans secured by trust deeds at September 30, 1998 and December 31, 1997 are notes totaling $2,095,332 and $2,215,549, respectively, which are secured by properties owned by OFG. The loans bear interest at 8% per annum and are due on demand. The Partnership earned interest income of approximately $104,000 and $133,000 during the nine months ended September 30, 1998 and 1997, respectively, from OFG under loans secured by trust deeds.

   (8)   Net Income Per Limited Partner Unit

         Net income per limited partnership unit is computed using the weighted average of limited partnership units outstanding during the three and nine month periods. These amounts were approximately 195,746,000 and 188,928,000 for the three months ended September 30, 1998 and 1997, respectively, and 194,839,000 and 185,346,000 for the nine months ended September 30, 1998 and 1997, respectively.










                          Independent Auditors' Report



The Shareholders
Owens Financial Group, Inc.:


We have audited the accompanying consolidated balance sheet of Owens Financial Group, Inc. and subsidiaries (the Company) as of December 31, 1997. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Owens Financial Group, Inc. and subsidiaries as of December 31, 1997 in conformity with generally accepted accounting principles.

                                                     KPMG LLP


Oakland, California
February 13, 1998



                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                December 31, 1997


                        Assets

Cash and cash equivalents                                                                       $    6,391,511
Investment in delinquent loans, less allowance for losses of $400,000                                  227,285
Trust deeds receivable, less allowance for losses of $325,000                                          869,829
Trust deeds held for sale                                                                            2,008,815
Receivables from affiliates                                                                            723,399
Investment in limited partnership                                                                    2,313,520
Investment in real estate joint venture                                                              3,065,807
Real estate held for sale, net of allowance for losses of $415,000                                   3,660,704
Property and equipment, net of accumulated depreciation of $529,203                                      8,708
Other assets                                                                                           288,046
                                                                                                  ------------

                                                                                                $   19,557,624

         Liabilities and Shareholders= Equity

Liabilities:
     Accounts payable and other accrued expenses                                                       100,331
     Accrued bonus, pension and profit sharing expense                                                 105,426
     Mortgages payable                                                                               2,630,549
     Note payable to bank                                                                            6,022,375
     Deferred income                                                                                   419,541
                                                                                                   -----------

                  Total liabilities                                                                  9,278,222

Shareholders' equity:
Common stock, $1 par value, authorized 100,000 shares; issued and
         outstanding 76,500                                                                             76,500
     Additional paid-in capital                                                                      1,868,646
     Retained earnings                                                                               8,646,477
     Notes receivable from shareholders                                                               (312,221)
                                                                                                  ------------

                  Total shareholders' equity                                                        10,279,402
                                                                                                  ------------
                                                                                                $   19,557,624
                                                                                                  ============


See accompanying notes to consolidated balance sheet.

                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 1997




    (1)  Organization

         Owens Financial Group, Inc. (the Company) was incorporated in 1951 in the state of California. The Company is engaged in originating and servicing real estate loans secured by deeds of trust for private and institutional investors.

    (2)  Summary of Significant Accounting Policies

         (a)    Basis of Presentation

                The  accompanying   consolidated   balance  sheet  includes  the
                accounts of the Company and its wholly owned subsidiaries, Investors Yield, Inc. (IY) and Owens Securities Corporation
                (OSC). The Company had ownership interests in IY and OSC of 75% and 79%, respectively, as of December 31, 1996. The additional ownership in IY and OSC was acquired during 1997. The primary business of IY is to act as trustee under deeds of trust securing promissory notes. The primary business of OSC is to market the limited partnership units of Owens Mortgage Investment Fund (OMIF), a California limited partnership for which the Company serves as the operating general partner. OSC is registered with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. All significant intercompany transactions have been eliminated in consolidation.

                The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.
                Actual results could differ from those estimates.

         (b)    Cash and Cash Equivalents

                For purposes of the statements of cash flows, cash and cash equivalents includes interest-bearing bank deposits and short-term investments with original maturities of three months or less. Cash and cash equivalents includes approximately $1,840,000 invested in money market funds at December 31, 1997.

         (c)    Revenue Recognition

                Loans originated by the Company are sold to OMIF and other investors. Loan origination fees and direct loan origination costs are recognized as revenue and expense, respectively, at the time the related loans are funded in escrow as such loans are generally sold immediately to investors. Such fees earned on loans originated for OMIF totaled approximately $2,994,000 for the year ended December 31, 1997.

                Loan administration fees are earned for servicing real estate mortgage loans owned by private and institutional investors, including OMIF. The fees are generally calculated as a percentage of the outstanding principal balances of the loans serviced and are recorded as income when earned. The maximum servicing fee payable by OMIF is .25% per annum of the average unpaid principal balance of the loans. Such fees earned on loans serviced for OMIF totaled approximately $421,000 for the year ended December 31, 1997.

                The Company is entitled to receive from OMIF a management fee of up to 2.75% per annum of the average unpaid balance of OMIF's mortgage loans at the end of each of the preceding twelve months for services rendered as manager of OMIF. The maximum management fee is reduced to 1.75% per annum if the Company has not provided during the preceding calendar year any of the certain services defined in the limited partnership agreement. Such fees totaled approximately $3,879,000 for the year ended December 31, 1997.

                The Company, at its sole discretion may, on a monthly basis, adjust the management and servicing fees charged to OMIF as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the twelve months is equal to or less than the stated limits.

                The Company receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and are recognized as revenue by the Company when collected. Late payment fees earned on loans serviced for OMIF totaled approximately $409,000 for the year ended December 31, 1997.

                In June 1996, the Financial Accounting Standards Board issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Statement 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The Company implemented Statement 125 effective January 1, 1997 which did not result in a material impact on the Company's financial position.

         (d)    Investment in Delinquent Loans

                Prior to May 1, 1993, the Company purchased all interest receivable and made certain other payments, such as property taxes and mortgage interest pursuant to senior indebtedness, on delinquent loans invested in by OMIF or other trust deed investors. In 1993 the Company discontinued its practice of purchasing receivables for delinquent interest for loans originated on or after May 1, 1993 and, effective November 1, 1994, discontinued such practice on certain loans originated prior to May 1, 1993. The outstanding balance of loans originated for OMIF which were originated prior to May 1, 1993 and OFG has indicated it may continue its practice of purchasing interest receivable totals approximately $4,542,000 as of December 31, 1997.

                The allowance for losses on the investment in delinquent loans is maintained at a level considered by management to provide adequately for potential losses related to purchases of receivables for interest and advances of other payments.

         (e)    Investment in Limited Partnership

                Investment in limited partnership reflects the Company's equity basis in OMIF. Under the equity method of accounting, the original investment is recorded at cost and is adjusted periodically to recognize additional investments made by the
                Company and the Company's share of profits, losses and distributions after the date of acquisition.

         (f)    Investment in Joint Venture

                The Company accounts for its investment in joint venture under the equity method of accounting. The joint venture investment in real estate is carried at the lower of cost or estimated fair value, less estimated costs to sell. The Company increases its investment by advances made to the joint venture. Any profit generated from the investment in joint venture is recorded as a gain on sale of real estate.

         (g)    Real Estate Held for Sale

                Real estate held for sale is carried at the lower of cost or estimated fair value, less estimated costs to sell. Cost includes the outstanding principal balance of the former mortgage loan plus advances made to OMIF or other investors for delinquent interest and other payments in the period prior to acquisition and the costs of obtaining title and possession. After acquisition of the real estate, a valuation allowance may be established to provide for estimated selling costs and any subsequent declines in fair value. Such valuation allowances are charged to provision for real estate held for sale in the expense section of the statements of income. Any other operating or holding costs associated with the ownership and operation of real estate held for sale are charged to net rental operations in the expense section of the statements of income. Net rental operations includes rental income, operating expenses, and interest costs of mortgages encumbering the real estate.

                Effective   January  1,  1996,  the   Partnership   adopted  the
                provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121 (FAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of FAS 121 did not result in a material impact on the Company's financial position.

         (h)    Property and Equipment

                Property and equipment include property, furniture, equipment and leasehold improvements stated at cost less accumulated depreciation and amortization. Buildings are depreciated using the straight-line method over an estimated life of approximately 30 years.

                Furniture and equipment is depreciated using an accelerated method over the estimated useful lives of the respective assets (generally five to seven years). Leasehold improvements are amortized using the straight-line method over the term of the lease or the estimated useful life of the assets, whichever is shorter.

         (i)    Income Taxes

                The Company is a qualified Subchapter S corporation for federal income tax and state franchise tax reporting and therefore the income of the Company is includable in the income tax returns of the shareholders. Accordingly, no provision has been made in the financial statements for the effect of federal income taxes. A provision has been made for minimum state franchise tax for financial institutions at 3.5% of income before income taxes.

    (2)  Summary of Significant Accounting Policies, Continued

         Deferred  tax  assets and  liabilities  are  recognized  for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

    (3)  Investment in Delinquent Loans and Allowance for Losses

         Investment in delinquent loans include approximately $370,000 of interest receivable purchased from OMIF and advances made on behalf of borrowers on OMIF loans as of December 31, 1997. Interest receivables purchased and advances made during 1997 on OMIF loans which are still outstanding as of December 31, 1997 approximate $219,000.

    (4)  Trust Deeds

         Trust deeds receivable represent portions of real estate mortgages purchased by the Company and held for investment purposes and outstanding advances which are converted by the Company to secured notes receivable. Such trust deeds have varying maturities through 2010 and have interest rates ranging from 7.5% to 13.0%.

         Trust deeds held for sale consist of loans that have been funded and are awaiting sale to investors. Such deeds are valued at the lower of historical cost or current market value as determined by outstanding commitments from investors and generally relate to properties located in California.

         During 1997, the Company purchased two loans secured by second deeds of trust from OMIF for $600,000 (face value). OMIF subsequently purchased the property securing the loans at the senior lienholders trustee sale for $1,350,000; thus, wiping out the Company's junior deeds of trust. The Company recorded bad debt expense of $600,000 as a result of this transaction.

    (5)  Receivables from Affiliates

         Included in receivables from affiliates is a note receivable from a shareholder of $21,399 at December 31, 1997. This receivable bears interest at 9.5% and is due in December 2001.

         Receivables of $2,000 at December 31, 1997 represent OMIF expenses paid by the Company in December of each year and reimbursed by OMIF in January. As of December 31, 1997, the Company has a $700,000 receivable from OMIF which represents a deferred loan origination fee on a loan originated by the Company and sold to OMIF during 1997.

    (6)  Investment in Limited Partnership

         OMIF is engaged in the business of investing in real estate loans secured by trust deeds. As of December 31, 1997, OMIF's total investment in loans was approximately $174,715,000. The Company is a general partner of OMIF. Investment in limited partnership represents the Company's 1% general partner interest, along with an investment in limited partnership units of OMIF totaling $401,493 as of December 31, 1997.

    (7)  Investment in Joint Venture

         During 1996, the Company entered into a joint venture with Wood Valley Development, Inc. (Woodvalley) where the company provides advances to Woodvalley to purchase 34 lots located at the Carmel Valley Ranch and develop single family homes.

    (7)  Investment in Joint Venture, Continued

         Woodvalley entered into an option to purchase real property agreement (Option Agreement) with Carmel Valley Ranch, L.P. (Carmel Valley), the owners of the 34 lots. The Option Agreement states that Woodvalley has the option to purchase a minimum of 8 lots per year. If the minimum is not purchased, then the Option Agreement will be deemed terminated. The purchase price for the lots is specified at $90,000 per lot. As of December 31, 1997, Woodvalley had purchased 28 lots. The remaining 6 lots are expected to be purchased during fiscal year 1998.

         The Company advances funds to Woodvalley to purchase the lots and for the direct construction costs of developing the lots. The Company is entitled to receive interest at a rate of prime plus 2% on the advances to Woodvalley.

         As WV-OMIF Partners, L.P. (a limited partnership between OMIF and Woodvalley) is also developing 30 similar lots which are interspersed among the 34 lots being developed by OFG and Woodvalley, WV-OMIF Partners, L.P. is incurring the infrastructure costs which benefit all 64 lots, including the 34 lots being developed by the Company and Woodvalley. To the extent that Woodvalley exercises its option to purchase the lots, the Company and Woodvalley will reimburse WV-OMIF Partners, L.P. their pro rata share of the infrastructure costs with the funds received from the sale of the developed homes. As of December 31, 1997, the Company and Woodvalley had reimbursed $648,096 in development costs to WV-OMIF Partners, L.P. The balance of development costs due to WV-OMIF Partners, L.P. totals $102,579 as of December 31, 1997.

         During 1997, the Company advanced $5,787,843 to Woodvalley which includes $1,440,000 for the purchase of 28 lots and $4,347,843 for direct construction costs. The Company and Woodvalley sold 17 homes in 1997 for proceeds of $9,026,485 and the net gain allocable to the Company was $2,077,937 including interest of $309,015. In addition, $7,287,604 was distributed to the Company in 1997.

         Distributions of cash received from the sale of the homes are made in the following priority: (1) to third parties, such as real property taxes and assessments, lenders, contractors, etc.; (2) to OMIF for reimbursement of the Company and Woodvalley's pro rata share of the infrastructure costs, as each lot sells; (3) to reimburse the Company in the amount of $90,000 per lot, as each lot sells; (4) to pay the Company the interest on the cash advances in full, as each lot sells;
         (5) to reimburse the Company for its out-of-pocket cash advances for each lot, as each lot sells; and (6) the remainder to Woodvalley and the Company at a rate of 30% to Woodvalley and 70% to the Company.

    (8)  Real Estate Held for Sale

         Real estate held for sale at December 31, 1997 consists of the following:

             Industrial building, Oakland, California, net of valuation allowance of $170,000    $     667,158
             Commercial building, Benicia, California, net of valuation allowance of $160,000          323,489
             Mini storage complex, Turlock, California                                               1,693,692
             Industrial building, Pittsburg, California, net of valuation allowance of $24,000         244,491
             Motel property, Turlock, California, net of valuation allowance of $61,000                510,298
             Residential property, Sunnyvale, California                                               149,253
             Residential property, Ione, California                                                     72,323
                                                                                                    ----------
                                                                                                 $   3,660,704
                                                                                                    ==========



    (8)  Real Estate Held for Sale, Continued

         During 1997, the Company purchased three loans from OMIF in the total amount of $613,400 for cash of $340,400 and a mortgage payable to OMIF of $273,000. The Company then foreclosed on the loans and obtained title to four properties providing security on the loans. One of the properties was sold by the Company during 1997 for a gain of approximately $42,000.

    (9)  Mortgages Payable

         Mortgages payable are secured by properties acquired through loan foreclosures and held for sale which have a net book value of $2,928,830 as of December 31, 1997 (see note 8). Outstanding balances at December 31, 1997 consist of the following:

              Payable to OMIF, interest payable monthly at 8%, due on demand                    $    1,450,000
              Payable to OMIF, interest payable monthly at 8%, due on demand                           492,549
              Payable to affiliated investors, interest payable monthly at 10%, due on demand          415,000
              Payable to OMIF, interest payable monthly at 8%, due on demand                           273,000
                                                                                                    ----------
                                                                                                $    2,630,549
                                                                                                    ==========

   (10)  Note Payable to Bank

         The Company has a line of credit agreement with a bank which provides interim financing on mortgage loans originated by the Company for sale to OMIF or to outside investors. The amount of credit available under this line is $9,000,000, of which $6,022,375 was outstanding at December 31, 1997. These borrowings are short-term in nature and are repaid within a couple days once the related loans are sold to OMIF or outside investors. The Company has the option to use up to $1,600,000 of the line of credit for general corporate purposes, including short-term investments in certain real property assets which have been pre-approved by the bank. At December 31, 1997, the Company had not drawn funds under this option. Borrowings under this line of credit bear interest at the bank's prime rate, which was 8.5% at December 31, 1997. The line of credit expires on May 31, 1998. Management expects to renew the line of credit in the normal course of business.

   (11)  Profit Sharing and Pension Plans

         The Company maintains defined contribution profit sharing and pension plans (the Plans) covering substantially all full-time employees. Contributions to the Plans are determined by the Board of Directors and are dependent on net income, gross payroll and commissions of eligible employees, and statutory limitations of the Internal Revenue Code.

   (12)  Incentive Stock Options

         Outstanding incentive stock options granted by the Company at an exercise price of $44.96 per share totaled 4,000 as of December 31, 1997. Options exercised during the year ended December 31, 1997 totaled 1,000 at an exercise price of $44.96 per share. One thousand options are exercisable in each of the years ended December 31, 1998 through 2001. Any portion of an option not exercised in any year that the option is exercisable may not be exercised in any subsequent year.

         The shares issued under options exercised during 1997 were issued in exchange for notes receivable of $44,960. The aggregate outstanding balance of notes receivable from shareholders of $312,221 as of December 31, 1997 bears interest at 6% with a maturity date of March 1, 2008.

   (13)  Leases

         The Company leases its offices under a noncancelable operating lease from a partnership in which the Company is a partner. The lease expires March 15, 2000 and contains renewal options for two five-year terms. The Company is required to pay all operating expenses of the property. The annual base rent of $137,760 is subject to adjustment each year for increases in a defined index.

   (14)  Loan Administration

         As of December 31, 1997, the Company serviced 256 loans owned by private and institutional investors, including OMIF. Such serviced loans amounted to approximately $219,013,000 at December 31, 1997, including approximately $174,715,000 of loans owned by OMIF. The serviced loans are not included in the accompanying consolidated balance sheet.

                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                           INTERIM FINANCIAL STATEMENT



In the opinion of the management of Owens Financial Group, Inc., a California Corporation (OFG) all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management of OFG believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this Unaudited Condensed Consolidated Balance Sheet be read in conjunction with the corresponding audited Consolidated Balance Sheet and the Notes thereto included elsewhere in this Prospectus.



                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

                       Interim Consolidated Balance Sheet

                               September 30, 1998
                                   (UNAUDITED)


                        Assets

Cash and cash equivalents                                                                       $    2,116,531
Investment in delinquent loans, less allowance for losses of $150,000                                  129,222
Trust deeds receivable, less allowance for losses of $325,000                                        1,098,072
Trust deeds held for sale                                                                              785,000
Receivables from affiliates                                                                            987,477
Investment in limited partnership                                                                    2,406,495
Investment in real estate joint venture                                                              3,012,807
Investment in preferred stock of corporation                                                         1,000,000
Real estate held for sale, net of allowance for losses of $415,000                                   3,164,376
Property and equipment, net of accumulated depreciation of $545,536                                     15,570
Other assets                                                                                           526,618
                                                                                                   -----------
                                                                                                $   15,242,168
                                                                                                   ===========

         Liabilities and Shareholders' Equity

Liabilities:
     Accounts payable and other accrued expenses                                                       258,856
     Accrued bonus, pension and profit sharing expense                                                  69,903
     Mortgages payable                                                                               2,330,549
     Note payable to bank                                                                              785,000
     Note payable to former shareholders                                                             4,093,149
                                                                                                     ---------

                  Total liabilities                                                                  7,537,457

Shareholders' equity
     Common stock, $1 par value, authorized 100,000 shares; issued and outstanding 45,500               45,500
     Additional paid-in capital                                                                      1,193,577
     Retained earnings                                                                               6,822,815
     Notes receivable from shareholders                                                               (357,181)
                                                                                                  ------------

                  Total shareholders' equity                                                         7,704,711
                                                                                                  ------------
                                                                                                $   15,242,168
                                                                                                  ============


See accompanying note to interim consolidated balance sheet.

                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES


                   Note to Interim Consolidated Balance Sheet

                               September 30, 1998
                                   (UNAUDITED)



(1)      Shareholders' Equity

         During the nine months ended September 30, 1998, the Company repurchased 32,000 shares of common stock from certain shareholders for notes payable in the amount of $4,792,605. Subsequent to repurchase, the Company made payments on the notes in the amount of $699,456. The balance of notes payable to former shareholders was $4,093,149 as of September 30, 1998. In addition, options exercised during the nine months ended September 30, 1998 totaled 1,000 for a total of $44,960.

                                                                    EXHIBIT A


         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP


         THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement"), dated __________, 1999, is made and entered into by and among Owens Financial Group, Inc. as General Partner (the "General Partner"), and the Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the "Limited Partners").

RECITALS

         A. Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership") was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name Owens Mortgage Investment Fund II. Effective October 16, 1992, the Partnership changed its name to its current name.

         B. The Limited Partnership Agreement was amended and restated as of October 16, 1992, and December 14, 1998, and it is desired to again amend and restate the Agreement as hereinafter set forth.

The Partners therefore agree as follows:

I.       FORMATION

         1. California Revised Limited Partnership Act. The Partnership was formed on June 14, 1984 and, until this Agreement, has been governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the "Act"). The General Partner, pursuant to and by this Agreement, elects under California Corporations Code ss. 15712(b)(1) to have the Partnership governed henceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act.

         2. Name. The name of the Partnership is "Owens Mortgage Investment Fund, a California limited partnership."

         3. Place of Business. The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

         4. Addresses for the General Partner and Limited Partners. The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595. The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business. The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.

         5. Term. The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034.

         6. Purpose. The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

         7. Agent for Service of Process; Tax Matters Partner. So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership's agent for service of process. If the General Partner moves from California, the Limited Partners will designate a new agent for service of process. The General Partner also is the "Tax Matters Partner" as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II.      DEFINITIONS

         The following terms shall have the following respective meanings:

         "Affiliate" means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

         "Capital Account" means the definition in Article III hereof.

         "Capital Contribution" means the total investment and contribution to the capital of the Partnership by a Partner in cash, by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Promotional Interest as hereinafter defined.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

         "Late Payment Charges" means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

         "Majority-In-Interest" means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

         "Mortgage Loans" means notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages.

         "Net Income Available for Distribution" means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

         "Net Proceeds" means the cash proceeds from any repayment of principal from the payoff or other disposition of the Partnership's Mortgage Loans or from the disposition of other Partnership asset remaining after deducting all expenses relating to the transaction.

         "Partners" means the General Partner and the Limited Partners.

         "Person"   means  any   natural   person,   partnership,   corporation,
association, or other legal entity.

         "Profits and Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

         "Promotional Interest" means one-half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Promotional Interest being an expense of the Partnership.

         "Real property" means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include mortgages, mortgage loans or interests therein.

         "Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

         "Unit" means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III.     PARTNERSHIP INTEREST AND CAPITAL

         III  1.  Capital   Contributions  of  Partners.   The  capital  of  the
Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners. The General Partner shall receive the Promotional Interest in the capital of the Partnership.

         2. Sale of Units. In the General Partner's sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership. Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner.

         3. Limited Partners' Reinvested Distributions: A Limited Partner may elect to participate in the Partnership's Reinvested Distributions Plan (the "Plan") at the time of his purchase of Units, by making such election in the form of Subscription Agreement for Units executed by each Limited Partner. Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner's Subscription Agreement. Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

         Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit ("Reinvested Distributions"). Units so purchased under the Plan are credited to the Limited Partner's Capital Account as of the first day of the month following the month in which the reinvested distribution is made. If a Limited Partner revokes a previous election to participate in the plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.

         The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited.

         The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.

         The General Partner, in its sole discretion, may suspend or terminate the Plan if:

                  (a) it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

                  (b) any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

                  (c) in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

                  (d) it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a "publicly traded partnership," within the meaning of Code Section 7704.

         4. Nonassessability of Units. The Units are nonassessable. Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional contributions to the Partnership.

         5. Capital Accounts. The Partnership shall maintain a Capital Account for each Partner. Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership. Thereafter, each Partner's Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

                  (a) To each Partner's Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner's distributive share of Partnership profits.

                  (b) To each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Partnership losses.

         In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts
distributable   to  any  Partner  pursuant  to  Article  XIII  hereof  upon  the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

         Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

         6. No Liability of Limited Partners. A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV.      MANAGEMENT

         1. Control in General Partner. Subject to the provisions of Article IV.2., and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership's assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage loans and contracts, and to assume direction of the business operations. As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership's investments and loans, determining how and when to invest the Partnership's capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right:

                  (a) To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership's business;

                  (b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

                  (c) To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through foreclosure of a Mortgage Loan;

                  (d) To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an affiliate of the General Partner;

                  (e) To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

                  (f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

                  (g) To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its affiliates, required for the operation of the Partnership's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days' written notice and without advance notice if the General Partner or affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

                  (h) To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  (i) To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

                  (j) To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

                  (k) To pay all expenses incurred in connection with the operation of the Partnership;

                  (l) To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

                  (m) Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons:

                           (i)  To  cure  any  ambiguity  or  formal  defect  or
omission herein;

                           (ii) To  grant to  Limited  Partners  any  additional
rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

                           (iii) To conform this  Agreement to  applicable  laws
and regulations, including without limitation, federal and state securities and tax laws and regulations, and guidelines of the North American Association of Securities Administrators; and

                           (iv) To  make  any  other  change  in this  Agreement
which, in the judgment of the General Partner, is not to the prejudice of the Limited Partners.

                  (n)  To  elect  to  have  the  Partnership   governed  by  the
California Revised Limited Partnership Act, California Corporations Code, Title 2, Chapter 3, pursuant to Section 15712(b)(1) thereof.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to subsection (m).

         2. Limitations on General Partner's Authority. The General Partner has no authority to:

                  (a)      do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (c)      confess a judgment against the Partnership;

                  (d) possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

                  (e) admit a person as a General Partner without the prior affirmative vote or consent of a Majority-In-Interest, or such higher vote as may be required by applicable law;

                  (f) sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership, without the prior affirmative vote or consent of a Majority-In-Interest;

                  (g) amend this Agreement without the prior affirmative vote or consent of a Majority-In-Interest, except as permitted by Article IV.1.(m);

                  (h) dissolve the Partnership without the prior affirmative vote or consent of a Majority-In-Interest;

                  (i) grant to the General Partner or any of its affiliates an exclusive right to sell any Partnership assets;

                  (j) receive or permit the General Partner or any affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

                  (k) receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its affiliates to do so;

                  (l) commingle the Partnership's Partnerships with those of any other person;

                  (m) use or permit another to use the Partnership's assets in any manner, except for the exclusive benefit of the Partnership; or

                  (n) pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units.

         3. Right to Purchase Receivables, Loans and Property. The General Partner, in its sole discretion, may at any time, but is not obligated to:

                  (a) purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

                  (b) purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

                  (c) use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses;

                  (d) purchase from the Partnership real estate acquired by the Partnership through foreclosure.

The consideration paid pursuant to the above, must be equal to or greater than the fair market value of the asset being acquired.

         4. Extent of General Partner's Obligation. The General Partner shall devote such of its time to the business of the Partnership as it determines, in good faith, to be reasonably necessary to conduct its business. The General Partner shall not be bound to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership. As a fiduciary of the Partnership, the General Partner agrees that the assets of the Partnership will not be commingled with the assets of the General Partner or any other person and will be used or expended solely for the use of the Partnership. The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any units as a Limited Partner, its right to vote such units will be waived and not considered outstanding in any vote for removal of the General Partner or for amendment of this Agreement or otherwise.

         5.       Indemnification of General Partner.

                  (a) Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (The Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

         (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

         (c) Notwithstanding anything to the contrary contained in Subsection 5(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

         (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

         (e) For purposes of this Section 5, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V.       RIGHTS OF LIMITED PARTNERS

         1. No Limited  Partner,  as such,  shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VIII.3 of this Agreement (and such vote or consent will be required) to:

                  (a)      amend this Agreement,

                  (b)      dissolve and windup the Partnership,

                  (c) remove the General Partner and elect one or more new General Partners (see Article XII.2.), or

                  (d) approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

         2. The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. A list of the names and addresses of all Limited Partners is maintained as a part of the records of the Partnership and shall be made available on request to any Limited Partner or his representative at his cost for a stated purpose not contrary to the best interests of the Partnership.

VI.      INVESTMENT AND OPERATING POLICIES

         1. The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

         2. The Partnership will not incur indebtedness for the purpose of making or purchasing Mortgage Loans, except:

                  (a) to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership's Mortgage Loans, and

                  (b) to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

         3. The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

         4. The Partnership shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by a licensed and qualified independent fee appraiser certified by the state in which the property being appraised is located. Such appraisals will be retained at the office of the Partnership and will be available for review by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.

         5. There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership's loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

         6. Loans may be purchased from the General Partner or its affiliates only if any such loan is not in default and otherwise satisfies all requirements of this Article VI. If any such loan was not originated within the previous 90 days, the General Partner or its affiliates shall at all times retain at least a 10% interest in such loan.

         7. The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners. The cash Capital Contributions of the General Partner specified in
Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

VII.     ACCOUNTING RECORDS, REPORTS AND MEETINGS

         1. Books of Accounts and Records. The Partnership's books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership. The Partnership shall file all required documents with the applicable regulatory agencies.

         2. Cash and Cash Equivalents and Marketable Securities. Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any person or persons authorized by it.

         3. Meetings of Limited Partners. Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases, within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy. The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner. Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

         4. Reports. Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return. Within one hundred twenty (120) days after the end of the Partnership's calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include the Partnership's statements of income, balance sheets, statements of cash flows and statements of Partners' capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Partnership's activities for that year, identify the source of Partnership distributions, set forth the compensation paid to the General Partner and its affiliates, and provide a statement of the services performed in consideration therefor and contain such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership.

         The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K within ninety (90) days of the closing of the fiscal year end, and on Form 10-Q within forty-five (45) days of the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII.    ALLOCATIONS AND DISTRIBUTIONS

         1. Allocations of Profits and Losses. Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

         2.       Distributions.

                  (a) Net Income Available for Distribution. Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3. The General Partner's proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Accounts.

                  (b) Net Proceeds. Net Proceeds, if any, may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or may be distributed to the Partners, in each event in the sole discretion of the General Partner. In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 1 above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Promotional Interest, until the Limited Partners shall have received 100% of their Capital Accounts.

IX.      TRANSACTIONS BETWEEN THE PARTNERSHIP AND
         THE GENERAL PARTNER

         1.  Compensation to General Partner From the  Partnership.  The General
Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

                  (a) Management Fee. In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a management fee payable monthly, subject to a maximum of 2-3/4% per annum, of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. Although the management fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the management fee in any one month could exceed .2292% (2-3/4% / 12 months) of the unpaid balance of the Partnership's Mortgage Loans at the end of such month, provided that the maximum annual management fee shall not exceed 2-3/4% of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. In the event the management fee paid by the General Partner in a calendar year exceeds such 2-3/4%, the General Partner shall promptly refund such excess to the Partnership.

                  (b)      Promotional Interest.  The Promotional Interest.

                  (c) Partnership Expenses. All of the Partnership's expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its affiliate, for any expenses advanced by the General Partner including, but not limited to, legal and accounting expenses, printing costs, goods, services and materials used by or for the Partnership and filing fees will be made from cash available for distribution immediately following the expenditure. Except as indicated in this
Article IX.1(c), the General Partner or any affiliate shall not be reimbursed by the Partnership for any indirect expenses incurred in performing services for the Partnership, such as officers' salaries, rent, utilities, and other overhead items. The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership. The reimbursement for expenses provided for in this Article IX.1(c) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

                  (d) Loan Servicing Fee. The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee of up to 3 of 1% per annum of the unpaid balance of the Partnership's Mortgage Loans at the end of each month.

         2.       Payments by Borrowers.

                  (a) Investment Evaluation Fee. The General Partner or one or more affiliates of the General Partner may receive investment evaluation fees (also known as mortgage placement fees or "points") payable by borrowers for services rendered in connection with the evaluation of potential investments of the Partnership.

                  (b) Late Payment Charges. The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.

         3. Loans to General Partner or Affiliates. The Partnership may not make loans to the General Partner or to any affiliate of the General Partner, except in the following circumstances.

         The Partnership may make a loan to the General Partner or any affiliate of the General Partner or the General Partner or any affiliate of the General Partner may become an obligor on a Mortgage Loan held by the Partnership in instances where (1) the General Partner or an affiliate purchases a defaulted Mortgage Loan from the Partnership at fair market value and subsequently forecloses on the related loan, becoming the obligor thereunder; or (2) the Partnership forecloses on a Mortgage Loan and then sells the related property to the General Partner or an affiliate at or greater than its fair market value in exchange for a secured note payable to the Partnership in the same amount.

X.       ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

         1. General Partner. The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.2.

         2. Partnership Interests. A Limited Partner's interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

                  (a) no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

                  (b) no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

                  (c) the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

         Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

         No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI.      DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

         1. Effect of Death or Legal Incompetency of a Limited Partner on the Partnership. The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

         2. Rights of Personal Representative. On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         3. Withdrawal of Limited Partners. To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

                  (a) except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI, no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of automatic reinvestment of Partnership distributions.

                  (b) any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

                  (c) a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;

                  (d) the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership's loan portfolio in order to make a cash distribution of any Capital Account;

                  (e) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other nonliquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing;

                  (f) the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner's Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner's proportionate share of the current fair market value of the Partnership's net assets;

                  (g) in no event shall the General Partner permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Limited Partners that exceeds ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners' Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

                  (h) requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner. If any request may not be honored, due to any limitations imposed by this subsection 3 (except the one year holding limitation set forth in subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing, whose request, if not withdrawn by the Limited Partner, will subsequently be honored if and when the limitation no longer is imposed; and

                  (i) if a Limited Partner's Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII.     BANKRUPTCY, WITHDRAWAL, REMOVAL, OR
         DISSOLUTION OF THE GENERAL PARTNER

         1. Removal of the General Partner. A Majority-In-Interest by vote or written consent given in accordance with Article VII.3 of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

         2. Dissolution or Continuance of Partnership. The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred to hereafter as the "Terminating Event," and the General Partner affected as the "Terminated General Partner") shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner. No other events affecting the General Partner shall constitute or be a "Terminating Event." A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a) below.

                  (a) Following a Terminating Event, if a Majority-In-Interest of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up.


                  (b) If a Majority-In-Interest do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with
Article 8 of the California Revised Limited Partnership Act, Sections 15681 to 15685, and Article XIII of this Agreement.

         3. Rights of Terminated General Partner. Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner's interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner's interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General
Partner and the Partnership. The method of payment to the Terminated General Partner shall not threaten the solvency or liquidity of the Partnership.

XIII.     DISSOLUTION AND WINDING UP

         1. Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:

                  (a) the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

                  (b) the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

                  (c) the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2(b) hereof.

         2. In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.

XIV.     SIGNATURES

         Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XV.      SPECIAL POWER OF ATTORNEY

         Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

         1. This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

         2. All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

         3. All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

         The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

         1. is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

         2. shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVI.     MISCELLANEOUS

         1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

         If to the General Partner:

                  Owens Financial Group, Inc.
                  2221 Olympic Boulevard
                  P. O. Box 2400
                  Walnut Creek, CA 94595

         If to a Limited Partner, at such Limited Partner's address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         2. Application of California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         4. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

         5. Assignability. Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

         6. Interpretation. As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

         7. Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

         8. Adjustment of Basis. The General Partner may elect, pursuant to Code
Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

         9.   Entire   Agreement.   This   Agreement   constitutes   the  entire
understanding and agreement among the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this ___ day of ________________, 1999.


GENERAL PARTNER:

2221 Olympic Blvd.
P. O. Box 2400
Walnut Creek, CA 94595

OWENS FINANCIAL GROUP, INC.


By:_____________________________
         William C. Owens, President


LIMITED PARTNERS:

By:      OWENS FINANCIAL GROUP, INC.


By:_____________________________
         William C. Owens, President

As Attorney-In-Fact for the Limited Partners

                                                                  EXHIBIT B

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

        Owens Mortgage Investment Fund, A California Limited Partnership

         1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a Limited Partner in Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), and agrees to purchase the number of units of limited partnership interest in the Partnership (the "Units") stated below in accordance with the terms and conditions of the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement"), a copy of which is contained in the Prospectus of the Partnership, and tenders the amount required to purchase the Units ($1.00 per Unit, 2,000 Unit minimum purchase). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid in cash for such Units, and (b) the General Partner has in its sole discretion accepted Investor's offer of purchase.

         2. REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and warrants that the Investor:

                  (a) has received the Prospectus of the Partnership dated January __, 1999;

                  (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

                  (c)   understands   that  Units  are  offered  for  a  minimum
investment of $2,000 (two thousand Units);

                  (d) recognizes that the Units as an investment involve a high degree of risk;

                  (e) understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

                  (f) has (i) a minimum net worth (exclusive of home, furnishings, and automobiles) of $30,000 ($50,000 in the State of Washington), plus an annual gross income of at least $30,000 ($50,000 in the State of Washington); or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $75,000 ($150,000 in the State of Washington); or (iii) is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above;

                  (g) if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Partnership;

                  (h) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

                  (i) fully indemnifies and holds harmless the Partnership, the General Partner, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein; and

                  (j)  meets  the  suitability   standards  established  by  the
Partnership and by the state in which domiciled.

         3. ADOPTION OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Limited Partnership Agreement and to perform all obligations therein imposed upon a Limited Partner with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the General Partner on behalf of the Partnership, payment in full of the subscription price and the filing of a Certificate of Limited Partnership of the Partnership, the undersigned shall become a Limited Partner for all purposes of the Limited Partnership Agreement.

         4. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Limited Partnership Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Limited Partnership Agreement and as described in the Prospectus.

         5. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the General Partner of the Partnership to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

                  (a)  the  Limited   Partnership   Agreement  and  any  amended
certificate of limited partnership, as well as any and all amendments thereto required under the laws of the State of California or of any other state to be filed or which the General Partner deems advisable to prepare, execute and file;

                  (b) any other instrument or document which may be required to be filed by the Partnership by any governmental agency or by the laws of any state, or which the General Partner deems it advisable to file; and

                  (c) any documents which may be required to effect the continuation of the Partnership, the admission of a substituted Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Limited Partnership Agreement.

         The foregoing grant of authority:

                           (i) is a Special  Power of Attorney  coupled  with an
interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                           (ii) may be exercised by the General Partner for each
Limited Partner by a facsimile signature of or on behalf of the General Partner or by listing all of the Limited Partners and by executing any instrument with a single signature of or on behalf of the General Partner, acting as attorney-in-fact for all of them; and

                           (iii) shall  survive the delivery of an assignment by
a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

         6. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription is set forth below and payment of such amount is enclosed by a check payable to Owens Mortgage Investment Fund, a California Limited Partnership. The Investor hereby authorizes and directs the General Partner to deliver this Subscription Agreement to the Partnership and pay the funds delivered herewith to the Partnership, to the extent the Investor's subscription has been accepted. If the Investor's subscription is rejected in part, the funds delivered herewith will, to the extent the application is so rejected, be returned to the Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

         7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

         8. NOTIFICATION OF GENERAL PARTNER. The Investor agrees to notify the General Partner immediately if any of the foregoing statements made herein shall become untrue.

         9. LIMITED PARTNERSHIP AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Limited Partnership Agreement and any instrument or document executed, acknowledged, filed or recorded by the General Partner pursuant to this special power of attorney, the Limited Partnership Agreement will govern.

         10. SUBSCRIPTION AMOUNT. The Investor subscribes $_____________ and encloses such sum herewith as the purchase price of _____________ Units.

         11.  REINVESTMENT  OF  DISTRIBUTIONS.   The  Partnership   maintains  a
Distribution Reinvestment Plan ("Plan") under which distributions of income of the Partnership may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus at page 63. So long as the Investor meets the suitability standards established by the Partnership and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the General Partner, as set forth in the Limited Partnership Agreement, the Investor will continue to participate in the Plan if it elects option A, below. Option B, below, will constitute an election not to participate in the Plan. The Investor may change his election at any time by written notice to the Partnership. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

A.  ___  Investor  elects  to  participate  in  the   Partnership   Distribution
Reinvestment Plan.

B. ___Investor elects not to participate in the Partnership Distribution Reinvestment Plan and to receive distributions in cash.

      12. OWNERSHIP OF UNITS. The Investor's interest will be owned and should be shown on the Partnership's records as follows:

      Check one:___  Individual  Ownership
                ___  JTROS (all parties must sign)
                ___  Tenants in Common (all  parties  must sign)
                ___  Community Property (one signature  required
                ___  Custodian
                ___  Trustee
                ___  Corporation
                ___  Partnership
                ___  Nonprofit Organization

(Please Print)

Name____________________________________________________________________________
         First                         Middle                              Last
         or Entity's legal name

--------------------------------------------------------------------------------
         Resident Address

--------------------------------------------------------------------------------
         City                            State                         Zip Code

--------------------------------------    -------------------------------------
Home Telephone Number (if applicable)      Business Telephone Number
(include area code)                        (include area code)

Date of Birth ____________________________________   (Individual Investors Only)

Occupation _______________________________________   (Individual Investors Only)

Marital Status (check one): Single____ Married____   (Individual Investors Only)

Citizenship:    U.S.____   Other___________________  (Individual Investors Only)

Investment Objective:

      Current income with retention of capital ____  (check)

      Other (please explain)
--------------------------------------------------------------------------------

Investor's Financial Status and Suitability:

      Net Worth       $_____________________
      Liquid Net Worth     $_____________________
      Investor's Years of Investment Experience  _____
      Investor's Tax Bracket (if individual)       ________%

********************************************************************************



(Please Print)

Name____________________________________________________________________________
         First                         Middle                              Last
         or Entity's legal name

--------------------------------------------------------------------------------
         Resident Address

--------------------------------------------------------------------------------
         City                            State                         Zip Code

--------------------------------------    -------------------------------------
Home Telephone Number (if applicable)      Business Telephone Number
(include area code)                        (include area code)

Date of Birth ____________________________________   (Individual Investors Only)

Occupation _______________________________________   (Individual Investors Only)

Marital Status (check one): Single____ Married____   (Individual Investors Only)

Citizenship:    U.S.____   Other___________________  (Individual Investors Only)

Investment Objective:

      Current income with retention of capital ____  (check)

      Other (please explain)
--------------------------------------------------------------------------------

Investor's Financial Status and Suitability:

      Net Worth       $_____________________
      Liquid Net Worth     $_____________________
      Investor's Years of Investment Experience  _____
      Investor's Tax Bracket (if individual)       ________%

      13.  IF  APPLICABLE,   THE  ACCOUNT  REPRESENTATIVE  AND  INVESTMENT  FIRM
PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

      IN  WITNESS   WHEREOF,   the   undersigned   Investor  has  executed  this
Subscription Agreement and Power of Attorney.

Dated: _____________, 19___


-------------------------------------       ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
                                           Identification Number

-------------------------------------       ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
      (if more than one)                   Identification Number



                                            ACCEPTED:

                                            Owens Mortgage Investment Fund,
                                            A California Limited Partnership

                                              Owens Financial Group, Inc.,
                                              General Partner


                                              By:  ___________________________
                                                   William C. Owens, Presiden

                                                   Dated: ____________, 19__

      The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

      The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.


------------------------------------    ----------------------------------------
Signature of Investment Firm Principal       Signature of Account Representative
      Owens Securities Corporation


------------------------------------    ----------------------------------------
      Please PRINT Name and Title       Please PRINT Account Representative Name

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The expenses incurred and estimated to be incurred in connection with this offering are as follows:

           Securities and Exchange Commission Registration Fee                            $35,400
           National Association of Securities Dealers, Inc. and Blue Sky
               Registration Fees                                                           15,700
           Accounting Fees and Expenses                                                    18,000
           Legal Fees and Expenses                                                         60,000
           Printing Fees and Expenses                                                       8,000
           Mailing                                                                          3,000
           Miscellaneous                                                                      500
                                                                                     ------------

                Total                                                                    $140,600

Item 32.   Sales to Special Parties
           Not Applicable

Item 33.   Recent Sales of Unregistered Securities
           Not Applicable

Item 34.   Indemnification of Directors and Officers
           Indemnification of the Partners, and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section IV.5 of the Amended and Restated Limited Partnership Agreement which is included as Exhibit B to the Prospectus.

Item. 35.  Treatment of Proceeds from Stock Being Registered
           Not Applicable

Item 36.   Financial Statements and Exhibits
           (a)    Financial Statements:

           Owens Mortgage Investment Fund, a California Limited Partnership Report of KPMG LLP, Independent Auditors Balance Sheets - December 31, 1997 and 1996 Statements of Income for the three years ended December 31, 1997, 1996 and 1995
                  Statements of Partners' Capital for the three years ended December 31, 1997, 1996 and 1995 Statements of Cash Flows for the three years ended December 31, 1997, 1996 and 1995 Notes to Financial Statements Interim Balance Sheets (Unaudited) - September 30, 1998 and December 31, 1997 Interim Statements of Income (Unaudited) for the nine months ended September 30, 1998 and 1997 Interim Statements of Partners' Capital (Unaudited) for the nine months ended September 30, 1998 and 1997
                  Interim Statements of Cash Flows (Unaudited) for the nine months ended September 30, 1998 and 1997 Interim Notes to Financial Statements (Unaudited)

           Owens Financial Group, Inc,
                  Report of KPMG LLP, Independent Auditors
                  Consolidated Balance Sheet -December 31, 1997
                  Notes to Consolidated Balance Sheet
                  Unaudited Condensed Consolidated Balance Sheet - September 30, 1998

           (b)    Exhibits:

          1       Underwriting Agreement
          3       Amended  and  Restated   Agreement   of  Limited   Partnership
                  (included as Exhibit A to the Prospectus)
          4.1     Amended  and  Restated   Agreement   of  Limited   Partnership
                  (Included as Exhibit A to the Prospectus)
          4.2     Subscription  Agreement  and Power of  Attorney  (included  as
                  Exhibit B to Prospectus)
          5.1     Opinion  of  Whitehead,  Porter & Gordon  LLP with  Respect to
                  Legality of the Securities
          5.2     Opinion of Wendel,  Rosen,  Black & Dean,  LLP with Respect to
                  Federal Income Tax Matters
         23.1     Consent of Whitehead, Porter & Gordon LLP
         23.2     Consent of Wendel, Rosen, Black & Dean, LLP
         23.3     Consent of KPMG LLP
         24       Power of Attorney
         27       Financial Data Schedule

           (c)    Schedules:

         Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997

Item 37.  Undertakings

The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  That  all   post-effective   amendments  will  comply  with  the
applicable  forms,   rules  and  regulations  of  the  Securities  and  Exchange
Commission.

           (4) To remove from regulation by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

           (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-11 (No. 33-__________) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on January 27, 1999.

                                   OWENS MORTGAGE INVESTMENT FUND,
                                   A CALIFORNIA LIMITED PARTNERSHIP

                                     By: OWENS FINANCIAL GROUP, INC.
                                         General Partner


                                         By: /s/ BRYAN H. DRAPER
                                             Bryan H. Draper, Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-11 (No. 33-________) has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                      Date



OWENS FINANCIAL GROUP INC.            General Partner          January 27, 1999

By /s/   BRYAN H. DRAPER
Bryan H. Draper
Chief Financial Officer/Secretary


                                                                                                     SCHEDULE IV
                         OWENS MORTGAGE INVESTMENT FUND
                MORTGAGE LOANS ON REAL ESTATE C DECEMBER 31, 1997

                                                                                                 Principal Amount
                                                                                                 of Loans Subject
                                                                                                   to Delinquent
                                                             Final           Carrying Amount       Principal or
            Description              Interest Rate       Maturity date         of Mortgages            Interest

TYPE OF LOAN
Income Producing................       6.875-14.50%  Current to May, 2015         $165,201,582           $4,250,200
Single Family Residence.........        8.00-13.00%  Current to Jun., 2001           2,088,606              184,000
Land                                    8.75-14.00%  Current to Aug., 2002           7,424,419              802,200
                                                                                  ------------           ----------
      TOTAL                                                                       $174,714,607           $5,236,400
                                                                                  ============           ==========

AMOUNT OF LOAN
$0-250,000......................       6.875-14.50%  Current to Aug., 2005          $7,966,754         $    267,862
$250,001-500,000................        7.75-14.00%  Current to Aug., 2010          15,112,207            1,194,973
$500,001-1,000,000..............        7.50-14.00%  Current to Apr., 2012          33,908,080            2,331,818
Over $1,000,000.................        7.50-12.75%  Current to May, 2015          117,727,566            1,441,747
                                                                                  ------------           ----------
      TOTAL                                                                       $174,714,607           $5,236,400
                                                                                  ============           ==========

POSITION OF LOAN
First                                  6.875-14.50%  Current to May, 2015         $161,275,350           $5,232,400
Second .........................       10.00-13.50%  Current to Dec., 2004          12,744,274                4,000
Third or all-inclusive
 deeds of trust.................       10.00-11.00%  Current to Apr., 2000             694,983                    0
                                                                                  ------------           ----------
      TOTAL                                                                       $174,714,607           $5,236,400
                                                                                  ============           ==========


---------------

NOTE 1: All loans are acquired from an affiliate of the Partnership, namely Owens Financial Group, Inc., the General Partner.

NOTE 2:    Balance at beginning of period (1/1/95)..................$145,050,213
      Additions during period
      New mortgage loans..............................................63,029,067
      Subtotal.......................................................208,079,280
      Deductions during period
      Collection of principal.........................................53,325,024
      Foreclosures.....................................................2,501,308
      Conversion to Unsecured Loan to General Partner....................902,357
      Balance at end of period (12/31/95)...........................$151,350,591

Balance at beginning of period (1/1/96).............................$151,350,591
      Additions during period
      New mortgage loans..............................................51,365,781
      Loan carried back on sale of real estate...........................563,125
      Subtotal.......................................................203,279,497
      Deductions during period
      Collection of principal.........................................46,976,563
      Foreclosures.....................................................1,913,000
      Conversion to Unsecured Loan to General Partner....................241,000
      Balance at end of period (12/31/96)...........................$154,148,934

Balance at beginning of period (1/1/97).............................$154,148,934
      Additions during period
      New mortgage loans..............................................78,449,432
      Loan carried back on sale of real estate...........................840,000
      Subtotal.......................................................233,438,366
      Deductions during period
      Collection of principal.........................................55,444,410
      Foreclosures.....................................................3,279,349
      Balance at end of period (12/31/97)...........................$174,714,607

During the years ended December 31, 1997, 1996 and 1995, the Partnership refinanced loans totaling $6,562,000, $5,400,000 and $19,466,000, respectively, thereby extending the maturity date.

During 1997, the Partnership sold five loans to the General Partner at face values in the total amount of $1,213,000 comprised of cash of $940,000 and an assumption of a loan in the amount of $273,000.
--------------
NOTE 3: Included in the above loans are the following loans which exceed 3% of the total loans as of December 31, 1997. There are no other loans which exceed 3% of the total loans as of December 31, 1997:



                                                                                                      Principal
                                                                                                      Amount of
                                                                                                      Loans Subject
                                       Final       Periodic                Face        Carrying       to Delinquent
                            Interest   Maturity    Payment         Prior   Amount of   Amount of      Principal or
       Description          Rate       Date        Terms           Liens   Mortgages   Mortgages      Interest
       -----------          --------   --------    ---------       -----   ---------   ---------      --------

Commercial Retail Center,   10.0%      7/27/04    Interest only,     None    $5,344,002  $5,344,002        $0
So. Lake Tahoe, CA                                balance due at
                                                  maturity

Condominium Development     12.75%     6/1/99     Fixed amount of    None    $5,340,739  $5,340,739        $0
Incline Village, NV                               interest accrued
                                                  until August,
                                                  1998, then
                                                  interest only,
                                                  balance due at
                                                  maturity

Office Building             10.75%     4/10/2000  Interest only,     None    $6,636,587  $6,636,587        $0
San Francisco, CA                                 balance due at
                                                  maturity

Office Building             10.50%     8/26/2000  Interest only,     None    $7,637,892  $7,637,892        $0
San Francisco, CA                                 balance due at
                                                  maturity


---------------
NOTE 4: All amounts reported in this Schedule IV represent the aggregate cost for Federal income tax purposes.

NOTE 5: There are no write-downs or reserves on any of the individual loans listed under Note 3 above.



        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

                                INDEX TO EXHIBITS



Exhibit No.   Description

   1          Underwriting Agreement

   3          Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)

   4.1        Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)

   4.2        Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus)

   5.1        Opinion of Whitehead, Porter & Gordon LLP with Respect to Legality of the Securities

   5.2        Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to Federal Income Tax Matters

  23.1        Consent of Whitehead, Porter & Gordon LLP

  23.2        Consent of Wendel, Rosen, Black & Dean, LLP

  23.3        Consent of KPMG LLP

  24          Power of Attorney

  27          Financial Data Schedule



                                    Exhibit 1

                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership


                             UNDERWRITING AGREEMENT



         This Underwriting Agreement is made and entered into by and among Owens Mortgage Investment Fund a California Limited Partnership (the "Partnership"), Owens Financial Group, Inc. (the "General Partner"), and Owens Securities Corporation, a California corporation (the "Underwriter").

         Based upon the mutual covenants and promises contained herein, the Partnership and the Underwriter hereby agree as follows:

         1. Definitions. All terms used herein are defined in the final Prospectus of the Partnership (the "Prospectus") contained in the Partnership's Form S-11 Registration Statement (Registration No. 33-_____), as filed with the Securities and Exchange Commission, and have the same meanings given therein.

         2. Sales. The Underwriter has the right to sell the Partnership's units of limited partnership interest ("Units") to persons or entities qualified to purchase them as specified in the
                  Prospectus on the terms and in the manner specified by the Prospectus and in accordance with applicable state and federal laws, and to enter into sales agreements with other broker/dealers for sales on a best efforts basis of some or all of such Units. The Underwriter agrees to use its best efforts to sell or arrange for the sale of such Units.

         3. No Commission. No commissions or other compensation will be paid to the Underwriter for the sale of the Units of the Partnership.

         4. Method of Offer and Sale. The Underwriter will instruct investors to make checks in payment for _________________________ Units purchased payable to "Owens Mortgage Investment Fund, California Limited Partnership". The Underwriter will act as the processing broker/dealer for the Partnership's offering and will obtain from each investor a completed and signed Subscription Agreement, together with payment for the number of Units being purchased. The Underwriter may refuse to accept payment or return it to the investor if, in the Underwriter's opinion, the purchase for any reason would be inconsistent with the investor suitability standards set forth in the Prospectus and the Subscription Agreement, or would for any other reason be inconsistent with the Prospectus or applicable federal or state securities laws. Such rejected payments will be promptly returned to the investor. All payments received and accepted by the Underwriter will be transmitted for deposit to the Partnership's account at California Bank & Trust, as soon as practicable, but in any event by the end of the second business day following receipt by the Underwriter. Completed and signed Subscription Agreements will be promptly delivered to the Partnership, unless purchase is rejected by the Underwriter as herein provided. The Underwriter may not reject a purchase of Units after the check for payment has been forwarded for deposit to the Partnership's account. The Partnership may reject any purchase for the reasons set forth herein, and if it does so after payment has been deposited to the Partnership's account, the Partnership will promptly thereafter return the payment funds to the purchaser with notification of the rejected purchase. 5. Underwriter's Warranties. The Underwriter warrants the following:

                  (a) It will comply with all state and federal securities laws and regulations, and with all rules and orders of state and federal securities authorities in connection with sales and offers to sell Units, including the prohibition against any direct or indirect payment of commissions to non-members of the National Association of Securities Dealers ("NASD");

                  (b) It will submit to the Partnership all sales materials prepared by it in connection with the offer and sale of Units and will not use any such materials until they have been reviewed and cleared by applicable regulatory authorities for use by the Underwriter;

                  (c)      It will make  offers and sales  only in those  states
                           and   jurisdictions  in  which  the  Partnership  has
                           qualified its Units for sale;

                  (d) It will employ and engage only fully and properly licensed sales personnel in the various states and jurisdictions in which sales or offers are to be made;

                  (e) It will not, nor will any of its agents, representatives, contractors, employees, officers, or directors make any representation or statement in connection with offers or sales other than representations or statements consistent with those contained in the Prospectus;

                  (f)       It is a member in good standing of the NASD; and

                  (g) It will comply with all others terms and conditions set forth in the Prospectus.

         6. Partnership's Warranties. The Partnership warrants the following:

                  (a) The Prospectus contains no untrue statement of a material fact nor does it omit to state any material fact necessary in order to make the statements made in the light of circumstances under which they are made, not misleading;
                  (b) It will comply with all state and federal securities laws and regulations and with all rules and orders of state and federal securities authorities in connection with sales and offers to sell Units; and
                 (c) Unless prohibited by the Partnership Agreement, it will indemnify, defend, and hold harmless the Underwriter from any liability or damage resulting from the breach of any of the warranties or obligations contained in this Paragraph 6 or in the
                           Prospectus, and from any such breach by any of the Partnership's or General Partner's agents, affiliates, representatives, contractors, employees, officers, directors or assigns; provided, however, that in the case of a final adjudication of alleged violation of federal or state securities laws, (1) the Underwriter is found not guilty and/or (2) in the case of a settlement, the judge is advised of the NASD's position with respect to indemnification of affiliated broker/dealers and the judge approves the indemnification in writing.

         7. Notices. All notices required to be made to either party shall be made in writing and mailed by first class mail, postage prepaid, and addressed as follows.

                           To Partnership:    2221 Olympic Blvd.
                                              Walnut Creek, California 94595

                           To Underwriter:    2221 Olympic Blvd.
                                              Walnut Creek, California 94595

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ___ day of January, 1999.

                           "Partnership"      OWENS MORTAGE INVESTMENT FUND, a
                                              California Limited Partnership

                                              By: Owens Financial Group, Inc.,
                                                  General Partner

                                              By: _____________________________
                                                   William C. Owens, President

                           "Underwriter"      OWENS SECURITIES CORPORATION


                                              By: _____________________________
                                                   William C. Owens, President

                                   Exhibit 5.1

WHITEHEAD, PORTER & GORDON LLP
220 montgomery street, suite 1850   o   san francisco, ca 94104-3402
telephone:  (415) 781-6070
Facsimile: (415) 788-6521

                                                   January 27, 1999


Owens Mortgage Investment Fund,
a California Limited Partnership
2221 Olympic Blvd.
Walnut Creek, CA  94595


Ladies and Gentlemen:

         We are acting as your counsel in the registration of 120,000,000 Units of limited partnership interest (the "Units") of Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), a California limited partnership having Owens Financial Group, Inc., a California corporation as the General Partner (the "General Partner"). Such Units are to be sold for cash for $1.00 each. The Units are being registered with the Securities and Exchange Commission under a Registration Statement on Form S-11 filed with the Securities and Exchange Commission on or about January 27, 1999 (as amended, the "Registration Statement"). We are familiar with the documents and materials relating to the Partnership relevant to this opinion.

         In rendering our opinion, we have reviewed the Amended and Restated Limited Partnership Agreement and have assumed it will be executed substantially in the form included as Exhibit "A" to the Prospectus to be filed with the Securities and Exchange Commission as a part of the Registration Statement (the "Partnership Agreement"), that a Certificate of Limited Partnership shall be filed under the California Revised Limited Partnership Act and recorded, and that the Partnership will be operated in accordance with the provisions of the Partnership Agreement. We have also assumed that each of the limited partners will execute the Subscription Agreement and Subscription Agreement Signature Page included as Exhibit "B" to the Prospectus.

         Assuming the forgoing, based on our review of the relevant documents and materials, it is our opinion that:

         (a) The Partnership is duly organized and validly existing and in good standing under the laws of the State of California; and

         (b) Upon payment by the subscribers for Units of their required capital contributions, the Units will be validly authorized and legally issued, and will be fully paid and non-assessable.

         We hereby consent to the reference to our Firm under the caption "Legal Opinions" in the Prospectus that forms a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               WHITEHEAD, PORTER & GORDON LLP

                                   Exhibit 5.2

                            1111 Broadway, 24th Floor
                             Oakland, CA 94607-4036

                              Post Office Box 2047
                             Oakland, CA 94604-2047

                            Telephone: (510) 834-6600
                               Fax: (510) 834-1928
                                 info@wendel.com

                                [GRAPHIC OMITTED]


                                Attorneys at Law


                                                   January 27, 1999

Owens Mortgage Investment Fund,
a California Limited Partnership
2221 Olympic Boulevard
Walnut Creek, CA  94595

Re: Federal Income Tax Consequences of an Investment in Owens Mortgage Investment Fund, a California Limited Partnership

Ladies and Gentlemen:

         We have acted as tax counsel for Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership") in connection with the preparation of the prospectus (the "Prospectus") for the Partnership to be filed with the Securities and Exchange Commission on January 27, 1999 (No. 33-_____), pursuant to the Securities Act of 1933, as amended, (the "Act") as part of its Registration Statement on Form S-11 (the "Registration Statement"). This opinion as to certain material federal income tax aspects of an investment in the Partnership is being delivered at your request in connection with the disclosure requirements under the Act and will be filed as an exhibit to the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In connection with our opinion, we have examined: (i) the Registration Statement and Prospectus; (ii) the Amended and Restated Limited Partnership Agreement for the Partnership that is attached as Exhibit A to the Prospectus (the "Partnership Agreement"); (iii) the certificate of the General Partner (the "Certificate"), dated as of the date hereof; and (iv) such other documents and records pertaining to the organization and operation of the Partnership as we have considered necessary or appropriate as a basis for the opinions set forth below. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         As to any facts  material to this opinion,  we have relied solely upon:
(i) the matters set forth in the Prospectus, (ii) the assumptions contained herein, and (iii) the representations and statements of the General Partner, and its officers and representatives, including the facts set forth in the Certificate. We have not undertaken any independent investigation or verification as to any such factual matters.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial and administrative authorities and interpretative rulings of the Internal Revenue Service (the "IRS"). As indicated in the substantive discussion which follows relative to the federal income tax consequences of an investment in the Partnership, as to certain issues, we are unable to express an opinion because of uncertainty in the law or for other reasons.

Owens Mortgage Investment Fund January 27, 1999
WENDEL, ROSEN, BLACK & DEAN, LLP


         Whenever a statement herein is qualified by the expressions "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean our knowledge is based upon the documents, instruments and certificates described above and the current actual knowledge of the attorneys in this firm who are presently involved in substantive legal representation of the Partnership (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigation for the purpose of rendering this opinion.

         Our opinion is limited to the matters discussed below. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to an investment in the Partnership.

         No ruling will be requested from the IRS regarding any of the material federal income tax issues discussed below. Our opinion is not binding on the IRS and does not constitute a guarantee that the IRS will not successfully challenge a Limited Partner's tax treatment of any aspect of any investment in the Partnership. We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to an investment in the Partnership and that such changes could result in a materially different result that the result described in this opinion.

         The opinions set forth below represent our conclusions based upon the documents reviewed by us, the facts and assumptions presented to us and stated herein. Any material amendments to such documents or changes in any significant fact or assumption stated herein or in the Certificate could affect the opinions expressed herein.

         Based   upon   the   foregoing   and   subject   to  the   limitations,
qualifications, exceptions and assumptions set forth herein and the discussion set forth below, we are of the opinion that:

         1. The Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes.

         2. The Partnership will not be classified as a "publicly traded partnership" for federal income tax purposes.

         3. The discussion set forth below under the heading "Other Federal Income Tax Consequences" and in the Prospectus under the heading "Federal Income Tax Consequences" is an accurate summary of all material matters discussed therein.

1.       The Partnership Will Be Classified As A Partnership

         As discussed in greater detail below, a partnership generally is not subject to federal income tax if it is classified as a partnership for federal income tax purposes, but rather each partner is required to report on such partner's federal income tax return the partner's distributive share of the taxable income or loss of the partnership for each year. Historically (i.e., prior to 1997), one of the more significant issues which had to be addressed in connection with a discussion of the material federal income tax consequences relative to a limited partnership was whether the partnership may be classified as an association taxable as a corporation for income tax purposes under the entity classification system that existed at that time. However, under Regulations issued in December 1996 (the so-called "Check-the-Box" Regulations), a domestic partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. See Regulation Section 301.7701-3(b)(3)(ii).

         The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997. The General Partner has represented that it will not cause the Partnership to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion which follows regarding the tax treatment of publicly traded partnerships, it is our opinion that that the Partnership will retain its classification as a partnership for federal income tax purposes.

2.       The Partnership Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term "publicly traded partnership" as any partnership the interest of which are: (i) readily traded on an established securities market; or (ii) readily tradable on a secondary market or the substantial equivalent thereof.

         In June 1988, the IRS issued Notice 88-75 which sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under Section 7704. Notice 88-75 primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b). In November, 1995, the IRS issued final Regulations under
Section 7704 (the "Final PTP Regulations"). See Regulation Section 1.7704-1. The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications. The Final PTP Regulations are generally effective for taxable years beginning after December 31, 1995. However, the Final PTP Regulations contain a transitional rule which provides that for partnerships that were actively engaged in an activity before December 4, 1995, the Final PTP Regulations will not be effective until taxable years beginning after December 31, 2005, unless the partnership adds a substantial new line of business after December 4, 1995 (in which case the Final PTP Regulations become effective for the year in which the new line of business is added). During this transitional period, such partnerships may continue to rely on Notice 88-75.

         The Final PTP Regulations provide that an established securities market includes: (i) a national securities exchange registered under the Securities Exchange Act of 1934; (ii) a national securities exchange exempt from registration because of the limited volume of transactions; (iii) a foreign securities exchange; (iv) a regional or local exchange; and (v) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market). See Final PTP Regulations Section 1.7704-1(b).

         As indicated above, the primary focus of Notice 88-75 is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." Notice 88-75 and the Final PTP Regulations each provides a number of safe harbors relative to this determination. The safe harbors in the Final PTP Regulations generally track those in Notice 88-75. Included as safe harbors in Notice 88-75 and the Final PTP Regulations are certain safe harbors described under the heading "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbors"). Under the Lack of Actual Trade Safe Harbors contained in Notice 88-75, interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Section 7704(b) of the Code if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed a specified percentage (either 5% or 2%) of the total interests in partnership capital or profits. The determination under Notice 88-75 of whether the specified percentage is 5% (the "Five Percent Safe Harbor") or 2% (the "Two Percent Safe Harbor") depends on which of certain designated transfers are disregarded for purposes of determining whether the percentage limitation has been satisfied. This is discussed in greater detail below. The Final PTP Regulations contain a Lack of Actual Trading Safe Harbor which essentially conforms to the Two Percent Safe Harbor in Notice 88-75.

         As noted, certain transfers are disregarded for purposes of determining whether the Five Percent Safe Harbor or Two Percent Safe Harbor is met under Notice 88-75 and/or the Final PTP Regulations. For purposes of all of these safe harbors, the transfers which are disregarded include, but are not limited to, transfers between family members, transfers at death, transfers in which the basis is determined under Section 732 of the Code and interests issued by the partnership for cash, property or services. For purposes of the Two Percent Safe Harbor under Notice 88-75 and the Final PTP Regulations, the transfers which are disregarded also include interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below.

         Notice 88-75 and the Final PTP Regulations each contains a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). These safe harbors are substantially identical and provide that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. Notice 88-75 and the Final PTP Regulations provide that a redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner. See Section 1.7704-1(e)(3) of the Final Regulations and Section II.E of Notice 88-75.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement are: (i) the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right; (ii) the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and
(iii) the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits. See Section II.E.1 of Notice 88-75 and Section 1.7704-1(f) of the Final PTP Regulations.

         Section XI.3 of the Partnership Agreement provides that, subject to certain limitations, a Limited Partner may withdraw or partially withdraw from the Partnership and obtain the return of his outstanding capital account. The provisions of Section XI.3 constitute a redemption or repurchase agreement within the meaning of Notice 88-75 and the Final PTP Regulations.

         The limitations on a Limited Partner's right to withdraw his capital account set forth under Section XI.3 include, without limitation: (i) a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to the General Partner; (ii) the amount distributed to the withdrawing Limited Partner will be a sum equal to such Limited Partner's capital account as of the date of such distribution; and
(iii) in no event will the General Partner permit the withdrawal during any calendar year of more than 10% of the outstanding Limited Partner Units. In our opinion, these limitations satisfy the requirements of Notice 88-75 and the Final PTP Regulations set forth above.

         Section X.2(b) of the Partnership Agreement provides that no transfer of a Limited Partner's interest in the Partnership may be made, if in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for federal income tax purposes.

         As set forth in the Certificate, the General Partner has represented that (i) the Partnership will not register Units or permit any other persons to register Units for trading on an established securities market within the meaning of Section 7704(b); (ii) pursuant to the authority conferred by Section
X.2 of the Partnership Agreement, the General Partner will prohibit any transfer of Units which would cause the sum of percentage interests in Partnership capital or profits represented by partnership interests that are transferred during any taxable year of the Partnership to exceed the limitation under the Five Percent Safe Harbor under Notice 88-75, the Two Percent Safe Harbor under Notice 88-75 or Two Percent Safe Harbor under the Final PTP Regulations, whichever is applicable (excluding for this purpose transfers which may be disregarded pursuant to the applicable safe harbor); and (iii) the General Partner will not permit during any fiscal year of the Partnership any withdrawal of Units except in compliance with the provisions of Section XI.3 of the Partnership Agreement.

         Based upon the provisions of the Partnership Agreement and the foregoing representations of the General Partner, we are of the opinion that:
(i) interests in the Partnership will not be traded on an established securities market within the meaning of Section 7704 of the Code; (ii) the operation of the Partnership with regard to the withdrawal by Limited Partners will qualify for the Redemption and Repurchase Safe Harbor; (iii) the operation of the
Partnership with regard to the transfer of Units by Limited Partners will qualify for either the Two Percent Safe Harbor or the Five Percent Safe Harbor, whichever, is applicable for a given year; (iv) based on the opinions rendered in clauses (ii) and (iii) of this paragraph, interests in the Partnership will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and (v) based on the opinions rendered in clauses (i) through (iv) of this paragraph, the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

         It should be noted that a partnership which is classified as a publicly traded partnership under Section 7704 of the Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is "qualifying income." Section 7704(c) of the Code defines the term "qualifying income" for this purpose to include, among other "passive-type" items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business. If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business for purposes of the unrelated trade or business taxable income rules discussed below.

         It is not clear whether the Partnership would satisfy the "qualifying income" test of Section 7704(c). (As noted, this inquiry would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.) It is anticipated that more than 90% of the Partnership's income will be of the passive-type included in the definition of "qualifying income" contained in Section 7704(c). However, it is not clear whether the Partnership would be considered to be engaged in the conduct of a financial business. If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

3.       Other Federal Income Tax Consequences

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. The Partnership will file, for federal income tax purposes, partnership information returns reporting its operations on the accrual basis for each taxable year. The taxable year of the Partnership will be the calendar year. The Partnership will provide Limited Partners with income tax information relevant to the Partnership and their own income tax returns, including each Limited Partner's share of the Partnership's taxable income or loss, if any, capital gain or loss (net short-term and net long-term) and other tax items for the Partnership's taxable year.

         Each Limited Partner that is not exempt from federal income tax will be required to report on his own income tax return the Limited Partner's share of the Partnership's items of income, gain, loss, deduction and credit. Accordingly, a Limited Partner will be subject to tax on his distributive share of the Partnership's taxable income whether or not any cash distribution is made to the Limited Partner. Because the Partnership will originate mortgage investments that may be subject to the "original issue discount" rules (see "Original Issue Discount Rules" below), it is possible that a Limited Partner's taxable income from the Partnership will exceed any cash distributed to the Limited Partner by the Partnership with respect to a particular year. It is anticipated that substantially all of the income generated by the Partnership will be taxed as ordinary income for federal income tax purposes.

Determination of Basis in Units

         In general, a Limited Partner is not taxed on partnership distributions unless such distributions exceed the Limited Partner's adjusted basis in its Units. A Limited Partner's adjusted basis in his Units is the amount originally paid for such interest increased by (i) his proportionate share of Partnership indebtedness with respect to which no partner is personally liable, (ii) his proportionate share of the Partnership's taxable income, and (iii) any additional contributions to the Partnership's capital by such Limited Partner, and decreased by (x) his proportionate share of losses of the Partnership, (y) the amount of cash, and fair value of noncash, distributions to such Limited Partner, and (z) any decreases in his share of any nonrecourse liabilities of the Partnership. Any increase in nonrecourse liabilities of the Partnership is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though the Limited Partner contributes or receives no cash, respectively. Distributions in excess of such basis generally will be treated as gain from the sale or exchange of a Limited Partner's interest in the Partnership.

Allocations of Profits and Losses

         The Partners will receive allocations of the Partnership's profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. Allocations of profits and losses under a partnership agreement will be recognized as long as they have "substantial economic effect" under the Regulations promulgated under Section 704(b) of the Code. In general, the Regulations provide that an allocation contained in a partnership agreement will be respected if it satisfies the requirements of one of three tests: (i) it has "substantial economic effect" (the "substantial economic effect test"); (ii) it is in accordance with the partners' interest in the partnership (determined by taking into account all facts and circumstances) (the "partners' interest in the partnership test"); or (iii) it is "deemed" to be in accordance with the partners' interest in the partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on the Partnership's anticipated operations. As a result, and based also on the fact that a principal thrust of the Regulations under Section 704(b) is to prevent losses from being allocated for tax purposes to partners who do not bear the economic risk of loss associated with such allocations and that it is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a Partner will be allocated losses in excess of the economic losses actually borne by such Partner, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

         The allocations contained in the Partnership Agreement are generally intended to match, insofar as practicable, the allocation of profits for tax purposes with the economic benefit of cash distributions among the Partners and the allocation of losses with the related economic burden borne by the respective Partners. In general, a Partner's interest in profits, losses and cash distributions are proportionate to his capital account. Since the allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the Partners, in most instances such allocations should be substantially in accordance with the partners' interests in the partnership within the meaning of this alternative test. Therefore, such allocations should be substantially respected for tax purposes.

Limitations on the Deduction of Losses

         It is not anticipated that the Partnership will incur net losses for income tax purposes in any taxable year. However, if the Partnership were to incur losses in any year, the ability of a Limited Partner to deduct such losses would be subject to the potential application of the limitations discussed below.

         (i)      The Basis Limitation

         Section 704(d) of the Code provides that a partner's share of partnership losses is allowed as a deduction only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, a Limited Partner in the Partnership will be precluded from deducting losses in excess of his adjusted basis in his Units.

         (ii)     The At Risk Limitation

         Under Section 465 of the Code, a taxpayer (other than a widely-held corporation) may not deduct losses incurred in certain business activities, including the lending activities contemplated by the Partnership, in an amount exceeding the aggregate amount the taxpayer is "at risk" in that activity at the close of his taxable year. The effect of these rules generally is to limit the availability of Partnership tax losses as offsets against other taxable income of a Limited Partner to an amount equal to such Partner's adjusted basis in his Units excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a Limited Partner to the extent the Limited Partner used the proceeds of a nonrecourse borrowing to make such contributions.

         (iii)    The Passive Loss Rules

         Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset "portfolio" income, trade or business income or other nonpassive income such as wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, net income, but not net loss from a passive activity (or a portion thereof) is treated as nonpassive. See Regulation Section 1.469-2T(f). One of the items covered by this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         Based on the manner in which it is anticipated that the Partnership will conduct its operations, at no time will the average outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership's interest earning assets. Consequently, if the Partnership is deemed to be engaged in the trade or business of lending money, such business will constitute an equity-financed lending activity, and income of the Partnership which arises from that trade or business and would otherwise be considered income from a passive activity will generally be recharacterized as nonpassive income, even though the net losses of the Partnership or loss on the sale of a Unit will be treated as passive activity losses. If the Partnership is not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss. In either event, a Limited Partner will not be permitted to offset passive losses from other activities against his share of the income of the Partnership.

         There are no cases or revenue rulings dealing with the question of establishing the criteria for determining whether an entity (other than a bank) is engaged in the ordinary conduct of a trade or business of lending money for purposes of Section 469. Presumably, this determination would be dependent, at least in part, on the facts and circumstances surrounding the Partnership's operations, including the number of loans made during any particular year. Due to this uncertainty, we cannot give an opinion as to whether the Partnership will be considered to be engaged in an equity-based lending activity for this purpose.

         Under Section 67(a) of the Code, most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that, in the aggregate, they exceed 2% of the taxpayer's adjusted gross income; and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A Limited Partner's allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of Units

         Gain or loss on the sale by a Limited Partner of his Units (including a redemption by the Partnership) will be measured by the difference between the amount realized (i.e., the amount of cash and the fair market value of property received), including his share of Partnership nonrecourse liabilities and his adjusted basis in such Units

Character of Gain or Loss

         Generally, gain recognized by a Limited Partner on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in
Section 751 of the Code, which would be treated as ordinary income. The definition of these terms will not be considered here beyond noting that the Partnership may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." In addition, if the Partnership holds property as a result of foreclosure which is unsold at the time a Limited
Partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell such property is generally an "unrealized receivable."

         For noncorporate taxpayers, long-term capital gain for capital assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 15% tax bracket). The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Partner's Share of Ordinary Income from the Partnership

         A taxpayer's tax liability with respect to an investment in the Partnership will depend upon his individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 1999, the first bracket is at 15% (on taxable income not over $43,050 in the case of married taxpayers filing joint returns), the second at 28% (on taxable income from $43,050-$104,050), the third at 31% (on taxable income from $104,050-$158,550), the fourth at 36% (on taxable income from $158,550-$283,150), and the fifth at 39.6% (on taxable income over $283,150). (As noted above, the long-term capital gain for capital assets held longer than 12 months is subject to a 20% tax rate (10% for individuals in the 15% bracket).)

Depreciation

         From time to time the Partnership has acquired and anticipates that it will acquire equity or leasehold interests in real property by direct investment, foreclosure or otherwise (e.g., eleven properties held by the Partnership as of September 30, 1998 that were acquired through foreclosure). See Prospectus, Business--Real Estate Owned, at page 39. Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years. See Section 168(c) of the Code.

Investment Interest

         Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Partnership and interest expense incurred by Limited Partners to acquire Units will not be treated as investment interest to the extent attributable to a passive activity of the Partnership. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

         Interest attributable to debt incurred by a Limited Partner in order to purchase or carry Units may constitute "investment interest" subject to the deductibility limitations of Code Section 163(d). Therefore, Limited Partners should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections  511 through  514 of the Code  impose a tax on the  "unrelated business  taxable  income"  of  organizations  otherwise  exempt  from tax under
Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a "Tax-Exempt Entity." Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the Partnership is a publicly traded partnership (see the discussion set forth above concerning the classification of the Partnership as a partnership for federal income tax purposes) or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are (i) interest and dividend income; (ii) rents from real property (other than debt-financed property or property from which participating rentals are derived); and (iii) gains on the sale, exchange or other disposition of assets held for investment.

         In general, the receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. However, in certain circumstances, the continual receipt of unrelated business taxable income may cause certain Tax-Exempt Entities to lose their exemption. Moreover, for certain types of Tax-Exempt Entities, the receipt of any unrelated business income taxable may cause all income of the entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for such year.

         The General Partner intends to invest Partnership assets in such a manner that tax-exempt Limited Partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their interests in the Partnership. However, unrelated debt-financed income might be derived in the event that the General Partner deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans. Subject to certain exceptions, if a Tax-Exempt Entity, or a partnership of which it is a partner, acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed (based on the ratio of the average acquisition indebtedness to the average amount of the adjusted basis of such property) may be treated as unrelated business taxable income. Sales of foreclosure property might also produce unrelated business taxable income if the Partnership is characterized as a "dealer" with respect to such property. Moreover, mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. However, there can be no assurance that the IRS will agree that the Partnership's other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

         If a Qualified Plan's (defined below) Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account ("Qualified Plan"), a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the plan; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");
(iii) whether the investment is prudent considering, among other matters, that there will not be a market created in which the investment can be sold or otherwise disposed of; and (iv) whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code. An investment in the Partnership of the assets of an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         The Partnership's income tax returns will be prepared by the General Partner. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the partnership's information return. However, a partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, additional tax necessary to make the partner's treatment of the item consistent with the partnership's treatment of the item may be summarily assessed without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to the partner. Penalties for intentional disregard of the consistency requirements may also be assessed.

         The Partnership's returns may be audited by the IRS. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S.
District Court.

         A partnership must designate a "tax matters partner" to represent the partnership in dealing with the IRS. The General Partner will serve as the "tax matters partner" to act on behalf of the Partnership and the Limited Partners with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level. Limited Partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all Limited Partners have the right to participate in the administrative proceedings at the partnership level. Limited Partners will be notified of adjustments to their distributive shares agreed to at the partnership level by the "tax matters partner."

         If the Partnership's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Moreover, Limited Partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations. To the extent that funds of the Partnership are insufficient to meet such expenses, funds may have to be furnished by Limited Partners, although they will be under no obligation to do so. Adjustments, if any, resulting from any audit may require each Limited Partner to file an amended tax return, and possibly may result in an audit of the Limited Partner's own return. Any audit of a Limited Partner's return could result in adjustments of non-Partnership items as well as Partnership income and losses.

         The Partnership will endeavor to provide all required tax information to the Limited Partners within 60 days after the close of each calendar year.

Original Issue Discount Rules

         The original issue discount rules of Section 1271 through 1275 of the Code will apply to obligations to the Partnership by third parties, i.e., mortgage loans and obligations issued by the Partnership, if any. The original issue discount rules will result in the Partnership realizing as interest income from a mortgage loan the amount that economically accrues under the loan during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under the terms of the mortgage loan. Identical concepts will be used for determining the Partnership's interest deduction on its obligations, if any.

Market Discount

         The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. In such circumstances, each monthly payment which the Partnership receives from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute (1) the return of a portion of the Partnership's investment in the investment in a mortgage loan and (2) the payment of a portion of the market discount for the investment in a mortgage loan. The amount of each monthly payment attributable to market discount will be recognized by the Partnership as ordinary income and the amount of each monthly payment representing the return of the Partnership's investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit. The effect of such an election would be that, with respect to the transferee Limited Partner only, the basis of Partnership property would either be increased or decreased by the difference between the transferee's basis for his Unit and his proportionate share of the Partnership's basis for all Partnership property.

         The General Partner has advised us that due to the accounting difficulties which would be involved, it will not cause the Partnership to make an election pursuant to Section 754 of the Code (a "754 Election"), although it is empowered to do so by the Partnership Agreement. Accordingly, the share of depreciation deductions, if any, and gain or loss upon the sale of any Partnership assets allocable to a subsequent purchaser of a Unit will be determined by the Partnership's tax basis in such assets which will not have been adjusted to reflect such purchaser's purchase price for his Unit (as would have been possible had the Partnership made a 754 Election.) This treatment might not be attractive to prospective purchasers of Units, and consequently, a Limited Partner might have difficulty in selling these Units or might be forced to sell at a price lower than the price that might have been obtained had such an election been made.

Taxation of Mortgage Loan Interest

         Mortgage loans made by the Partnership may, in certain situations, be structured to permit the Partnership to participate in the appreciation in the value of the properties to which such mortgage loans relate or in the cash flow generated by the operation of such properties by the borrowers. The General Partner anticipates that the Partnership will report for tax purposes all earnings attributable to mortgage loans as interest income. In each case the determination of whether the Partnership will be treated for tax purposes as a creditor or as a partner or other equity participant will depend on an analysis of the facts and circumstances of the specific mortgage loan. Consequently, we cannot render an opinion as to the tax consequences of any of these prospective transactions, and there is no assurance that the IRS will not successfully recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the property to which the mortgage loan relates. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt Limited Partners.

Treatment of Compensation of General Partner

         The General Partner will be paid a management fee for the management services rendered to the Partnership. The amount of the management fee will be payable monthly, subject to a maximum of 2-3/4% per annum, of the average unpaid balance of the Partnership's mortgage loans at the end of each month in the calendar year. In addition, the General Partner may act as a servicing agent with respect to Partnership loans, in which event it will be entitled to receive from the Partnership a monthly fee of up to 1/4 of 1% per annum of the unpaid balance of the Partnership's mortgage loans at the end of each month. The General Partner intends to cause the Partnership to deduct the amount of any such management fees and loan servicing fees paid each year in computing the taxable income of the Partnership for such year. The deductibility of such fees depends in large measure on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future. Due to this uncertainty, we cannot give an opinion as to the proper tax treatment of the management fee or loan servicing fee, and the IRS may attempt to recharacterize the Partnership's treatment of such fees by disallowing the deduction claimed by the Partnership therefor. If successful, such a recharacterization could cause the tax benefits generated by the payment of such fees to be deferred.

         The General Partner or one or more affiliates of the General Partner may receive investment evaluation fees (commonly known as mortgage placement fees or "points") payable by borrowers for services rendered in connection with the evaluation of potential investments of the Partnership. Since any such fees will be payable by the borrowers, such payment should not have any effect on the calculation of the Partnership's taxable income. However, the IRS could take the position that these fees are constructively paid by the Partnership, in which case interest income of the Partnership would be increased by the amount of the fees, and the fees would be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. Once again since this is ultimately an issue of fact which may depend on future events, we are not able to render an opinion regarding the issue.

         The General Partner or its affiliate will be entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership. The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

         Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any such proposal, the likely effect of any such proposals upon the income tax treatment presently associated with investment in mortgage loans or the Partnership, or the effective date, which could be retroactive, of any legislation which may derive from any such past or future proposal.

         State and Local Taxes

         The Partnership may make or acquire loans in states and localities which impose a tax on the Partnership's assets or income, or on each Limited Partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction. Limited Partners who are exempt from federal income taxation will generally also be exempt from state and local taxation. Limited Partners should consult with their own tax advisors concerning the applicability and impact of state and local laws.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries). Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals who are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         Furthermore, ERISA and the Code prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partner and its affiliates may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if they (i) have investment discretion with respect to the assets of the Qualified Plan invested in the Partnership or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans as of the close of any such plan's fiscal year. Although the General Partner will provide annually upon the written request of a Limited Partner an estimate of the value of the Units based upon, among other things, outstanding mortgage investments, it may not be possible to value the Units adequately from year to year, because there may be no market for them.

Plan Assets Generally

         If the assets of the Partnership are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership, (ii) certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the General Partner would be deemed to be a fiduciary of the Qualified Plan Limited Partners and (iii) audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) equity participation by benefit plan investors is not significant,
(2) the entity is a real estate operating company or (3) the equity interest is a "publicly-offered security."

         (i) Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's). For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded. Thus, while the General Partner and its affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure "benefit plan investors" that it will always qualify for this exemption.

         (ii) Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate. The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         (iii) Exemption for Publicly Offered Securities. Under the Final DOL Regulations, a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) either is (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transfer of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or reclassification of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) will not, alone or in combination, affect a finding that such securities are transferable. Because the Units will not be subject to any restrictions on transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be "Publicly-Offered Securities" within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.

         In rendering this opinion, we have not been asked to give nor do we express any opinion as to questions or issues arising out of the investment by Limited Partners in the Partnership other than those questions specifically discussed.

         In reviewing this opinion,  prospective investors should be aware that:
(i) this firm represents the Partnership and the General Partner and its affiliates in connection with the preparation of certain portions of the Registration Statement and expects to continue to represent the General Partner and its affiliates in other matters; (ii) as of September 30, 1998, certain members of the firm owned or controlled an aggregate of 1,050,320 Units, none of which were received in connection with the preparation of any offering of Units; and (iii) certain members of the firm, individually or as trustees of the firm's qualified pension or profit sharing plan, own interests in notes secured by deeds of trust originated and placed directly with such members, or trustees by the General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all notes described in (iii) as of September 30, 1998, is approximately $922,000.


                                Very truly yours,

                                /s/ Wendel, Rosen, Black & Dean, LLP

                                    WENDEL, ROSEN, BLACK & DEAN, LLP

WRB&D:rag

                                  EXHIBIT 23.1

                    CONSENT OF WHITEHEAD, PORTER & GORDON LLP




With regard to the Registration Statement on Form S-11 (No. 33-__________) to be filed with the Securities and Exchange Commission on or about January 27, 1999, by Owens Mortgage Investment Fund, a California Limited Partnership, we hereby consent to all references to our firm under the caption "Legal Matters" in the Prospectus which is part of said Registration Statement.


                                               WHITEHEAD, PORTER & GORDON LLP





San Francisco, California
January 27, 1999

                                  EXHIBIT 23.2

                                     CONSENT OF WENDEL, ROSEN, BLACK & DEAN, LLP



With respect to the Registration Statement on Form S-11 (No. 33-__________) to be filed with the Securities and Exchange Commission on or about January 27, 1999, by Owens Mortgage Investment Fund, a California Limited Partnership, we hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus which is part of said Registration Statement.






                                            WENDEL, ROSEN, BLACK & DEAN, LLP





Oakland, California
January 27, 1999

                                  EXHIBIT 23.3

                               CONSENT OF KPMG LLP



The Partners
Owens Mortgage Investment Fund:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.





                                                     KPMG LLP





Oakland, California
January 27, 1999

                                   EXHIBIT 24

                                POWER OF ATTORNEY


         Each person or entity whose name is signed hereto, hereby constitutes and appoints Bryan H. Draper with full power of substitution in the premises, his or its true and lawful attorney-in-fact and agent, and in his or its name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorney-in-fact and agent may deem necessary or advisable to enable Owens Mortgage Investment Fund, a California Limited Partnership, to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act pursuant to a Registration Statement on Form S-11 ( the "Registration Statement"), of 120,000,000 Units of limited partnership interests, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Owens Mortgage Investment Fund, a California Limited Partnership, and the name of the General Partner thereof, in the capacity indicated below, to the Registration Statement on Form S-11 and to any instruments or documents filed as a part of or in connection therewith, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been executed below by the following in the capacities indicated, as of the 27th day of January, 1999. This Power of Attorney may be executed in any number of counterparts.

                                                Owens Financial Group, Inc.,
                                                General Partner

                                                By:/s/ Bryan H. Draper
                                                       BRYAN H. DRAPER
                                                       Secretary and
                                                       Chief Financial Officer